UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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NORDSTROM, INC.

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1617 Sixth Avenue, Seattle, Washington 98101
April 7, 2020

Dear Shareholder,
You are invited to join us May 20, 2020, at 3:00 p.m. Pacific Daylight Time for the 2020 Annual Meeting of Shareholders via webcast. This year, in response to concerns about the potential spread of the novel coronavirus (COVID-19), we have adopted a virtual format for our Annual Meeting to provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at virtualshareholdermeeting.com/JWN2020. A replay of the entire Annual Meeting will be available on the Nordstrom Investor Relations website after the meeting. For further information on how to participate in the meeting, please see Frequently Asked Questions and Answers About the Annual Meeting, beginning on page 72 of this Proxy Statement.
We recognize the retail environment is rapidly evolving. Because of this, we have for some time been making investments in our business model, which enables us to serve customers across multiple touchpoints – through our two brands, Nordstrom and Nordstrom Rack, in stores and online – all of which increases engagement and spend.
That said, we recognize that we are facing unprecedented times. The impacts of COVID-19 are being felt across many industries. We ended 2019 with a solid financial position and healthy balance sheet, which will help us navigate through this challenging time. We are making decisions to best position Nordstrom for our employees, customers and shareholders. This includes proactive steps to strengthen our financial position for the long term. We announced that we are suspending quarterly cash dividends and share repurchases. As a company, we are targeting further reductions of more than $500 million in operating expenses, capital expenditures and working capital.
We believe the current crisis will accelerate the changes occurring in retailing. Because we can engage with customers digitally and in stores, through our Nordstrom brand and our Nordstrom Rack brand, there is tremendous synergy to this model. The decisions we are making during this current crisis are not only the right steps for the immediate term, but also are made with the view of what will serve us well throughout the year and for the longer term when the crisis ends.
We take very seriously the responsibilities we have with our people, customers and shareholders. We are confident these steps will help ensure the health of our company. We are living in incredibly difficult times where there are many unknowns. What we do know is that we have been around for 119 years. Our Company has survived wars, a depression, several recessions and natural disasters. The strength of our culture and the loyalty of our customers are what have sustained us through tough times. We can’t predict what’s next, but you have our commitment that we will do everything we can to ensure the long-term success of our Company.
As a shareholder, one of your rights is to vote, which can be done online, by telephone or by using a printed proxy card as outlined in this document. In addition to this Proxy Statement, we encourage you to read our 2019 Annual Report. There you will find a more complete picture of our performance and how we are working to increase shareholder value by improving the customer experience.
Thank you on behalf of all of us at Nordstrom for your continued support.
Sincerely,

Brad D. Smith
Chairman of the Board

Peter E. Nordstrom	Erik B. Nordstrom
President, Nordstrom Inc. and	Chief Executive Officer
Chief Brand Officer

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1617 Sixth Avenue, Seattle, Washington 98101

Notice of Annual Meeting of Shareholders
Wednesday, May 20, 2020
3:00 p.m. Pacific Daylight Time
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Nordstrom, Inc. (the “Company”) will be held virtually, via remote communication at virtualshareholdermeeting.com/JWN2020 on Wednesday, May 20, 2020 at 3:00 p.m. Pacific Daylight Time for the following purposes:

1.	To elect 11 Director nominees named in this Proxy Statement to the Board to serve until the 2021 Annual Meeting of Shareholders;

2.	To ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm to serve for the 2021 fiscal year;

3.	To conduct an advisory vote regarding the compensation of our Named Executive Officers;

4.	To approve an amendment to the Nordstrom, Inc. 2019 Equity Incentive Plan;

5.	To approve the Nordstrom, Inc. Amended and Restated Employee Stock Purchase Plan; and

6.	To transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.
You are eligible to vote before the Annual Meeting, during the live webcast of the Annual Meeting, and any adjournment or postponement thereof, if you were a shareholder of record at the close of business on March 11, 2020 (the “Record Date”). There were 156,346,167 shares of the Company’s Common Stock issued and outstanding as of March 11, 2020. For further information on how to participate in the meeting, please see Frequently Asked Questions and Answers About the Annual Meeting beginning on page 72 in the Proxy Statement accompanying this Notice.
YOUR VOTE IS VERY IMPORTANT. Whether or not you intend to participate virtually in the Annual Meeting via remote communication, you are encouraged to vote.
Seattle, Washington
April 7, 2020
By order of the Board of Directors,
Ann Munson Steines
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2020

The accompanying Proxy Statement and the 2019 Annual Report on Form 10-K are available at investor.nordstrom.com.

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PROXY SUMMARY
This summary highlights information described in more detail elsewhere in this Proxy Statement. It does not contain all of the information you should consider and you should read the entire Proxy Statement carefully before voting. Page references are provided to help you find further information.
2020 Annual Meeting of Shareholders

Date and Time:	May 20, 2020 at 3:00 p.m. Pacific Daylight Time	Virtual Meeting Access:	virtualshareholdermeeting.com/JWN2020
This Proxy Statement was first mailed to shareholders on or about April 7, 2020. It is furnished in connection with the solicitation of proxies by the Board of Directors of Nordstrom, Inc. to be voted during the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting.
Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy during the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary prior to or during the Annual Meeting or by timely executing and delivering, by internet, telephone, or mail, another proxy dated as of a later date.
Eligibility to Vote
You are eligible to vote if you were a shareholder of record at the close of business on March 11, 2020.
How to Cast Your Vote (page 73)
You can vote by any of the following methods:

	Vote in Advance of the Meeting	Vote Online During the Meeting

	Vote your shares at proxyvote.com, until 11:59 p.m. Eastern Daylight Time on May 19, 2020.	See page 72 - Frequently Asked Questions and Answers About the Annual Meeting for details on voting your shares during the meeting through:
	Have available your Notice of Internet Availability or proxy card for the 16-digit Control Number needed to vote.	virtualshareholdermeeting.com/JWN2020

Call the toll-free number listed on your proxy card until 11:59 p.m. Eastern Daylight Time on May 19, 2020.

*	Sign, date and return the enclosed proxy card or voting instruction form.
Voting Matters (page 72)

		Board Vote Recommendation	Page Reference (for more detail)
1.	Election of Directors	FOR each Director Nominee	19
2.	Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	25
3.	Advisory Vote Regarding Executive Compensation	FOR	59
4.	Approval of an Amendment to the Nordstrom, Inc. 2019 Equity Incentive Plan	FOR	61
5.	Approval of the Nordstrom, Inc. Amended and Restated Employee Stock Purchase Plan	FOR	66

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Board of Directors Nominees (page 21)

Name	Age	Director Since	Occupation	Committee Memberships**	Other Public Company Boards
Shellye L. Archambeau*	57	2015	Former Chief Executive Officer of MetricStream, Inc.	Corporate Governance and Nominating, Technology	Verizon, Inc., Okta, Roper Technologies, Inc.
Stacy Brown-Philpot*	44	2017	Chief Executive Officer of TaskRabbit, Inc.	Audit and Finance, Technology	HP, Inc.
Tanya L. Domier*	54	2015	Chief Executive Officer of Advantage Solutions	Audit and Finance, Compensation, People and Culture (Chair)	YUM! Brands, Inc.
James L. Donald*	66	2020	Former Chief Executive Officer of Albertsons Companies, Inc.	N/A***	Albertsons Companies, Inc.
Kirsten A. Green*	48	2019	Founder and Managing Partner of Forerunner Ventures	Audit and Finance, Technology
Glenda G. McNeal*	59	2019	President Enterprise Strategic Partnerships of American Express	Compensation, People and Culture, Corporate Governance and Nominating	RLJ Lodging Trust
Erik B. Nordstrom	56	2006	Chief Executive Officer	N/A
Peter E. Nordstrom	58	2006	President and Chief Brand Officer	N/A
Brad D. Smith*	56	2013	Executive Chairman and former Chief Executive Officer of Intuit, Inc.	Compensation, People and Culture, Corporate Governance and Nominating	Intuit, Inc., SurveyMonkey
Bradley D. Tilden*	59	2016	Chairman and Chief Executive Officer of Alaska Air Group, Inc.	Audit and Finance (Chair)	Alaska Air Group, Inc.
Mark J. Tritton*	56	2020	President and Chief Executive Officer of Bed Bath & Beyond	N/A***	Bed Bath & Beyond

*	Independent Director
** Mr. Gordon Smith and Mr. Turner, Directors not standing for re-election, were the Chairs of the Corporate Governance and Nominating Committee and the Technology Committee, respectively. The Board will determine new committee chairs after the Annual Meeting.
*** Mr. Donald and Mr. Tritton joined the Board on March 30, 2020. If re-elected by the shareholders at the Annual Meeting, the Board will consider their committee appointments at that time.
Governance of the Company (page 11)

•	Nine of eleven Director nominees are independent.

•	Independent Directors meet regularly in executive session.

•	The roles of Chief Executive Officer and Chairman of the Board are separate.

•	Only independent Directors are Committee members.

•	Director elections have a majority voting standard and all Directors are elected annually.

•	The Board has stock ownership guidelines for Directors and Executive Officers.

•	Board, Committee and Director performance evaluations are conducted annually.

•	The Board and its Committees are responsible for risk oversight.

•	Management succession planning is one of the Board’s highest priorities.
Business Highlights
In fiscal year 2019, net earnings were $496 million, or $3.18 per diluted share. This included $0.19 per diluted share of charges primarily related to the integration of Trunk Club as part of our market strategy in addition to debt refinancing costs. We achieved net sales of $15.1 billion compared with $15.5 billion in 2018, and saw a meaningful improvement in top-line trends in the second half of the year relative to the first half.

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Achieved $15.1 billion in sales, reflecting a 400 basis-point improvement in the second half of the year relative to the first half of the year.	Generated earnings of $496 million, reflecting softer sales, partially offset by $225 million in expense savings, merchandise margin expansion and increased inventory turns.
Our business model is a key point of difference in serving customers in multiple ways – through our two brands, Nordstrom and Nordstrom Rack, in stores and online – with meaningful synergies across Nordstrom. We are focused on leveraging our digital and physical assets to provide customers with a best-in-class experience. In 2019, we made tremendous progress executing our market strategy, accelerating our sales trends and maintaining our inventory and expense discipline, including the following:

•	Customer Satisfaction – We meaningfully improved customer satisfaction scores in many areas of our business and during our two key events – Anniversary Sale and Holiday.

•	Market Strategy – We accelerated the rollout of our market strategy to five of our top markets and significantly expanded our presence in the New York market with our NYC flagship opening.

•	Top-Line Trends – We successfully executed plans to drive our top line as evidenced by a 400 basis-point improvement in the second half of the year.

•
Operating Discipline – We realized $225 million in savings, exceeding our plans by 10%, which allowed us to reinvest in the customer experience. Sales grew faster than inventory for four consecutive quarters and we generated annual operating cash flow of more than one billion dollars for the 11th consecutive year.

As we continue into 2020, we remain focused on connecting with customers and serving them on their terms, to position us for long-term success.
Executive Compensation Highlights — Paying For Performance
In accordance with our pay-for-performance philosophy, the compensation program for our Named Executive Officers is straightforward in design and includes four primary elements: base salary, performance-based bonus, long-term incentives (“LTI”) and benefits. Within these pay elements, we emphasize variable pay over fixed pay, with at least 70% of each Named Executive Officer’s target compensation linked to our financial or market results. The program also balances the importance of these executives achieving both critical short-term objectives and strategic long-term priorities. The following graphics represent target compensation for the Chief Executive Officer and the President and Chief Brand Officer and for the other Named Executive Officers, as shown on page 28.

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Our Variable Pay Reflects Company Performance
Our pay-for-performance design includes rigorous performance goals and high performance standards. Further, with a substantial portion of pay in the form of Nordstrom stock, pay outcomes align with our shareholders’ interests. This is evidenced by our Named Executive Officers’ recent incentive compensation payouts and grant realizable values as of our 2019 fiscal year end, as shown below.

	2015		2016		2017		2018		2019
FINANCIAL RESULTS
Net Earnings	$600	M	$354	M	$437	M	$564	M	$496	M
Earnings Before Interest and Income Tax Expense	$1,101	M	$805	M	$926	M	$837	M	$784	M
Return on Assets	6.6%		4.5%		5.4%		6.8%		5.1%

INCENTIVE COMPENSATION PAYOUTS
Incentive Adjusted Earnings Before Interest and Income Tax Expense (“Incentive Adjusted EBIT”)	$1,246	M	$1,076	M	$952	M	$909	M	$808	M
Incentive Adjusted Return on Invested Capital (“Incentive Adjusted ROIC”)	11.0%		12.4%		10.0%		12.8%		11.2%
Annual bonus (payout as a % of Target on Incentive Adjusted EBIT measure*)	0%		80%		96%		89%		44%
3-year Total Shareholder Return (“TSR”) percentile ranking within comparator group	53%ile		16%ile		10%ile		24%ile		20%ile
Performance Share Unit (“PSU”) vesting (payout as a % of Target)	75%		0%		0%		0%		0%
PSU comparator group	Retail		S&P 500		S&P 500		S&P 500		S&P 500 / Internal Measures**

*
For the Chief Executive Officer and the President and Chief Brand Officer, actual bonus payouts as a percent of Target for fiscal years 2017, 2018 and 2019 were 94%, 63% and 47%, respectively. See pages 33 through 35 for more information.

** 2019 PSU grant results are based on internal measures. PSU vesting reflects the performance period ended February 1, 2020.
Incentive Adjusted EBIT and Incentive Adjusted ROIC are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should be considered in addition to, and not a substitute for, return on assets, net earnings, total assets or other financial measures prepared in accordance with GAAP. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.
PSU vesting as shown in the table above corresponds to the performance periods ending in fiscal years 2015 through 2019. Three-year TSR percentile ranking is based on our relative TSR performance over three-year rolling periods between fiscal years 2013 and 2019 versus the comparator group. Beginning with the 2014 – 2016 performance period, we changed our comparator group from our retail peer group to the Standard & Poor’s 500. For the 2019 PSU grant, we changed our performance measure from relative TSR to internal measures, structured with two performance periods. Given the change in measures from relative TSR to internal measures related to the strategy that was communicated to our shareholders in July 2018, the Committee decided to split the 2019 PSU grant into two tranches: two-thirds of which have a three-year performance period and one-third of which has a one-year performance period. The one-year performance period was intended only for the 2019 PSU grant. One-third of the PSUs were to be earned on the last day of the one-year performance cycle, February 1, 2020, if performance criteria had been met, and two-thirds of the PSUs will be earned on the last day of the three-year performance cycle, January 29, 2022, if performance criteria are met. Both tranches of the 2019 PSUs vest when the results have been certified by the Compensation, People and Culture Committee at the end of the three-year performance cycle, January 29, 2022. For the one-year performance cycle ended on February 1, 2020, the performance payout threshold was not achieved, so one-third of the grant will not pay out. The remaining two-thirds of this grant has time remaining in its three-year performance cycle. See pages 35 and 36 to learn more about long-term incentive pay.

GRANT REALIZABLE VALUES	2015	2016	2017	2018	2019
PSUs (realizable value as a % of grant value)	0%	0%	0%	N/A	0%
RSUs (realizable value as a % of grant value)	67%	99%	101%	77%	108%
Stock options (realizable value as a % of grant value)	0%	0%	5%	N/A	0%
Realizable values shown above are based on the actual value at time of vest, current unvested values using our 2019 fiscal year end stock price of $36.86 and current performance for the outstanding PSUs granted in 2019 (which were tracking at 0% payout as of the end of the fiscal year), shown as a percent of grant value. PSUs, restricted stock units (“RSUs”) and stock options are shown in the column matching the year of grant.

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The Compensation, People and Culture Committee reviews these results and other analyses with the goal of ensuring that the Named Executive Officers’ aggregate compensation aligns with shareholder interests. Based on these and other outcomes, the Committee believes that total direct compensation for our Named Executive Officers reflects our pay-for-performance philosophy and is well aligned with shareholder interests.

For more information on executive compensation, please see the Compensation Discussion and Analysis starting on page 28.

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CORPORATE GOVERNANCE
Our Corporate Governance Framework
Since its founding, our Company’s leaders and employees have always sought to maintain the highest ethical standards in every aspect of our business. Our corporate governance framework is designed to support this tradition of integrity, trust and unyielding commitment to do the right thing, which has served our customers and shareholders well over the years. Our corporate governance framework, more fully discussed on the following pages, includes the following highlights:

Board Responsibilities, Leadership Structure and Role in Risk Oversight
The Board of Directors (“Board”) oversees, counsels and directs management in promoting the long-term interests of the Company and our shareholders. The Board’s responsibilities include:

•	determining the appropriate structure for the senior leadership of the Company;

•	selecting and evaluating the performance of the Chief Executive Officer;

•	planning for succession with respect to the position of the Chief Executive Officer and monitoring management’s succession planning for other senior executives;

•	reviewing and approving our major financial objectives, our strategic and operational plans and other significant actions;

•	monitoring the conduct of our business and the assessment of our business risks to promote the proper management of the business;

•	overseeing the management of cybersecurity, including oversight of appropriate risk mitigation strategies, systems, processes and controls; and

•	overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with laws and our Code of Business Conduct and Ethics.
At this time, the Board believes different people should hold the positions of Chairman of the Board and Chief Executive Officer, as this may strengthen corporate governance and aid in the Board’s oversight of management. Currently, Brad D. Smith serves as Chairman of the Board and Erik B. Nordstrom serves as the Chief Executive Officer. The Chief Executive Officer is responsible for day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and presides over the full Board. The duties of our Chairman of the Board are more fully described in the Chairman of the Board and Presiding Director section on the following page. The Board believes this leadership structure also aids in the Board’s oversight and management of risk.

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The full Board has primary responsibility for oversight of risk management and has assigned to the Board’s standing Committees the task of focusing on the specific risks inherent in their respective areas of oversight. The full Board:

•	considers and determines the Company’s risk appetite, which is the amount of risk the organization is willing to accept;

•
oversees management’s implementation of an appropriate system to manage risks (i.e., to identify, assess, mitigate, monitor and communicate these risks) and monitors the effectiveness of this process as the business environment changes;

•	provides risk oversight through the Board’s committee structure and processes; and

•
manages directly certain risks, in particular, the risks associated with the Company’s strategic direction, which are reviewed at an annual strategy planning meeting and periodically throughout the year.

The Company has a comprehensive, structured approach to managing risks, which are identified, assessed, prioritized and managed at all levels within the Company through an enterprise risk management process which is aligned with the Company’s strategy. Within this framework, management is responsible for assessing and managing the Company’s exposure to risks.

Management regularly reports on risks to the relevant Committee or the Board. The Board and its Committees discuss the various risks confronting the Company throughout the year, particularly when reviewing operating and strategic plans and when considering specific actions for approval. The risks are classified into four major categories: Strategic, Compliance, Operational and Financial, and mapped for the appropriate management and Board (and Committee) oversight.
Through the risk oversight process, the Board: (i) obtains an understanding of the risks inherent in the Company’s strategy and management’s execution of the strategy within the agreed risk appetite; (ii) accesses useful information from internal and external sources about the critical assumptions underlying the strategy; (iii) is alert for possible dysfunctional behavior within the organization which might lead to excessive risk taking; (iv) provides input to executive management regarding critical risk issues on a timely basis; and (v) encourages open communication and appropriate escalation of reporting of risk throughout the enterprise, striving to ensure that risk management is part of the corporate culture. The Board’s leadership structure and the collective knowledge and experience of its members promotes a broad perspective, open dialogue and useful insights regarding risk, thereby increasing the effectiveness of the Board’s role in risk oversight.
Director Independence
A Director is considered independent when our Board affirmatively determines that he or she has no material relationship with the Company, other than as a Director. Our Board makes this determination in accordance with the standards set forth in our Corporate Governance Guidelines, which are consistent with the listing standards of the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) rules. In making this determination, the Board considers existing relationships between the Company and the Director, whether directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has affirmatively determined the following Director nominees are independent within the meaning of the listing standards of the NYSE, SEC rules and the Company’s Corporate Governance Guidelines, and none of these Director nominees have a material relationship with the Company other than as a Director:

Shellye L. Archambeau	James L. Donald	Brad D. Smith
Stacy Brown-Philpot	Kirsten A. Green	Bradley D. Tilden
Tanya L. Domier	Glenda G. McNeal	Mark J. Tritton
Chairman of the Board and Presiding Director
The Company has a Chairman of the Board who is also an independent Director and who serves as the Presiding Director within the meaning of the listing standards of the NYSE. Currently, Brad D. Smith serves as the Company’s Chairman of the Board.
The Chairman of the Board is appointed annually by the Board. As described in the Company’s Bylaws, Corporate Governance Guidelines and Charter of the Corporate Governance and Nominating Committee, the Chairman of the Board:

•	presides at meetings of the Board;

•	assists in establishing the agenda for each Board and Board Committee meeting;

•	serves as the Presiding Director to lead regular executive sessions of the Board in which only independent Directors participate;

•	calls special meetings of the Board and/or the shareholders;

•
provides input and support to the Chair of the Corporate Governance and Nominating Committee on nominees to fill vacant Board seats and the selection of Committee Chairs and membership on Board Committees;

•	advises the Chief Executive Officer and other members of the Executive Team on such matters as strategic direction, corporate governance and overall risk assessment; and

•	performs such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

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Director Elections
The Company’s Bylaws provide that, in an uncontested election, a Director nominee will be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. An incumbent Director nominee who fails to receive the requisite votes for election will continue to serve as a Director until the earlier of: (i) 90 days from the date on which the voting results of the election are determined; or (ii) the date on which an individual is selected by the Board to fill the position held by such Director. In any election which is a contested election (meaning that the number of director nominees exceeds the number of directors to be elected), the standard for election of directors is a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting.
Management Succession Planning
The Board and management believe that one of their primary responsibilities is to ensure the Company has the appropriate leadership capability to effectively deliver upon its business commitments. The Company’s management is actively engaged and involved in leadership development, having regular discussions of the leadership capabilities of the organization and the attraction, development and retention of critical talent to promote future success. In addition to the Company’s regular review of leadership capabilities, the Board annually conducts a detailed review of the talent strategies for the entire organization and reviews succession plans for senior leadership positions, including that of the Chief Executive Officer. The Board reviews high-potential employees, evaluates plans to develop their management and leadership capabilities and sanctions the strategies used to deploy these individuals most effectively. In addition to the annual review, succession is regularly discussed in executive sessions of the Board and in Board Committee meetings, as applicable.

Directors become familiar with potential successors for key leadership positions through various means, including the comprehensive annual talent and succession review, Board meeting presentations and less formal interactions throughout the course of the year.
Our entire Board, with the oversight of our Corporate Governance and Nominating Committee, is responsible for implementing succession procedures for the Chief Executive Officer. We believe the Board, led by our Chairman, should collaborate with the Chief Executive Officer on the critical aspects of the succession planning process, including establishing selection criteria, identifying and evaluating candidates and making management succession decisions. The Board has procedures in place to respond to an unexpected vacancy in the Chief Executive Officer position, including a detailed review of the succession plan annually by the Board. It is the Board’s practice to be prepared for a planned or unplanned change in leadership in order to ensure the stability of the Company.
Communications with Directors
Shareholders and other interested parties may communicate with Directors by contacting the Corporate Secretary’s Office at:

	Telephone:	206-373-4381

7	E-mail:	board@nordstrom.com

*	Mail:	Nordstrom, Inc. 1700 Seventh Avenue, Suite 1500 Seattle, Washington 98101-4407 Attn: Corporate Secretary
The Corporate Secretary will relay the question or message to the specific Director with whom the shareholder or interested party wishes to communicate.
If no specific Director is requested, the Corporate Secretary will relay the question or message to the Chairman of the Board. Certain items that are unrelated to the duties and responsibilities of the Board, such as business solicitations, advertisements, junk mail and other mass mailings, will not be relayed to Directors.

The Audit and Finance Committee has established procedures to respond to possible concerns about ethics and accounting-related practices. To report your concerns, you may use the Company’s confidential Whistleblower Hotline at:

Telephone:	1-888-832-8358

Internet:	ethicspoint.com
Your concerns will be investigated and communicated to the Audit and Finance Committee, as necessary.

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Board Committees and Charters
The Board has a standing Audit and Finance Committee, Compensation, People and Culture Committee, Corporate Governance and Nominating Committee, and Technology Committee. Each Committee has a Board-approved Charter which is reviewed annually by the respective Committee. Recommended changes to the charter, if any, are submitted to the Corporate Governance and Nominating Committee and the Board for approval. The Board makes Committee and Committee Chair assignments annually at its meeting immediately following the Annual Meeting, although further changes to Committee assignments may be made from time to time as deemed appropriate by the Board. The Board has determined that the Chairs and all Committee members are independent under the applicable NYSE rules. Committee Charters and current Committee membership are posted on our website at investor.nordstrom.com and may be viewed by selecting the Corporate Governance item in the Investor Relations drop-down menu. The Chairs and members of the Committees as of the date of this Proxy Statement are identified in the following table.

Director	Audit and Finance Committee	Compensation, People and Culture Committee	Corporate Governance and Nominating Committee	Technology Committee
Shellye L. Archambeau			✓	✓
Stacy Brown-Philpot	✓			✓
Tanya L. Domier	✓
James L. Donald*
Kirsten A. Green	✓			✓
Glenda G. McNeal		✓	✓
Brad D. Smith		✓	✓
Gordon A. Smith**		✓
Bradley D. Tilden
Mark J. Tritton*
B. Kevin Turner**			✓

Chair

*
Mr. Donald and Mr. Tritton were appointed to the Board of Directors on March 30, 2020, and therefore did not hold Committee positions as of the date of this Proxy Statement. If re-elected to the Board by the shareholders at the Annual Meeting the Board will consider appropriate committee assignments at that time.

** Mr. Gordon Smith and Mr. Turner are not seeking re-election and will be retiring from the Board at the end of their current term in May 2020.

Audit and Finance Committee
As more fully described in its Charter, the primary responsibility of the Audit and Finance Committee is to assist the Board in fulfilling its oversight responsibility by reviewing and discussing:

•	the integrity of the Company’s financial statements;

•	the accounting, auditing and financial reporting processes of the Company;

•	the management of business and financial risk and the internal controls environment;

•
the Company’s compliance with legal and regulatory requirements and ethics programs as established by management and the Board, in conjunction with any recommendations by the Corporate Governance and Nominating Committee with respect to corporate governance standards;

•	the reports resulting from the performance of audits by the independent auditor and the internal audit team;

•	the qualifications, independence and performance of the Company’s independent auditors; and

•	the performance of the Company’s internal audit team.

In addition, the Audit and Finance Committee provides financial oversight, including:

•
assisting the Board in fulfilling its oversight responsibilities with respect to the Company’s capital structure, financial policies, capital investments, business and financial planning and related matters;

•	reviewing and discussing the Company’s tax strategies and the implications of actual or proposed tax law changes;

•	reviewing and discussing the Company’s dividend payment and share repurchase strategies, banking relationships, borrowing facilities and cash management; and

•	monitoring the ratings assigned by rating agencies to the Company’s long-term debt.
The Audit and Finance Committee regularly reviews accounting, auditing and financial reporting processes, enterprise risk management, and compliance with laws and regulations. The Audit and Finance Committee also meets privately and separately with the independent registered public accounting firm, the Chief Financial Officer and the Vice President, Internal Audit.

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In addition to meeting the independence requirement for audit committee members, each current member of the Audit and Finance Committee also meets the financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE. The Board has determined that all Audit and Finance Committee members qualify as “audit committee financial experts” under the regulations of the SEC. Although all members of the Audit and Finance Committee meet the current regulatory requirements for accounting or related financial management expertise and the Board has determined that each of them qualifies as an “audit committee financial expert,” members of the Audit and Finance Committee are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

Compensation, People and Culture Committee
As more fully described in its Charter, the primary responsibilities of the Compensation, People and Culture Committee are:

•
approving an overall compensation philosophy for the Company’s Executive Officers in light of the Company’s goals and objectives. The Executive Officers are referenced on pages 26 and 27 and include the Named Executive Officers shown in the Compensation Discussion and Analysis on page 28 and other business unit presidents and Company executives with responsibility for major organizational functions who report to the Chief Executive Officer or other senior executives;

•	selecting performance measures aligned with the Company’s business strategy;

•	reviewing and approving the Company’s cash and equity-based compensation plans for executives;

•	recommending to the Board the form and amount of Director compensation;

•	reviewing and approving any benefit plans, retirement and deferred compensation or other perquisites offered to the Executive Officers and other eligible employees;

•	reviewing the Company’s compensation practices so that they do not encourage imprudent risk taking; and

•	periodically receiving updates and providing feedback on the Company’s programs related to key talent focuses and initiatives such as diversity, inclusion and belonging.
The Committee has the sole authority to retain such consultants and advisors as it may deem appropriate and to approve related fees and other retention terms. The Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy”), an independent compensation consulting firm, to advise the Committee on executive compensation and benefit matters. Semler Brossy provides services only as directed by the Committee. During fiscal year 2019, Semler Brossy’s services included a review of executive and director pay programs, a review of the compensation peer group, a review of pay and performance, and other pay-related matters specific to the Committee’s Charter. The Committee has assessed the independence of Semler Brossy pursuant to NYSE rules and determined that Semler Brossy is independent and that its work for the Compensation Committee does not raise any conflict of interest.

A consultant from Semler Brossy attends Committee meetings in person or by phone and supports the Committee by providing independent expertise on market practices and trends in executive compensation within the general industry and the peer group defined for such purposes. Additionally, the consultant provides advice regarding the composition of the Company’s peer group and analysis of peer group practices for base salary, performance-based bonus, long-term incentives and other compensation elements, and advice on management’s proposed levels of executive compensation. Semler Brossy also advises the Committee on compensation program design, including incentive structure, stock ownership guidelines, regulatory requirements related to executive compensation, plans submitted to shareholders for approval, governance responsibilities, and such other matters as assigned by the Committee from time to time as necessary to carry out its responsibilities under its Charter.

Corporate Governance and Nominating Committee
As more fully described in its Charter, the primary responsibilities of the Corporate Governance and Nominating Committee are:

•	reviewing and recommending individuals to the Board for nomination as members of the Board and its Committees;

•	reviewing possible conflicts of interest of Board members and the Company’s Executive Officers;

•	developing and reviewing the Company’s Corporate Governance Guidelines;

•	reviewing and considering revisions to the corporate governance standards contained in the Company’s Codes of Business Conduct and Ethics;

•	reviewing and recommending approval of the policies and practices of the Company in the area of corporate governance;

•	producing and providing to the Board an annual performance evaluation of the Board, the Directors and each Committee of the Board;

•	establishing succession procedures in the case of an emergency or the retirement of the Chief Executive Officer; and

•	reviewing the overall performance of the Chief Executive Officer on an annual basis.

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Technology Committee
As more fully described in its Charter, the primary responsibilities of the Technology Committee are:

•	assisting the Board in its oversight with respect to the Company’s technology strategy;

•	reviewing and discussing the Company’s technology acquisition and development process to assure ongoing business growth;

•	reviewing and discussing the Company’s data management and automation processes, and measurement and tracking systems;

•	reviewing and discussing the Company’s policies and safeguards for information technology and data security; and

•	making recommendations to the Board with respect to investments in technology.
Board Meetings and Attendance
The Board held five meetings during fiscal year 2019, one of which was devoted principally to Company strategy. During the past fiscal year, the Audit and Finance Committee held five meetings, the Compensation, People and Culture Committee held four meetings, the Corporate Governance and Nominating Committee held four meetings, and the Technology Committee held four meetings. Each

Director attended at least 75% of the aggregate of all meetings of the Board and the Committees on which he or she served during the year, and overall attendance at the meetings, on a combined basis, was 92%. Independent members of the Board met at each regular meeting of the Board in executive session without management present.
Director Compensation
The Company’s pay-for-performance philosophy for Director compensation reflects the Board’s belief that payment of a majority of the Director fees in the form of Nordstrom common stock (“Common Stock”) aligns the interests of Directors with the interests of the Company’s shareholders and enhances Director compensation when the Company performs well. The Board believes that the Director fees paid by the Company should be competitive with other companies having similar characteristics.
Employee Directors of the Company are not paid any fees for serving as members of the Board. Nonemployee Director compensation consists of the following elements:

Annual Compensation Elements for 2019	Amount ($)*
Director Retainer	85,000
Audit and Finance Committee Chair Retainer	30,000
Compensation, People and Culture Committee Chair Retainer	20,000
Corporate Governance and Nominating Committee Chair Retainer	15,000
Technology Committee Chair Retainer	15,000
Director Equity Grant of Common Stock having a grant date value of	140,000
Chairman of the Board Equity Grant of Common Stock having a grant date value of	200,000

*	Directors may elect to take some or all of their cash retainer fees in Common Stock.
Under the Director Stock Ownership Guidelines, Directors are currently required to own Common Stock having a value of at least $425,000 by their fifth anniversary of joining the Board. As of March 11, 2020, each nominee for election at the Annual Meeting had either satisfied this obligation or had time remaining to do so.
Changes for 2020
At the February Board meeting, after consideration of recommendations made by the Compensations, People and Culture Committee’s compensation consultant, the following pay component changes were made to Director Compensation beginning in fiscal year 2020 to better align pay with that of our peer companies, as shown on page 32:

•	increased the annual cash Director Retainer from $85,000 to $95,000;

•	increased the annual Director Equity Grant of Common Stock from a grant date fair value of $140,000 to a grant date fair value of $150,000;

•	increased the annual Compensation, People and Culture Committee Chair Retainer from $20,000 to $25,000; and

•	increased the annual Corporate Governance and Nominating Committee Chair Retainer from $15,000 to $20,000.

In addition to the changes to the Director Compensation components, the Board increased the Director Stock Ownership Guidelines to require Directors to own Common Stock having a value of at least $450,000 by their fifth anniversary of joining the Board. This was an increase from the current requirement of $425,000.
Subsequent to the meeting, based on the uncertainty surrounding the impact of the coronavirus (COVID-19) on business operations and to enhance the Company’s liquidity, the Directors agreed to rescind their action with respect to an increase in fees. In addition, the Directors agreed to reduce the amount of their cash retainers by fifty percent (50%) and defer payment of their remaining cash retainers for the six months immediately following the Annual Meeting.

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Director Summary Compensation Table
During the fiscal year ended February 1, 2020, nonemployee Directors of the Company received the following compensation for their services:

Name	Fees Earned or Paid in Cash ($)(a)(b)	Stock Awards ($)(b)(c)	All Other Compensation ($)(d)	Total ($)
Shellye L. Archambeau	85,000	139,990	5,127	230,117
Stacy Brown-Philpot	85,000	139,990	8,752	233,742
Tanya L. Domier	105,000	139,990	20,795	265,785
James L. Donald*	—	—	—	—
Kirsten A. Green	106,250	174,984	9,576	290,810
Glenda G. McNeal	106,250	174,984	—	281,234
Brad D. Smith	85,000	339,989	7,072	432,061
Gordon A. Smith	100,000	139,990	7,563	247,553
Bradley D. Tilden	115,000	139,990	6,928	261,918
Mark J. Tritton*	—	—	—	—
B. Kevin Turner	100,000	139,990	35,044	275,034

*	Mr. Donald and Mr. Tritton were appointed to the Board of Directors on March 30, 2020, and therefore did not receive any compensation during the fiscal year ended February 1, 2020.
(a) Fees Earned or Paid in Cash
The amounts reported reflect the cash fees paid to each nonemployee Director, whether or not such fees were deferred or taken as Common Stock. Ms. Domier received $20,000 in cash for service as Chair of the Compensation, People and Culture Committee. Ms. Green and Ms. McNeal each received $21,250 in cash as a prorated retainer for their mid-year appointments on February 27, 2019. Mr. Gordon Smith received $15,000 in cash for service as Chair of the Corporate Governance and Nominating Committee. Mr. Tilden received $30,000 in cash for service as Chair of the Audit and Finance Committee. Mr. Turner received $15,000 in cash for service as Chair of the Technology Committee and elected to receive his retainer and the $15,000 as Chair of the Technology Committee in Common Stock.
(b) Deferred Compensation Program
Nonemployee Directors may elect to defer all or a part of their cash retainers and stock awards under the Nordstrom Directors Deferred Compensation Plan (“Directors Plan”). Directors are required to make advance elections to defer the receipt of fees or stock awards, and all deferral elections generally are irrevocable. Directors are also required to make advance elections about the form and timing of distribution of their deferred cash fees or stock awards.
In 2019, cash deferrals could be directed among 18 deemed investment alternatives and gains and losses for cash deferrals were posted to the Director’s account daily based on their investment elections. In addition, plan participants were offered a fixed rate option of 4.5% in 2019, which was not subsidized by the Company, but rather was a rate based on guaranteed contractual returns from a third-party insurance company provider. Deferred stock awards are credited to the Director’s account as units. Each unit in the Directors Plan is equal in value to the price of one share of Common Stock. Each deferred unit is credited with dividends, in the form of additional units, to the same extent as a share of Common Stock.

During the fiscal year which ended February 1, 2020, Ms. Brown-Philpot deferred 100% of her stock award into the Directors Plan.
(c) Stock Awards
The amounts reported reflect the grant date fair value associated with each Director’s stock awards. Fractional shares are not awarded or paid in cash. Ms. Green and Ms. McNeal each received a prorated stock award having a value of $34,995 for their mid-year appointments on February 27, 2019. In recognition of the significant time and attention in performing the duties required of the position, our Chairman of the Board is annually awarded, on the date of the Company’s Annual Meeting, an additional stock award having a grant date fair value of $200,000.
(d) All Other Compensation
All Directors, their spouses and eligible children may participate in the Company’s employee merchandise discount program. The program provides discounts ranging from 20% for eligible non-management employees up to 33% for eligible management and high-performing non-management employees and Directors. A 40% discount is available at certain times of the year on specified merchandise. These discounts vary somewhat by source and type of merchandise or service. During the fiscal year ended February 1, 2020, All Other Compensation consisted only of merchandise discounts for all Directors.

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Compensation Committee Interlocks and Insider Participation
During the fiscal year ended February 1, 2020, no member of the Compensation, People and Culture Committee was an employee or officer of the Company or any of its subsidiaries, was formerly a Company officer, or had any relationship otherwise requiring disclosure.
Codes of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and persons performing similar functions. We have also adopted a Directors’ Code of Business Conduct and Ethics that applies to all of our Directors. A grant of a waiver from a provision of the codes requiring disclosure under applicable SEC rules, if any, will be disclosed on our website at investor.nordstrom.com and may be viewed by selecting the Corporate Governance item in the Investor Relations drop-down menu.
Hedging and Pledging Policies
Our policies prohibit Directors and Executive Officers (as well as other key insiders and their immediate family members) from engaging in hedging or short sale transactions with respect to the Company’s Common Stock. We also have a policy with respect to pledging of Common Stock, which subjects Directors and Executive Officers to a preclearance requirement and restrictions, including that pledged shares may not be counted toward the Company’s stock ownership guidelines. Employees who are not Executive

Officers or certain other key insiders are not covered by these policies and are generally permitted by the Company to engage in hedging and pledging transactions with respect to our Common Stock, subject to compliance with applicable law. Our Executive Officers, in the aggregate, have less than 0.5% of the Company’s outstanding shares pledged to third parties and are in compliance with our policy.
Corporate Social Responsibility
Our goal is to operate our business with the utmost integrity and serve our customers, employees and shareholders in a way that is deserving of their support and trust. Social responsibility is one way we strive to follow through with this commitment. We actively pursue solutions to reduce our environmental impact, contribute to the communities we serve, and support the rights of workers who create our products. We believe that both transparency and collaboration are key to progress in all of these areas, and we disclose our efforts in an annual Corporate Social Responsibility Report. More information can be found at nordstrom.com under Nordstrom Cares and in Corporate Responsibility section of Item 1: Business in the

Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended February 1, 2020 (“2019 Annual Report”). We also continue to work with and learn from interested parties. The Company does not use corporate funds to make contributions to support or oppose federal, state or local political parties, candidates, campaigns and/or ballot measures. Our statement on Political Activity may be accessed through our website at investor.nordstrom.com and may be viewed by selecting the Corporate Governance item in the Investor Relations drop-down menu.
Website Access to Corporate Governance Documents
The Charters for each of the standing Committees of the Board, the Company’s Corporate Governance Guidelines, the Employee Code of Business Conduct and Ethics, and the Director Code of Business Conduct and Ethics, as well as all Company filings made with the SEC, may be accessed through our website at investor.nordstrom.com, and may be viewed by selecting the Corporate Governance item in the Investor Relations drop-down menu and SEC Filings.

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PROPOSAL 1	ELECTION OF DIRECTORS
The Board recommends a vote FOR each nominee.
Eleven nominees, recommended by the Company’s Board, will be elected at the Annual Meeting, each to hold office until the 2021 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. All of the nominees listed in this Proposal 1 are currently Directors of the Company.

Director Qualifications and Experience
The Board, acting through the Corporate Governance and Nominating Committee, seeks a Board that, as a whole, possesses the experience, skills, backgrounds and qualifications appropriate to function effectively in light of the Company’s current and evolving business circumstances. The Committee reviews the size of the Board, the tenure of our Directors and their skills, backgrounds and experiences in determining the slate of nominees and whether to seek one or more new candidates. The Committee seeks directors with established records of significant accomplishments in businesses and areas relevant to our strategies. With respect to the nomination of continuing Directors for re-election, the individual’s prior contributions to the Board are also considered.
All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as senior executives of complex corporations. As a group, they also bring extensive board experience. The process undertaken by the Committee in recommending qualified director candidates is described in the Director Nominating Process below.

Director Nominating Process
The Corporate Governance and Nominating Committee is responsible for identifying and recommending to the Board the nominees to stand for election as directors at each Annual Meeting of Shareholders or, if applicable, at a special meeting of shareholders.
In nominating director candidates, the Committee considers such factors as it deems appropriate, including whether there are any evolving needs of the Board with respect to a particular field, skill or experience. These factors may include judgment, skill, experience with businesses and other organizations, the candidate’s experience and skill set relative to those of other members of the Board and the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board. In addition to these factors, the Committee may also consider a director candidate’s diversity of background during the evaluation and selection process of director candidates. In this context, diversity is broadly construed to mean varied skills, backgrounds and experiences, which include gender and ethnicity, as well as other differentiating characteristics, all in the context of the requirements and needs of the Board at that point in time. The Committee, however, does not have a formal policy regarding how diversity of background should be applied in identifying or evaluating director candidates, and, depending on the current needs of the Board, the Committee may weigh certain factors more or less heavily. The goal of the Committee is to assist the Board in attracting competent individuals with the requisite management, financial and other expertise who will act as directors in the best interests of the Company and its shareholders.
The Committee will consider the qualifications of director candidates recommended by shareholders, and evaluate each of them using the same criteria the Committee uses for incumbent candidates. Shareholders who wish to submit nominees for election as directors should follow the procedures described on page 71.
The table on the following page summarizes key qualifications, skills or attributes most relevant to the decision to nominate an individual to serve on the Board. A mark indicates an area of focus or expertise on which the Board relies. The lack of a mark, however, does not mean the Director does not possess that qualification or skill.

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	Shellye L. Archambeau	Stacy Brown-Philpot	Tanya L. Domier	James L. Donald	Kirsten A. Green	Glenda G. McNeal	Erik B. Nordstrom	Peter E. Nordstrom	Brad D. Smith	Bradley D. Tilden	Mark J. Tritton

CEO Experience	✓	✓	✓	✓			✓		✓	✓	✓
Financial Literacy			✓	✓	✓		✓		✓	✓	✓
Risk Management	✓		✓	✓			✓		✓	✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Retail Industry			✓	✓	✓	✓	✓	✓	✓		✓
Current/Former Public Board Member	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓
Online Scale/Growth		✓	✓	✓	✓		✓	✓	✓	✓	✓
Supply Chain				✓					✓		✓
Business Transformation	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓
Technology (inclusive of Digital, AI, and Cybersecurity)	✓	✓	✓		✓		✓		✓		✓
Marketing/Customer Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
No director candidates were recommended by our shareholders for election at the Annual Meeting.

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Our Director Nominees
Information related to the Director nominees is set forth below, including age, and the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director for the Company.

Shellye L. Archambeau
Director since 2015
Age 57
Former Chief Executive Officer of MetricStream, Inc., a global provider of governance, risk, compliance and quality management solutions to corporations across diverse industries, from 2002 to January 2018. Prior to joining MetricStream, Ms. Archambeau was Chief Marketing Officer and Executive Vice President of Sales for Loudcloud, Inc., a provider of internet infrastructure services, from 2001 to 2002; Chief Marketing Officer of NorthPoint Communications from 2000 to 2001; and President of Blockbuster, Inc.’s ecommerce division from 1999 to 2000. Before joining Blockbuster, Ms. Archambeau held domestic and international executive positions during a 15-year career at IBM. Ms. Archambeau has been a director of Verizon, Inc. since December 2013, a director at Roper Technologies, Inc. since April 2018, and a director at Okta since December 2018. She served as a director of Arbitron, Inc. from 2005 to 2013.
Ms. Archambeau brings to the Board, among other skills and qualifications, leadership experience in technology, ecommerce, digital media and communications. Her technology and international experience position her to advise the Board and senior management on global operations and on technology innovations to elevate the customer experience.

Stacy Brown-Philpot
Director since 2017
Age 44
Chief Executive Officer of TaskRabbit, Inc., a digital home services labor platform company, since April 2016. Previously, Ms. Brown-Philpot served as the company’s Chief Operating Officer from January 2013 to April 2016. From May 2012 to December 2012, Ms. Brown-Philpot was an Entrepreneur-in-Residence at Google Ventures, the venture capital investment arm of Alphabet, Inc. Prior to that, she spent nearly a decade, from 2003 to 2012, in various directorial positions at Google, including two years as the company’s Senior Director of Global Consumer Operations. Ms. Brown-Philpot also has a background in finance where she served as a senior analyst at Goldman Sachs and senior associate at PricewaterhouseCoopers. She has been a director of HP, Inc. since 2015.
Ms. Brown-Philpot brings to the Board innovation, operational and entrepreneurial experience, digital, branding and marketing expertise, as well as financial and accounting skills. She provides unique insights to elevate the consumer experience in a global digital economy. Her service on the board of HP, Inc. provides her with experience in corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

Tanya L. Domier
Director since 2015
Age 54
Chief Executive Officer of Advantage Solutions, a global business solutions services firm, since 2013 and has served on Advantage Solutions’ board of directors since 2008. Ms. Domier was President and Chief Operating Officer from 2010 to 2012 and President of Marketing Services Division and Integrated Marketing Services from 2000 to 2010. Before joining Advantage Solutions (formerly known as Advantage Sales & Marketing) in 1990, Ms. Domier held management positions with the J.M. Smucker Company. She has been a director of Yum! Brands, Inc. since January 2018.
Ms. Domier brings to the Board extensive experience in global sales and marketing focused on the customer, successful strategic planning expertise and senior leadership skills. Further, Ms. Domier possesses financial and accounting skills, and knowledge of and experience with executive compensation programs.

James L. Donald
Director since 2020
Age 66
Co-Chairman of the Board for Albertsons Companies, one of the largest food and drug retailers in the United States, since 2019. In 2019, Mr. Donald served as Chief Executive Officer of Albertsons, and in 2018 he served as its President and Chief Operating Officer. From 2013 through 2015, Mr. Donald served as Chief Executive Officer of Extended Stay America, Inc., the largest integrated hotel owner/operator in the United States. Previously, Mr. Donald served as Chief Executive Officer of the Haggen, Inc. grocery chain and as Chief Executive Officer of Starbucks Corporation. Mr. Donald has over 45 years of experience in leadership roles at consumer-facing businesses and brings to the Board a wealth of knowledge and expertise in navigating the type of fast-paced and dynamic environment facing the Company today.

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Kirsten A. Green
Director since 2019
Age 48
Founder and Managing Partner of Forerunner Ventures, a venture capital firm, since 2010. Prior to founding Forerunner, Ms. Green was an equity research analyst and investor at Banc of America Securities, formerly Montgomery Securities. Ms. Green began her career at Deloitte & Touche LLP where she earned her CPA license. Ms. Green has served as a member of the board of directors of numerous private companies since 2013.
Ms. Green brings to the Board extensive experience in consumer and commerce-focused businesses and provides unique insights with respect to the challenges and opportunities of today’s rapidly evolving digital commerce landscape. Ms. Green has deep domain expertise and an understanding of consumer behaviors, brand building and products.

Glenda G. McNeal
Director since 2019
Age 59
President Enterprise Strategic Partnerships of American Express, since 2017. Prior to that role, from 2011 to March 2017, Ms. McNeal served as Executive Vice President and General Manager of the Global Client Group of American Express. Ms. McNeal has held positions of increasing responsibility at American Express since 1989 when she first joined the company. Before joining American Express, Ms. McNeal worked with the accounting firm of Arthur Andersen, LLP and with the investment banking firm of Salomon Brothers, Inc. Ms. McNeal has been a director of RLJ Lodging Trust since 2011. Ms. McNeal served on the board of directors of United States Steel Corporation from 2007 to 2018.
Ms. McNeal brings to the Board extensive experience in business development, innovation and customer relationship management, as well as financial, accounting and senior leadership skills. Ms. McNeal provides unique insights on strategic planning, risk oversight and operational matters. Ms. McNeal’s service on public company boards provides her with experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, and assessing risk and overseeing management.

Erik B. Nordstrom
Director since 2006*
Age 56
Chief Executive Officer of Nordstrom, Inc. since February 2020. Mr. Nordstrom served as Co-President of Nordstrom, Inc. from May 2015 to February 2020. From May 2014 to May 2015 Mr. Nordstrom was Executive Vice President and President, Nordstrom.com. From February 2006 to May 2014, Mr. Nordstrom was Executive Vice President and President, Stores for the Company. From August 2000 to February 2006, he served as Executive Vice President, Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Northwest General Manager from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. He has held various other management and sales positions of increasing responsibility since joining the Company in 1979.
Mr. Nordstrom’s positions of increasing responsibility with the Company over more than 35 years, including executive and operational roles, give him a customer-centric perspective in retailing and supporting the business of the Company.

Peter E. Nordstrom
Director since 2006*
Age 58
President and Chief Brand Officer of Nordstrom, Inc. since February 2020. Mr. Nordstrom served as Co-President of Nordstrom, Inc. from May 2015 to February 2020. From February 2006 to May 2015, Mr. Nordstrom was Executive Vice President and President, Merchandising for the Company. From September 2000 to February 2006, he served as Executive Vice President and President, Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Director of Full-Line Store Merchandise Strategy from February 2000 to September 2000, and as Co-President of the Company from 1995 to February 2000. He has held various other management and sales positions of increasing responsibility since joining the Company in 1978.
Mr. Nordstrom’s positions of increasing responsibility with the Company over more than 35 years, including executive and operational roles, give him a customer-centric perspective in retailing and supporting the business of the Company.

*	Erik Nordstrom and Peter Nordstrom are brothers, great-grandsons of the Company’s founder and the second cousins of James F. Nordstrom, Jr., President, Stores for the Company.

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Brad D. Smith
Director since 2013
Age 56
Executive Chairman and former Chief Executive Officer of Intuit, Inc., a global provider of business and financial management solutions, since 2016 and President and Chief Executive Officer from 2008 to 2019. Mr. Smith has served on Intuit’s board of directors since 2008. Mr. Smith joined Intuit in 2003 and served as Senior Vice President and General Manager, Small Business division from 2006 to 2007, Senior Vice President and General Manager, QuickBooks from 2005 to 2006, Senior Vice President and General Manager, Consumer Tax Group from 2004 to 2005 and as Vice President and General Manager of Intuit’s Accountant Central and Developer Network from 2003 to 2004. Before joining Intuit, Mr. Smith was Senior Vice President of Marketing and Business Development of ADP, where he held several executive positions from 1996 to 2003. Mr. Smith has served on the board of directors of SurveyMonkey since 2017, and served on the board of directors of Yahoo! Inc. from 2010 until 2013.
Mr. Smith brings to the Board digital expertise, brand marketing, innovation and entrepreneurial experience, as well as financial and accounting skills, from his position at Intuit. He provides unique insights related to technology innovation and marketing of products and services to broad audiences throughout the world. Mr. Smith’s service on the boards of Yahoo!, SurveyMonkey, and Intuit provides him with experience in corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

Bradley D. Tilden
Director since 2016
Age 59
Chairman and Chief Executive Officer of Alaska Air Group, Inc., an airline holding company, since January 2014. In May 2012, Mr. Tilden was named President and Chief Executive Officer of Alaska Air Group. He served as Executive Vice President of Finance and Planning from 2002 to 2008 and as Chief Financial Officer from 2000 to 2008 for Alaska Air Group, and prior to 2000, was Vice President of Finance at Alaska Air Group. Before joining Alaska Airlines, Mr. Tilden worked for the accounting firm Price Waterhouse. He serves on the board of Alaska Air Group.
Mr. Tilden brings to the Board executive, operational, strategic planning and financial experience, as well as insights with respect to customer rewards programs in the consumer services industry. Mr. Tilden’s service on a public company board provides him with experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

Mark J. Tritton
Director since 2020
Age 56
President and Chief Executive Officer of Bed Bath & Beyond, an omnichannel retailer selling a wide assortment of domestic merchandise and home furnishings online and through several brand retail storefronts, since 2019. Previously, from 2016 through 2019, Mr. Tritton served as Executive Vice President and Chief Merchandising Officer of Target Corporation and, from 2009 through 2016, as Executive Vice President and Division President of the Nordstrom Product Group. Mr. Tritton has over 30 years of experience in retail and apparel businesses, providing him deep insights into consumer behavior, brand building and operational matters which are key to the Company’s business.

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AUDIT AND FINANCE COMMITTEE REPORT
The following Report of the Company’s Audit and Finance Committee of the Board (the “Audit and Finance Committee”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference.
The Audit and Finance Committee operates under a written Charter adopted by the Board. The Charter contains a detailed description of the scope of the Audit and Finance Committee’s responsibilities and how they will be carried out. The Audit and Finance Committee’s Charter is available on our website at investor.nordstrom.com, and may be viewed by selecting the Corporate Governance item in the Investor Relations drop-down menu.
The Board determined that each member of the Audit and Finance Committee is independent from the Company as such term is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE’s listing standards at all times during the fiscal year and that each member was an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Exchange Act of 1934.
The Audit and Finance Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. As part of its responsibilities for oversight of the Company’s Enterprise Risk Management process, the Audit and Finance Committee reviews and discusses Company policies and processes with respect to risk assessment and risk management, including discussions of individual risk areas. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte, the Company’s independent registered public accounting firm, reports to the Company’s Audit and Finance Committee, and is responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America.
Deloitte and the Company’s internal auditors have full access to the Audit and Finance Committee. The auditors meet with the Audit and Finance Committee at each of the Audit and Finance Committee’s regularly scheduled meetings, with and without management being present, to discuss appropriate matters. The Audit and Finance Committee has the sole authority to engage, evaluate and terminate the Company’s independent auditors. The Audit and Finance Committee also pre-approves all auditing services, internal control-related services and permitted nonaudit services to be performed by the Company’s independent auditors, and periodically reviews whether to request proposals for the engagement of the independent audit firm.

The Audit and Finance Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended February 1, 2020 be included in the Company’s 2019 Annual Report for such fiscal year, based on the following actions by the Committee:

•	review of the Company’s audited consolidated financial statements with management;

•	review of the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company;

•	review of the Company’s Disclosure Committee practices and the certifications prepared each quarter in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

•	review with management regarding the critical accounting estimates on which the financial statements are based, as well as its evaluation of alternative accounting treatments;

•	receipt of management representations that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America;

•
review with management, the internal auditors and Deloitte regarding management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte’s evaluation of the Company’s internal control over financial reporting;

•	review with legal counsel and management regarding contingent liabilities;

•
receipt of the written disclosures and letter from Deloitte required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit and Finance Committees Concerning Independence; and

•
review with Deloitte regarding their independence, the audited consolidated financial statements, the matters required to be discussed by Auditing Standard No. 16 Communications with Audit and Finance Committees, as amended, and other matters, including Rule 2-07 of SEC Regulation S-X.

Audit and Finance Committee
Bradley D. Tilden, Chair
Stacy Brown-Philpot
Tanya L. Domier
Kirsten A. Green

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PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board recommends a vote FOR this proposal.
The Audit and Finance Committee, consistent with NYSE and SEC rules, has appointed Deloitte to be the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021. Deloitte and its predecessors have served as the Company’s independent registered public accounting firm for over 45 years, including the fiscal year ended February 1, 2020.

As a matter of good corporate practice to provide shareholders an avenue to express their views on this matter, the Board has determined to seek shareholder ratification of Deloitte’s appointment at this time. If the shareholders do not ratify the appointment of Deloitte, the Board will reconsider the appointment. A representative of Deloitte will be present at the Annual Meeting to respond to questions and to make a statement if he or she so desires.

Audit Fees
The following table summarizes fees billed or expected to be billed to the Company by Deloitte in connection with services for the fiscal years ended February 1, 2020 and February 2, 2019:

	Fiscal Year Ended February 1, 2020		Fiscal Year Ended February 2, 2019
Type of Fee	($)	(%)	($)	(%)
Audit Fees(a)	3,281,000	87	3,657,000	83
Audit-Related Fees(b)	426,000	11	581,000	13
Other Fees(c)	68,000	2	152,000	4
TOTAL	3,775,000	100	4,390,000	100
(a) Audit Fees
Audit Fees primarily relate to fees for services for: (i) auditing the consolidated financial statements of the Company; (ii) reviewing the interim financial information of the Company included in its Form 10-Qs; and (iii) auditing the Company’s internal control over financial reporting. Substantially all of Deloitte’s work on these audits was performed by full-time, regular employees and partners of Deloitte and its affiliates.
(b) Audit-Related Fees
Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting, services related to the issuance of the Company’s securities and accounting research tool subscription fees. This amount does not reflect additional amounts of $312,000 for fiscal year ended February 1, 2020 and $274,000 for fiscal year ended February 2, 2019 which were reimbursed to the Company by its banking partner in connection with the System and Organization Controls report of the Company’s credit division.
(c) Other Fees
Other Fees for the fiscal year ended February 1, 2020 related primarily to human resources benchmarking services and for the fiscal year ended February 2, 2019 related primarily to advice and recommendations on supply chain strategy.

Pre-Approval Policy
Consistent with SEC policies regarding auditor independence, the services performed by Deloitte for the fiscal years ended February 1, 2020 and February 2, 2019 were pre-approved in accordance with the policies and procedures adopted by the Audit and Finance Committee. The pre-approval policy is periodically reviewed and updated. It describes the permitted audit, audit-related, tax and other services that Deloitte may perform.

Normally, pre-approval is provided at regularly scheduled Audit and Finance Committee meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been assigned to the Chair of the Audit and Finance Committee. The Chair is responsible for updating the Audit and Finance Committee at the next regularly scheduled meeting of any services that were pre-approved between meetings.

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The Audit and Finance Committee approves proposed services, which incorporates appropriate oversight and control of the Deloitte relationship, while permitting the Company to receive immediate assistance from Deloitte when time is of the essence.
The Committee also reviews on a regular basis:

•	a listing of approved services since its last review;

•	a report summarizing the year-to-date services provided by Deloitte, including fees paid for those services; and

•	a projection for the current fiscal year of estimated fees.

The policy prohibits the Company from engaging the independent registered public accountants for services billed on a contingent fee basis and from hiring current or former employees of the independent auditor who have not satisfied the statutory cooling-off period for certain positions.
EXECUTIVE OFFICERS
The Executive Officers of the Company are appointed annually by the Board following each year’s annual meeting and serve at the discretion of the Board. In addition to Erik Nordstrom and Peter Nordstrom, whose biographical information is provided under Election of Directors on page 22, the following are the other Executive Officers of the Company on the date of filing of this Proxy Statement.

Teri J. Bariquit
Employee since 1986
Age 54

Chief Merchandising Officer, since August 2019. From 2004 to 2019, Ms. Bariquit served as Vice President and then Executive Vice President, Nordstrom Merchandising Group, where she was responsible for Inventory, Planning, Solutions and Business Integration. In her prior role, she led inventory planning, merchandising strategy, brand programs and business transformation initiatives for both Full-Price and Off-Price. Prior to 2004, she held various management roles in Merchandising, including Business Integration Director, Business Information & Technology Director and Inventory Audit Manager.

Anne L. Bramman
Employee since 2017
Age 52

Chief Financial Officer, since June 2017, when she joined the Company. From March 2015 to March 2017, Ms. Bramman served as Senior Vice President and Chief Financial Officer of Avery Dennison Corporation. She previously served as Chief Financial Officer of Carnival Cruise Line from December 2010 to March 2015. She was employed by L Brands in various finance leadership positions from July 2004 to December 2010, including Senior Vice President, Chief Financial Officer of Henri Bendel from 2008 to 2010.

Christine F. Deputy
Employee since 2015
Age 54

Chief Human Resources Officer, since June 2015, when she joined the Company. Ms. Deputy previously served as Group Human Resources Director at Aviva plc from March 2013 to June 2015. From February 2012 to March 2013, she was Human Resources Director — Global Retail Banking for Barclays Bank. From July 2009 to February 2012, she was Chief Human Resource Officer at Dunkin’ Brands. She was employed at Starbucks Corporation from March 1998 to June 2009, serving as Vice President, Human Resources Asia Pacific from November 2007 to June 2009, Vice President, Global Staffing from September 2005 to January 2008, as well as other executive positions from 1998 to 2005.

Michael W. Maher
Employee since 2009
Age 46

Senior Vice President, Chief Accounting Officer, since January 2020. Mr. Maher previously served as Senior Vice President, Finance since May 2017. From October 2011 to April 2017, he held various leadership finance roles for the Company’s Full-Line stores and Full-Price business. He previously served as the Company’s Controller from November 2009, when he joined the Company, until September 2011. Prior to joining Nordstrom, Mr. Maher served as the Vice President, Retail Division Controller for Longs Drug Stores Corporation, the Assistant Corporate Controller at 24 Hour Fitness, and as a Manager of Assurance and Advisory Services and a Certified Public Accountant with Deloitte & Touche LLP.

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Scott A. Meden
Employee since 1985
Age 57
Chief Marketing Officer, since August 2016. From February 2010 to August 2016, Mr. Meden served as Executive Vice President and General Merchandise Manager, Shoe Division. He previously served as Executive Vice President and President, Nordstrom Rack from February 2006 to February 2010, as Divisional Merchandise Manager from September 2002 to January 2006, as Director of Business Planning and Analysis from 2001 to September 2002, and as Financial Manager, Shoes from 1999 to 2001.

Edmond Mesrobian
Employee since 2018
Age 59
Chief Technology Officer, since August 2018, when he joined the Company. Previously he was Chief Technology Officer for multi-national grocery retailer Tesco PLC from 2015 to July 2018. From 2011 to 2014, he served as Chief Technology Officer for global travel company Expedia Group, Inc., which includes online travel brands Expedia.com, Hotels.com and Hotwire.com. Prior to joining Expedia, he held the role of Chief Technology Officer at RealNetworks, Inc. from 2003 to 2010, where he led development across multiple digital media services and software.

James F. Nordstrom, Jr.
Employee since 1986
Age 47
President, Stores, since May 2014. From 2005 to 2014, Mr. Nordstrom served as Executive Vice President and President, Nordstrom.com. He previously served as Corporate Merchandise Manager, Children’s Shoes, from May 2002 to February 2005, and as a project manager for the design and implementation of the Company’s inventory management system from 1999 to May 2002. Mr. Nordstrom is a great-grandson of the Company’s founder.

Ann Munson Steines
Employee since 2019
Age 54
General Counsel and Corporate Secretary, since July 2019, when she joined the Company. Previously, she was Senior Vice President, Deputy General Counsel for Macy’s, Inc. for approximately ten years. Ms. Steines joined Macy’s, Inc. in 1998 as Assistant Counsel, Employment Law, and rose through positions of increasing responsibility until her appointment as Deputy General Counsel and Assistant Secretary. Prior to Macy’s, Ms. Steines was a Senior Attorney with the Overnite Transportation Company, a subsidiary of Union Pacific Corporation. Ms. Steines began her legal career with Dinsmore & Shohl in Cincinnati, Ohio in 1990 and then practiced law with the law firm of Michael Best & Friedrich in Milwaukee, Wisconsin.

Geevy S.K. Thomas
Employee since 1983
Age 55
President, Nordstrom Rack, since January 2018. Mr. Thomas previously served as Chief Innovation Officer from January 2017 to January 2018. From 2010 to 2017, he served as Executive Vice President and President, Nordstrom Rack. He previously served as Executive Vice President and South Regional Manager from November 2001 to February 2010, as Executive Vice President and General Merchandise Manager, Full-Line Stores from February 2001 to November 2001, and as Executive Vice President, Full-Line Stores and Director of Merchandising Strategy from February 2000 to February 2001. Prior to February 2000, he held various merchandise strategy, store and regional management positions with the Company.

Kenneth J. Worzel
Employee since 2010
Age 55
Chief Operating Officer, since September 2019. From 2018 to August 2019, Mr. Worzel served as Chief Digital Officer, from 2016 to 2019 as President of Nordstrom.com, and from 2010 to 2016, he served as Executive Vice President, Strategy and Development. Prior to joining the Company, he was a partner with McKinsey & Company, a global management consulting firm, from 2009 to 2010. While at McKinsey, he provided the Company and other clients with management strategy and organizational services. Prior to joining McKinsey, he was a managing partner at Marakon Associates, an international strategy consulting firm, from 1992 to 2008. As a partner at Marakon Associates, he provided consulting services to the Company from 1997 to 2008.

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COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
This section describes our executive compensation program and the compensation decisions made for our fiscal year 2019 Named Executive Officers.

Erik B. Nordstrom	Chief Executive Officer
Anne L. Bramman	Chief Financial Officer
Peter E. Nordstrom	President and Chief Brand Officer
Kenneth J. Worzel	Chief Operating Officer
Edmond Mesrobian	Chief Technology Officer

2019 Snapshot
Accelerated Sales Trends Through 2019 While Maintaining Operating Discipline
In fiscal year 2019, net earnings were $496 million, or $3.18 per diluted share. This included $0.19 per diluted share of charges primarily related to the integration of Trunk Club as part of our market strategy in addition to debt refinancing costs. We achieved net sales of $15.1 billion compared with $15.5 billion in 2018, and saw a meaningful improvement in top-line trends in the second half of the year relative to the first half.

Achieved $15.1 billion in sales, reflecting a 400 basis-point improvement in the second half of the year relative to the first half of the year.	Generated earnings of $496 million, reflecting softer sales, partially offset by $225 million in expense savings, merchandise margin expansion and increased inventory turns.
Our business model is a key point of difference in serving customers in multiple ways – through our two brands, Nordstrom and Nordstrom Rack, in stores and online – with meaningful synergies across Nordstrom. We are focused on leveraging our digital and physical assets to provide customers with a best-in-class experience. In 2019, we made tremendous progress executing our market strategy, accelerating our sales trends and maintaining our inventory and expense discipline, including the following:

•	Customer Satisfaction – We meaningfully improved customer satisfaction scores in many areas of our business and during our two key events – Anniversary Sale and Holiday.

•	Market Strategy – We accelerated the rollout of our market strategy to five of our top markets and significantly expanded our presence in the New York market with our NYC flagship opening.

•	Top-Line Trends – We successfully executed plans to drive our top line as evidenced by a 400 basis-point improvement in the second half of the year.

•
Operating Discipline – We realized $225 million in savings, exceeding our plans by 10%, which allowed us to reinvest in the customer experience. Sales grew faster than inventory for four consecutive quarters and we generated annual operating cash flow of more than one billion dollars for the 11th consecutive year.

As we continue into 2020, we remain focused on connecting with customers and serving them on their terms, to position us for long-term success.

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Shareholders Support our Compensation Program
Our shareholders approved our Board’s recommendation to hold executive compensation advisory votes on an annual basis so that they may frequently and openly express their views about the compensation of our Named Executive Officers. Each year since 2011, more than 90% of the votes cast have been supportive of our compensation programs. Based on the majority of shareholders voting in favor of our executive compensation program last year, we continued to implement similar compensation policies and programs in fiscal year 2019, with the exception of a return to a mix of performance and time-based vesting of equity incentive awards for fiscal year 2019, as discussed on page 36, and continued to apply the following pay and benefits philosophy.
Our Pay and Benefits Philosophy:

•	We believe that if our customers win, our employees and shareholders win – our interests are aligned.

•	We pay for performance by investing in talent that delivers results and demonstrates the behaviors that drive our success, while not encouraging excessive risk taking.

•	We deliver competitive pay and benefits for all jobs and differentiate pay for critical jobs that directly impact our ability to deliver on our strategy.

•	We use objective market data to design flexible pay and benefits programs to help attract, retain, motivate and reward our employees and meet the needs of specific talent groups.

•	We provide equal pay and promotion opportunities for all employees and give them the information they need to clearly understand their pay and effectively manage their careers.
We Emphasize Variable Pay and Balance Short- and Long-Term Incentives as Well as Incentive Values
In accordance with our pay-for-performance philosophy, the compensation program for our Named Executive Officers is straightforward in design and includes four primary elements: base salary, performance-based bonus, long-term incentives (“LTI”) and benefits. Within these pay elements, we emphasize variable pay over fixed pay, with at least 70% of each Named Executive Officer’s target compensation linked to our financial or market results. The program also balances the importance of these executives achieving both critical short-term objectives and strategic long-term priorities. The following graphics represent target compensation for the Chief Executive Officer and the President and Chief Brand Officer and for the other Named Executive Officers.
Our Variable Pay Reflects Company Performance
Our pay-for-performance design includes rigorous performance goals and high performance standards. Further, with a substantial portion of pay in the form of Nordstrom stock, pay outcomes align with our shareholders’ interests. This is evidenced by our Named Executive Officers’ recent incentive compensation payouts and grant realizable values as of our 2019 fiscal year end, as shown in the table on the following page.

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	2015		2016		2017		2018		2019
FINANCIAL RESULTS
Net Earnings	$600	M	$354	M	$437	M	$564	M	$496	M
Earnings Before Interest and Income Tax Expense	$1,101	M	$805	M	$926	M	$837	M	$784	M
Return on Assets	6.6%		4.5%		5.4%		6.8%		5.1%

INCENTIVE COMPENSATION PAYOUTS
Incentive Adjusted Earnings Before Interest and Income Tax Expense (“Incentive Adjusted EBIT”)	$1,246	M	$1,076	M	$952	M	$909	M	$808	M
Incentive Adjusted Return on Invested Capital (“Incentive Adjusted ROIC”)	11.0%		12.4%		10.0%		12.8%		11.2%
Annual bonus (payout as a % of Target on Incentive Adjusted EBIT measure*)	0%		80%		96%		89%		44%
3-year Total Shareholder Return (“TSR”) percentile ranking within comparator group	53%ile		16%ile		10%ile		24%ile		20%ile
Performance Share Unit (“PSU”) vesting (payout as a % of Target)	75%		0%		0%		0%		0%
PSU comparator group	Retail		S&P 500		S&P 500		S&P 500		S&P 500 / Internal Measures**

*
For the Chief Executive Officer and the President and Chief Brand Officer, actual bonus payouts as a percent of Target for fiscal years 2017, 2018 and 2019 were 94%, 63% and 47%, respectively. See pages 33 through 35 for more information.

** 2019 PSU grant results are based on internal measures. PSU vesting reflects the performance period ended February 1, 2020.
Incentive Adjusted EBIT and Incentive Adjusted ROIC are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should be considered in addition to, and not a substitute for, return on assets, net earnings, total assets or other financial measures prepared in accordance with GAAP. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.
PSU vesting as shown in the table above corresponds to the performance periods ending in fiscal years 2015 through 2019. Three-year TSR percentile ranking is based on our relative TSR performance over three-year rolling periods between fiscal years 2013 and 2019 versus the comparator group. Beginning with the 2014 – 2016 performance period, we changed our comparator group from our retail peer group to the Standard & Poor’s 500. For the 2019 PSU grant, we changed our performance measure from relative TSR to internal measures, structured with two performance periods. Given the change in measures from relative TSR to internal measures related to the strategy that was communicated to our shareholders in July 2018, the Committee decided to split the 2019 PSU grant into two tranches: two-thirds of which has a three-year performance period and one-third of which has a one-year performance period. The one-year performance period was intended only for the 2019 PSU grant. One-third of the PSUs were to be earned on the last day of the one-year performance cycle, February 1, 2020, if performance criteria had been met, and two-thirds of the PSUs will be earned on the last day of the three-year performance cycle, January 29, 2022, if performance criteria are met. Both tranches of the 2019 PSUs vest when the results have been certified by the Compensation, People and Culture Committee at the end of the three-year performance cycle, January 29, 2022. For the one-year performance cycle ended on February 1, 2020, the performance payout threshold was not achieved, so one-third of the grant will not pay out. The remaining two-thirds of this grant has time remaining in its three-year performance cycle. See pages 35 and 36 to learn more about long-term incentive pay.

GRANT REALIZABLE VALUES	2015	2016	2017	2018	2019
PSUs (realizable value as a % of grant value)	0%	0%	0%	N/A	0%
RSUs (realizable value as a % of grant value)	67%	99%	101%	77%	108%
Stock options (realizable value as a % of grant value)	0%	0%	5%	N/A	0%
Realizable values shown above are based on the actual value at time of vest, current unvested values using our 2019 fiscal year end stock price of $36.86 and current performance for the outstanding PSUs granted in 2019 (which were tracking at 0% payout as of the end of the fiscal year), shown as a percent of grant value. PSUs, restricted stock units (“RSUs”) and stock options are shown in the column matching the year of grant.

The Compensation, People and Culture Committee reviews these results and other analyses with the goal of ensuring that the Named Executive Officers’ aggregate compensation aligns with shareholder interests. Based on these and other outcomes, the Committee believes that total direct compensation for our Named Executive Officers reflects our pay-for-performance philosophy and is well aligned with shareholder interests.

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Effective Corporate Governance Reinforces Our Compensation Program
Our compensation philosophy for our executive team, including our Named Executive Officers, is reflected in governance practices that support the needs of our business, drive performance and align with our shareholders’ long-term interests. Below is a summary of what we do and don’t do in that regard.

WHAT WE DO		WHAT WE DON’T DO
☑
Pay for performance: Our compensation program for Named Executive Officers emphasizes variable pay over fixed pay, with at least 70% of each Named Executive Officer’s target compensation linked to our financial or market results.
		Ø	Provide employment agreements.
☑	Retain meaningful stock ownership guidelines: Our expectations for ownership align executives’ interests with those of our shareholders, and all Named Executive Officers have exceeded their targets.	Ø	Offer separation benefits to Named Executive Officers who are Nordstrom family members.
☑
Mitigate undue risk: We have caps on potential performance-based bonus payments, a clawback policy on performance-based compensation and active and engaged oversight and risk management systems, including those related to compensation-related risk.
		Ø	Offer special perquisites to our Named Executive Officers.
		Ø	Maintain separate change in control agreements.
☑	Engage an independent compensation consulting firm: The Committee’s consultant does not provide any other services to the Company.	Ø	Gross up taxes, except in the case of selected relocation expenses.
☑	Apply conservative post-employment and change in control provisions.	Ø	Reprice underwater stock options.
☑
Limit accelerated vesting: Our equity plan provides for accelerated vesting of equity awards after a change in control only if an executive is involuntarily terminated by the Company or resigns for good reason, a provision referred to as a “double trigger.”
		Ø	Issue grants below 100% fair market value.
		Ø	Pay dividends on any unearned or unvested equity awards.
☑	Restrict pledging activity: All Executive Officers are subject to pre-clearance requirements and restrictions.	Ø	Permit hedging or short-sale transactions.
☑	Receive strong shareholder support: Each year since 2011, more than 90% of the votes cast on the matter have been in favor of our compensation programs.	Ø	Count pledged shares toward stock ownership targets.

Context for Understanding Our Compensation Program and Decisions
This section provides background on the roles involved in determining compensation for our Named Executive Officers, our use of market data and the companies selected for our peer group.
Our Roles in Determining Compensation Are Well Defined
Compensation, People and Culture Committee
Our Compensation, People and Culture Committee (“Committee”) oversees the development and delivery of our pay and benefits philosophy and compensation plans for the Named Executive Officers and other executives as described in the Committee Charter on our website at investor.nordstrom.com.
As part of that oversight, the Committee ensures the Named Executive Officers’ aggregate compensation aligns with shareholder interests by reviewing analyses that include:

•	Cash alignment to evaluate the short-term incentive payouts relative to our financial performance.

•
Relative pay and performance to compare the percentile rankings of our total direct compensation (base salary + performance-based bonus + long-term incentives) with financial performance metrics of our peer group.

Committee Consultant
The Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy”). A consultant from the firm attends the Committee meetings in person or by phone, and in support of the Committee’s role, provides independent expertise on market practices, compensation program design and related subjects as described on page 15. Semler Brossy provides services only as directed by the Committee. During fiscal year 2019, Semler Brossy’s services included a review of executive and director pay programs, a review of the compensation peer group, a review of pay and performance, and other pay-related matters specific to the Committee’s Charter.

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Management
Our Chief Executive Officer and the President and Chief Brand Officer provide input to the Committee on the level and design of compensation elements for the Named Executive Officers and other Executive Officers, excluding themselves. Our Chief Human Resources Officer joins them in Committee meetings to provide perspective and expertise relevant to the agenda. Management supports the Committee’s activity by providing analyses and recommendations developed internally or occasionally with the assistance of external consulting firms other than the Committee’s independent consultant.
Market Data Provides a Reference Point for Compensation
The Committee believes that knowledge of market practices, particularly those of our peers listed below, is helpful in assessing the design and targeted level of our executive compensation package. In reviewing peer group information, the Committee uses survey data provided by external consultants, monitors general market movement for executive pay and references proxy statements for specific roles.
When the Committee reviews market data, they consider the 50th percentile (median) of our peer group as a reference point, rather than a policy, for positioning target total direct compensation. Target opportunities for individual pay elements vary by executive role based on scope of responsibilities and expected contributions.

Target total direct compensation for 2019 for Erik Nordstrom and Peter Nordstrom was below our peer group median, as it has been in previous years. Based on the Committee’s review of relevant market data and internal pay equity, the Committee believes the target total direct compensation for Anne Bramman, Kenneth Worzel, and Edmond Mesrobian was within a competitive range of the peer group median. Actual pay for the Named Executive Officers can exceed our established targets or peer group actual pay through the variable compensation elements when pre-determined performance milestones are achieved. Actual or realizable pay for the past few years has been below target, as shown on page 30.
Peer Group Companies Represent Our Business
Each year, the Committee reviews the appropriateness of our peer group for comparison on pay and related practices. Collectively, the peer group companies represent our primary business areas, including our Full-Price, Off-Price, in-store, and online business and private label products. The peer group companies generally meet the following selection criteria:

•	fall within the Consumer Discretionary and Staples sectors;

•	fall within a reasonable range of our size, defined as one-fourth to four times our revenue and one-fifth to five times our market capitalization;

•	share similar talent, operational and/or business characteristics, including a retail-focused business model;

•	similar or related product focus and place a high value on customer experience;

•	are part of our industry group as defined by institutional shareholders and shareholder service organizations; and

•	are a public company subject to similar market pressures.
 Our peer group used for evaluating compensation for fiscal year 2019 was comprised of the following retail companies:

Bed Bath & Beyond, Inc.	J. C. Penney Company, Inc.	Tapestry, Inc.
Capri Holdings Limited	Kohl’s Corporation	Tiffany & Co.
Dillard’s, Inc.	L Brands, Inc.	The TJX Companies, Inc.
Estée Lauder Companies, Inc.	Macy’s, Inc.	Urban Outfitters, Inc.
Foot Locker, Inc.	Neiman Marcus Group LTD LLC	VF Corporation
Gap, Inc.	Ralph Lauren Corporation	Williams-Sonoma, Inc.
Hudson’s Bay Company	Ross Stores, Inc.
During 2019, as part of its annual review of peer companies to be used for compensation comparison purposes, the Committee determined that no changes to the peer group would be made for fiscal year 2020.
Each Element of Compensation Has its Own Purpose
Our compensation program for Named Executive Officers is made up of four primary elements outlined on the following page. Each element has its own purpose based on our fundamental premise of pay for performance and our pay and benefits philosophy, described on page 29. Additional information is provided on the following page in the “About Our Compensation Elements: What We Paid in 2019 and Why” section.

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Compensation Element	Purpose
Base Salary (See below)	Reflect scope of the role and individual performance through base-line cash compensation.
Performance-Based Annual Cash Bonus (Pages 33 through 35)	Motivate and reward contributions to annual operating performance and long-term business strategy with cash that varies based on results.
Long-Term Incentives (Pages 35 through 37)
Promote alignment of executive decisions with Company goals and shareholder interests through stock options, performance share units and restricted stock units where value varies with Company stock performance.

Benefits (Page 37)	Provide meaningful and competitive broad-based, leadership and retirement benefits that support healthy lifestyles and contribute to financial security.
Pay Changes for 2019
On an annual basis, the Committee reviews base salary, performance-based bonus target opportunity and long-term incentive target grant value for each of the Named Executive Officers in consideration of the upcoming fiscal year. Committee decisions for fiscal year 2019 are summarized below and shown as a year over year comparison. The Committee believes these elements and the overall compensation program are meeting the expectations for our pay-for-performance and pay and benefits philosophies.

	Base Salary ($)		Performance-Based Annual Cash Bonus (Target Opportunity as a % of Base Salary)		Long-Term Incentives Annual Grant (Target Grant Value as a % of Base Salary)*
Name	FYE 2018	FYE 2019	FYE 2018	FYE 2019	FYE 2018	FYE 2019
Erik B. Nordstrom	758,500	same	200	same	350	same
Anne L. Bramman	775,000	800,000	90	100	175	200
Peter E. Nordstrom	758,500	same	200	same	350	same
Kenneth J. Worzel	800,000	875,000	125	same	250	same
Edmond Mesrobian	725,000	775,000	80	same	150	same
* Long-term incentives annual grant targets exclude any one-time equity awards. See page 36 for detail on one-time equity awards.
In February 2019, the Committee approved an increase in Anne Bramman’s base salary of approximately 3%, effective April 1, 2019, to acknowledge performance and maintain relative market competitiveness for the Chief Financial Officer role. At the same time, to maintain relative market competitiveness for the Chief Financial Officer role, the Committee approved an increase in Anne Bramman’s target bonus opportunity from 90% to 100% of base salary, and an increase in her target equity grant value from 175% to 200% of base salary, effective at the beginning of fiscal year 2019.

On September 16, 2019, Kenneth Worzel was named Chief Operating Officer. He has served in various executive and leadership roles since 2010, most recently as Chief Digital Officer and President of Nordstrom.com. In connection with this appointment, his base salary was increased to $875,000, effective September 16, 2019. Edmond Mesrobian’s base salary was increased to $775,000, effective September 4, 2019, to recognize his increased responsibility over data science and product management.

About Our Compensation Elements: What We Paid in 2019 and Why
Base Salary
The Committee begins its annual review of base salary for the Named Executive Officers through discussion with the Chief Executive Officer and the President and Chief Brand Officer on the expectations and achievements of each executive during the previous year, as well as their pay history and pay equity with other internal roles. The Committee then references our pay levels to similar roles in peer companies to ensure they are within a competitive range of the peer group median. Named Executive Officers do not necessarily receive increases in base salary every year. When they do, the changes are effective on or about April 1st following their annual performance review, which includes a discussion about individual results against defined expectations.
Performance-Based Annual Cash Bonus
The opportunity for annual performance-based cash awards under our shareholder-approved Nordstrom, Inc. Executive Management Bonus Plan (“Executive Management Bonus Plan”) is designed to focus the Named Executive Officers on the alignment between annual operating performance and long-term business strategy. The Committee establishes the following criteria in developing the annual bonus arrangements:

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•
Target bonus opportunity: In determining the target percentage of base salary, the Committee takes into account the mix of pay elements, market pay information for similar roles within our peer group and the internal relationship between roles within the Company.

In support of our pay-for-performance philosophy, the maximum bonus payout, which is associated with superior performance, is 2.5 times an executive’s target bonus opportunity. This maximum is higher than is common among our retail peers because we believe it is important to continue encouraging and paying rewards when we achieve truly superior results. Under our approach, truly superior results are rarely achieved. In the past 10 years, we have not paid out bonuses in excess of 150% of target except for fiscal year 2010, when the payout was 200% of target.

•
Performance measures: The Committee establishes the performance measures to focus executives on the most important annual and long-term strategic goals. For fiscal year 2019, the Named Executive Officers had the following measures:

–
Incentive Adjusted ROIC to ensure our overall performance aligns directly with shareholder returns over the long term. The measure is expressed as a threshold that must be met before any payout can be made on Incentive Adjusted EBIT results to ensure our executives are rewarded only after earnings generate meaningful returns for our shareholders.

–
Incentive Adjusted EBIT to emphasize the importance of earnings and its role in driving shareholder value. Erik Nordstrom and Peter Nordstrom each had this performance measure weighed at 100%, subject to the achievement of the Incentive Adjusted ROIC threshold. Anne Bramman, Kenneth Worzel and Edmond Mesrobian each had this performance measure weighed at 67%, again subject to the achievement of the Incentive Adjusted ROIC threshold.

–
Individual Measure to enable differentiation in bonus payout opportunity based on individual contributions and execution against goals for Anne Bramman, Kenneth Worzel and Edmond Mesrobian. The individual bonus measure accounted for 33% of the total bonus opportunity for these Named Executive Officers.

The following charts show the mix of financial and individual components of the bonus opportunity for the Chief Executive Officer and the President and Chief Brand Officer and for the other Named Executive Officers for fiscal year 2019.
* Incentive Adjusted EBIT measure is subject to the Incentive Adjusted ROIC threshold.

•
Performance measure milestones: The Committee defines financial milestones for Incentive Adjusted ROIC (as a threshold) and Incentive Adjusted EBIT (as a range) that relate to varying percentages of bonus payout. The difficulty level in achieving the milestones reflects the Committee’s belief that there should be a balance between executive pay opportunity, reinvestment in the Company and return to shareholders. Quantitative and qualitative goals were established for the individual bonus measures.

In accordance with our bonus plan, Incentive Adjusted EBIT and Incentive Adjusted ROIC achievement used to determine bonus payout may differ from EBIT and ROIC, as reported in our 2019 Annual Report, due to the exclusion of certain one-time gains or losses. This is the case for 2019 where achievements reflect non-operating related adjustments not included in the financial plan. Incentive Adjusted EBIT and Incentive Adjusted ROIC are not measures of financial performance under GAAP and should be considered in addition to, and not a substitute for, return on assets, net earnings, total assets or other financial measures prepared in accordance with GAAP. See Appendix A for a reconciliation of GAAP and non-GAAP financial measures.

–
Our Incentive Adjusted EBIT achievement fell below our target goal of $977 million, warranting a payout level of less than 100%. As shown in the table on the following page, the Incentive Adjusted EBIT achievement for the Chief Executive Officer and the President and Chief Brand Officer was 47%, and was 44% for the other Named Executive Officers. This result reflects adjustments that the Committee approved to: (1) remove the impact of charges related to the integration of Trunk Club and work surrounding the Company’s ownership structure and, (2) exclude the recovery during fiscal year 2019 of certain expenses that were excluded from incentive measures during fiscal year 2018. The Committee did not apply the second of the two adjustments above for the Chief Executive Officer and the President and Chief Brand Officer as they did not receive the benefit of the exclusion of those expenses from Incentive Adjusted EBIT for fiscal year 2018.

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–
Our Incentive Adjusted ROIC for our Named Executive Officers was 11.2% for fiscal 2019, exceeding our threshold goal of 10.1%. This result reflects the adjustments the Committee approved as described on the previous page for Incentive Adjusted EBIT.

Achievement results on the individual bonus measures varied. Performance against the quantitative and qualitative goals, which were established at the beginning of the year, was evaluated by the Chief Executive Officer and the President and Chief Brand Officer and the payout results were approved by the Committee.

–
After reviewing the Company’s Credit EBIT Margin, total expense, free cash flow and inventory integrity results for the fiscal year, the Committee determined that Anne Bramman achieved 125% of her target performance with respect to the aggregate individual performance measures.

–
After reviewing the Company’s Full-Price sales, total sales, supply chain spend, market share growth, and scaled events results, as well as implementation of a supply chain strategy, the Committee determined that Kenneth Worzel achieved 100% of his target performance with respect to the aggregate individual performance measures.

–
After reviewing the Company’s technology expense, supply chain spend, and inventory integrity results, as well as implementation of a supply chain strategy, the Committee determined that Edmond Mesrobian achieved 125% of his target performance with respect to the aggregate individual performance measures.

The performance-based annual cash bonus results are summarized in the following table.
2019 Bonus Measures, Incentive Adjusted EBIT Milestones, Individual Measure Achievement and Total Bonus Payout

			Milestones						Total Bonus Payout (as a % of Target)
Named Executive Officer	Bonus Measures	Weight	Threshold (25%)		Target (100%)		Superior (250%)	Result / Payout %
Erik B. Nordstrom and Peter E. Nordstrom	Incentive Adjusted EBIT	100%	$752	M	$977	M	≥$1,202M	$817M/ 47%*	47%
	Subject to Incentive Adjusted ROIC threshold		10.1%					11.2%
Anne L. Bramman	Incentive Adjusted EBIT	67%	$752	M	$977	M	≥$1,202M	$808M/ 44%	71%
	Subject to Incentive Adjusted ROIC threshold		10.1%					11.2%
	Individual Measure	33%						125%
Kenneth J. Worzel	Incentive Adjusted EBIT	67%	$752	M	$977	M	≥$1,202M	$808M/ 44%	62%
	Subject to Incentive Adjusted ROIC threshold		10.1%					11.2%
	Individual Measure	33%						100%
Edmond Mesrobian	Incentive Adjusted EBIT	67%	$752	M	$977	M	≥$1,202M	$808M/ 44%	71%
	Subject to Incentive Adjusted ROIC threshold		10.1%					11.2%
	Individual Measure	33%						125%

*
The Incentive Adjusted EBIT achievement for the Chief Executive Officer and the President and Chief Brand Officer was greater than that for the other Named Executive Officers. As described on the previous page, the Committee did not approve the adjustment related to the recovery during fiscal year 2019 of certain expenses that were excluded from incentive measures during fiscal year 2018 since the Chief Executive Officer and the President and Chief Brand Officer did not benefit from the exclusion of the expenses in fiscal year 2018.

Long-Term Incentives
Annual grants of equity under our shareholder-approved equity incentive plan are intended to provide the Named Executive Officers with additional incentive to create shareholder value and receive financial rewards. The long-term incentive value that determines the size of the annual grant to Named Executive Officers is expressed as a percentage of base salary as shown on page 33. In establishing the long-term incentive value at grant for each Named Executive Officer, the Committee considers the mix of pay elements, market pay information for similar roles within our peer group, our annual share usage and dilution, performance and internal equity of grant size by role. The Committee typically approves annual grants of equity awards during the February Committee meeting, which is scheduled at least a year in advance. The February meeting occurs after performance results for the prior year are known, which allows the Committee to align compensation elements with our performance and business goals.

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For fiscal year 2019, the grant for all of the Company’s Executive Officers, including the Named Executive Officers, was changed back from 100% restricted stock units for the 2018 grant to a mix of performance and service-based long-term incentives. The long-term incentive mix for 2019 is composed of performance-based equity (60% of the grant value) and stock options (40% of the grant value) for the Chief Executive Officer and the President and Chief Brand Officer and performance-based equity (60% of the grant value) and restricted stock units (40% of the grant value) for the other Named Executive Officers. This mix provides a balance of the key retention and performance objectives of the long-term incentive plan.

•
Performance-based equity was reintroduced into the annual grant mix for fiscal year 2019 to support the Company’s communicated forward-looking strategy. Performance share units have a three-year performance cycle, from February 3, 2019 through January 29, 2022, and will result in payout if certain criteria are met. The core measures for the performance share units in this performance cycle, equally weighted, are growth in free cash flow and EBIT margin percentage, with the Company’s market share serving as a payout modifier for the award. Each executive’s award provides for the results for two-thirds of the award to be judged over the full three years of the performance cycle, with the remaining one-third to be judged over the first year of the same period. The Committee believes that the metrics for these awards appropriately reflect the Company’s key areas of focus over the next three years and the structure of these awards appropriately balances the need for long-term performance against the necessity of focusing on shorter-term results in the context of current industry trends.

•
Restricted stock units granted as part of the annual equity grant vest in four equal installments and complement our objectives for balancing award value through both absolute and relative stock performance.

•
Stock options granted as part of the annual grant vest and become exercisable in four equal annual installments and have a 10-year term. Our equity plan does not permit repricing, grant prices below 100% of the fair market value of Common Stock on the date of grant or cash dividend payments on options.

One-Time Equity Awards
In February 2019, the Committee approved a one-time stock option award to key leadership to recognize the critical and important role that the executives will play in executing the Company’s communicated forward-looking strategy and delivering results to shareholders over the next few years. Anne Bramman, Kenneth Worzel and Edmond Mesrobian received this award, representing options to purchase 123,554, 159,425 and 86,687 shares, respectively. The stock option award was granted on March 5, 2019, the first business day of the open trading window following the Committee’s approval of the grant, with a grant price of $45.33, the closing price of Common Stock on the grant date. The stock options will vest over four years, with 50% vesting at the end of year three and 50% vesting at the end of year four.

In August 2019, the Committee determined to award Edmond Mesrobian a restricted stock unit grant to mitigate retention risk. The grant of 38,520 restricted stock units was made on August 26, 2019, the first day of the open trading window following Committee approval, and vests 33% after each of years one and two and 34% after year three.
2017 Performance Share Units Did Not Pay Out
Performance share units for the 2017 – 2019 fiscal year performance cycle were granted based on the vesting schedule below. At the end of the performance cycle, our TSR did not meet the minimum threshold of greater than the 40th percentile of the Standard & Poor’s 500, which is required for payout. As a result, none of these performance share units vested.

Required Percentile Rank for Vesting	Percentage of Units that will Vest
>85th	175%
>75th	150%
>65th	125%
>55th	100%
>40th	50%
≤40th	—
One-Third of 2019 Performance Share Units Will Not Pay Out and Two-Thirds are Still in Process
As previously described, one-third of the performance share unit grant for 2019 has a one-year performance period and two-thirds of the performance share unit grant has a three-year performance period. The core measures for both performance periods are free cash flow growth and EBIT margin percent. At the end of the three-year performance period, market share results could adjust the number of shares that vest and are paid out up or down by up to 20%. At the end of the one-year performance period ended February 1, 2020, the thresholds for the core measures of free cash flow growth and EBIT margin percent, as shown below, were not achieved, so one-third of the performance share unit grant for fiscal year 2019 will not pay out.

Free Cash Flow Growth for Performance Cycle: February 3, 2019 - February 1, 2020	Percentage of Units that will Vest
≥-16.4% (≥$537M)	200%
-20.1% ($513M)	100%
-23.8% ($490M)	50%
<-23.8% (<$490M)	0%

EBIT Margin % for Performance Cycle: February 3, 2019 - February 1, 2020	Percentage of Units that will Vest
≥6.4%	200%
6.2%	100%
6.0%	50%
<6.0%	0%

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Stock Ownership Guidelines Align Executives and Shareholders
Ownership of Common Stock by our Named Executive Officers and other Executive Officers is encouraged by management and the Board and our stock ownership guidelines were formally established in 2004. Ownership shares are made up of all forms of Common Stock, as well as vested performance share units that are deferred and unvested restricted stock units. Ownership shares do not include unvested or vested stock options, unvested performance share units or pledged shares.
The Named Executive Officers and other Executive Officers have an annual share target defined as base salary on each April 1st multiplied by their ownership multiple of base salary divided by a 52-week average closing stock price. The ownership multiples of base salary depend on the executive’s role in the Company and are as shown in the following table for the Named Executive Officers. The Committee has assigned these particular multiples to match or exceed market practice, and to represent a significant portion of the overall compensation package to reinforce the alignment of management’s decision-making with shareholder interests. Executives new to the Company have five years to achieve their ownership target. In May 2019, the Committee approved a change to our guidelines such that once the ownership target has been met, executives will remain in compliance as long as their shareholdings do not decline below the number of shares acquired at the time the target was met. However, a new target will be determined at the time an executive receives a promotion that results in an increased multiple of base salary or in the case of a one-time base salary increase greater than 20%. Executives would have five years to achieve the new target.

Position	Multiple of Base Salary Used to Establish Ownership Target
Chief Executive Officer	10x
Chief Financial Officer	4x
President and Chief Brand Officer	10x
Chief Operating Officer	4x
Chief Technology Officer	3x
Under our guidelines, Named Executive Officers and other Executive Officers are required to conduct any open market transactions in Common Stock only in accordance with an SEC Rule 10b5-1 trading plan. These plans predetermine the timing, number of shares and price at which an Executive Officer may buy or sell Company shares. The Executive Officers must also achieve and retain a minimum holding of 100% of their ownership targets before they may sell Company shares in the market.
The Committee regularly reviews stock ownership status for the Named Executive Officers. All of the Named Executive Officers have exceeded their ownership targets.
Benefits
The Company offers the Named Executive Officers a comprehensive program of broad-based, leadership and retirement benefits. Their purpose varies by benefit, but in general they enhance total compensation with meaningful and competitive offerings that support healthy lifestyles and contribute to financial security. These benefits are regularly reviewed for consistency with our pay and benefits philosophy, organizational culture and market practices. Additional information on 2019 benefits is provided as noted below.

		Benefit		Where to Learn More
Broad-Based	●
Company contribution to medical, dental and vision coverage; short- and long-term disability; life insurance; adoption assistance; and employee referral assistance. Employee access to accident insurance; health savings account and flexible spending accounts. Employee Stock Purchase Plan. Merchandise discount. Paid time off.
			●	For merchandise discount, see All Other Compensation in Fiscal Year 2019, footnote (a) on page 43.
Leadership	●	Salary continuance; long-term disability coverage; life insurance	●	For long-term disability and life insurance, see All Other Compensation in Fiscal Year 2019, footnote (c) on page 43.
	●	Deferred Compensation Plan; Company match and discretionary profit-based match for eligible participants	●	See Nonqualified Deferred Compensation beginning on page 51.
	●	Executive Severance Plan	●	See Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2019, footnote (e) on page 57.
Retirement	●	401(k) match and discretionary profit-based match	●	See All Other Compensation in Fiscal Year 2019, footnote (b) on page 43.
	●	Retiree health care (closed to new entrants in 2013; Erik Nordstrom, Peter Nordstrom and Kenneth Worzel are participants as they were eligible prior to the closure to new entrants)	●	See Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2019, footnote (d) on page 57.
●
Supplemental Executive Retirement Plan (annual benefit capped for current participants; closed to new entrants in 2012; Erik Nordstrom, Peter Nordstrom and Kenneth Worzel are participants as they were eligible prior to the closure to new entrants)
			●	See Pension Benefits beginning on page 50.

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Changes for 2020
Each year, the Committee reviews the design of our total compensation elements and makes changes as needed to improve alignment with our pay and benefits philosophy. At the February meeting, after consideration of recommendations made by the Committee’s compensation consultant, the Committee determined that base salaries and bonus opportunities for the Named Executive Officers would remain unchanged for fiscal year 2020.
At the Committee’s February meeting, the following changes were made to the long-term incentives for fiscal year 2020:

•
the Committee used its discretion to increase the long-term incentive grant value, as a percentage of base salary, above the target long-term incentive grant values for certain Named Executive Officers for fiscal year 2020 to recognize their increased responsibilities and/or acknowledge their strong leadership in their functional areas. Anne Bramman, Kenneth Worzel and Edmond Mesrobian each received an increase in their long-term incentive grant values as a percentage of their respective base salaries. Anne Bramman’s long-term incentive percent increased from her target of 200% to 250% to recognize her role in delivering expense savings well in excess of our expense targets. Kenneth Worzel’s long-term incentive percent increased from his target of 250% to 300% to recognize his increased responsibilities in our newly established Chief Operating Officer role and his leadership as we have progressed our growing local market strategy. Edmond Mesrobian’s long-term incentive percent increased from his target of 150% to 200% to recognize his progress in building a strong team to deliver leading-edge systems capabilities; and

•
the Committee determined to change one of the performance measures for the 2020 performance share unit grant from the average growth in Free Cash Flow over the three-year performance period to the average absolute Free Cash Flow over the three-year performance period. The change was made to lessen the distortion and volatility that can arise based on the timing of cash payments and receipts.

Subsequent to the Committee meeting, based on the uncertainty surrounding the impact of the coronavirus (COVID-19) on business operations and to enhance the Company’s liquidity:

•	Erik Nordstrom and Peter Nordstrom have agreed to receive no base salary for at least the next six months, beginning March 29, 2020; and

•
the other Named Executive Officers have agreed to reduce their base salaries by 25%, and all other executives of the Company have agreed to reduce their base salaries by 10% – 25%, depending on their roles, for at least the next six months, beginning March 29, 2020.

Additional Information
Compensation Risk Assessment Supports Integrity of the Pay Program
The Committee oversees an extensive review of the Company’s pay-for-performance philosophy, the composition and balance of elements in the compensation package and the alignment of plans with shareholder interests to ensure these practices do not pose a material adverse risk to the organization. The review is conducted every other year as underlying programs and practices are generally consistent over time. The last review, for fiscal year 2018, concluded with the following perspectives:

•
The goals of the Company’s compensation programs are to attract and retain the best talent and to motivate and reward our people in ways that are aligned with the long-term interests of our shareholders. This has been a long-standing objective of our pay-for-performance philosophy. We believe that the strong alignment of our employee compensation plans with performance has served our stakeholders, and in particular, our shareholders, well. The strength of this alignment is regularly reviewed and monitored by the Committee.

•
As a leading fashion retailer, the Company’s compensation-related risks are generally more straightforward than some other business sectors. We have systems in place to identify, monitor and control risks, making it difficult for a single individual or a group of individuals to expose the Company to material compensation risk.

•
Our compensation program rewards both short- and long-term performance. Performance measures are predominantly team-oriented rather than individually focused and tied to measurable factors that are both transparent to shareholders and drivers of their shareholder return.

•
The compensation program balances the importance of achieving critical short-term objectives with a focus on realizing strategic long-term priorities. Strong stock ownership guidelines are in place for Company leaders, and mechanisms, such as an executive clawback policy, exist to address inappropriate rewards.

•	The Committee is actively engaged in establishing compensation plans, monitoring these plans during the year and using discretion in making rewards, as necessary.

•
The Company has active and engaged oversight systems in place. The Audit and Finance Committee and the full Board closely monitor and certify the performance that drives employee rewards through detailed and transparent financial reporting, which is in place to provide strong, timely insight into the performance of the Company.

Based on this review, the Committee believes that the Company’s compensation plans do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

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Executive Compensation Clawback Policy Applies to Performance-Based Pay
In February 2008, the Board adopted a formal executive compensation clawback policy that applies to any performance-based bonus, equity, equity equivalent or other incentive compensation awarded to an Executive Officer, beginning in that fiscal year. Under that policy, in the event of a material restatement of the Company’s financial results, the Board will review the circumstances that caused the restatement and consider accountability to determine whether an Executive Officer was negligent or engaged in misconduct. If so, and if the amount or vesting of an award would have been less had the financial statements been correct, the Board will seek to recover compensation from the Executive Officer as it deems appropriate. This policy is in addition to any requirements which might be imposed pursuant to applicable law.
Termination and Change in Control Provisions are Committee-Directed
Under our Nordstrom, Inc. Executive Severance Plan, eligible Executive Officers, including certain Named Executive Officers, are entitled to receive severance benefits upon involuntary termination of employment by the Company to assist in the transition from active employment. To be eligible to participate in the Plan upon involuntary termination, the Named Executive Officer must have signed a non-competition and non-solicitation agreement. Erik Nordstrom and Peter Nordstrom are not currently eligible for separation benefits under the Plan and Anne Bramman has elected not to participate in the Plan. Separation benefits are described in the Potential Payments Upon Termination or Change in Control section on page 57.

As described in the same section, the Named Executive Officers are generally not entitled to any payment or accelerated benefit in connection with a change in control of the Company. However, the Named Executive Officers are entitled to accelerated vesting of equity if they experience a qualifying termination (termination by the Company without cause or termination by the executive for good reason) within 12 months following a change in control, unless the Committee acts to prevent such acceleration.
Tax and Accounting Considerations Underlie the Compensation Elements
The Committee recognizes the tax and regulatory factors that can influence the structure of executive compensation programs, including:

•
Section 162(m) of the Internal Revenue Code (“IRC”), which generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their Named Executive Officers. Prior to the enactment of corporate tax reform in 2017 (the “Tax Act”), the IRC generally excluded from the calculation of the $1 million limit compensation that was based on the attainment of pre-established, objective performance goals established under a shareholder-approved plan. The exclusion for performance-based compensation was repealed by the Tax Act, effective for taxable years beginning after December 31, 2017, such that compensation paid to our Named Executive Officers in excess of $1 million is not deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Tax Act also expanded the category of covered officers for purposes of the limitations of Section 162(m). Following passage of the Tax Act, the Committee anticipates that compensation paid to the Company’s Named Executive Officers in excess of $1 million will not be deductible by the Company.

•
Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 718, Stock Compensation (“ASC 718”), where stock options, performance share units and restricted stock units are accounted for based on their grant date fair value (see the notes to the financial statements contained within the Company’s 2019 Annual Report). The Committee regularly considers the accounting implications of our equity-based awards.

•
Section 409A of the IRC, the limitations of which primarily relate to the deferral and payment of benefits under the Nordstrom Deferred Compensation Plan and Supplemental Executive Retirement Plan. The Committee continues to consider the impact of Section 409A and in general, the evolving tax and regulatory landscape in which its compensation decisions are made.

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Compensation, People and Culture Committee Report
The Compensation, People and Culture Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. The Committee believes the Compensation Discussion and Analysis represents the intent and actions of the Committee with regard to executive compensation and has recommended to the Board that it be included in this Proxy Statement for filing with the SEC.

Compensation, People and Culture Committee
Tanya L. Domier, Chair
Glenda G. McNeal
Brad D. Smith
Gordon A. Smith

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Summary Compensation Table
The following table summarizes the total compensation paid or accrued by the Company for services provided by the Named Executive Officers for fiscal years ended February 1, 2020, February 2, 2019 and February 3, 2018.

Name and Principal Position	Fiscal Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)
Erik B. Nordstrom	2019	756,393	—	1,592,836	1,061,897	708,591	2,700,516	52,070	6,872,303
Chief Executive Officer	2018	756,393	—	2,654,705	—	963,144	—	77,504	4,451,746
	2017	771,142	—	1,760,169	616,272	1,431,290	988,659	50,395	5,617,927
Anne L. Bramman	2019	793,750	—	1,549,974	1,859,994	564,500	—	39,912	4,808,130
Chief Financial Officer	2018	768,889	150,000	3,562,483	—	645,066	—	38,716	5,165,154
	2017	504,173	—	749,965	—	430,384	—	316,516	2,001,038
Peter E. Nordstrom	2019	756,393	—	1,592,836	1,061,897	708,591	2,782,378	77,355	6,979,450
President and Chief Brand Officer	2018	756,393	—	2,654,705	—	963,144	—	59,386	4,433,628
	2017	771,142	—	1,760,169	616,272	1,431,290	1,030,787	40,774	5,650,434
Kenneth J. Worzel	2019	826,111	—	1,999,970	2,400,000	645,433	1,589,618	37,080	7,498,212
Chief Operating Officer	2018	786,875	—	3,562,483	—	835,167	754,441	45,813	5,984,779
	2017	762,500	—	749,703	262,497	574,620	725,676	32,380	3,107,376
Edmond Mesrobian	2019	743,542	—	2,087,450	1,304,995	420,971	—	10,225	4,567,183
Chief Technology Officer	2018	—	—	—	—	—	—	—	—
	2017	—	—	—	—	—	—	—	—

(a)	Salary
The amounts shown represent base salary earned during the fiscal year. The numbers shown for all fiscal years vary somewhat from annual base salaries due to the fact that our fiscal year ends on the Saturday nearest to January 31st and salary increases are effective on or about April 1st of each year. Also, as a result of our 4-5-4 retail reporting calendar, fiscal year 2017 included an extra week (the “53rd week”). The 2019 base salaries were $758,500 each for Erik Nordstrom and Peter Nordstrom. Anne Bramman’s salary increased from $775,000 to $800,000 to acknowledge performance and maintain relative market competitiveness. Kenneth Worzel’s salary increased from $800,000 to $875,000 in connection with his appointment as Chief Operating Officer. Edmond Mesrobian’s salary increased from $725,000 to $775,000 to recognize his increased responsibility over data science and product management. Edmond Mesrobian was not a Named Executive Officer in fiscal years 2017 or 2018, so no amounts are shown for those years.
Anne Bramman and Edmond Mesrobian elected to defer 8% and $41,000, respectively, of their base salaries earned during each of the calendar years 2019 and 2020 into the Nordstrom Deferred Compensation Plan (NDCP). Due to the timing of our fiscal year ends, $63,565 and $41,000 were attributed to fiscal year 2019 deferrals for Anne Bramman and Edmond Mesrobian, respectively, as reported in the Fiscal Year 2019 Nonqualified Deferred Compensation Table on page 52.

Kenneth Worzel elected to defer $50,000 of his base salary earned during calendar year 2020 into the NDCP. He also elected to defer $50,000 of his annual performance-based cash award for fiscal year 2019, as described on page 42 in footnote (e), “Non-Equity Incentive Plan Compensation”, into the NDCP. Due to the timing of our fiscal year ends, $52,174 was attributed to fiscal year 2019 deferrals as reported in the Fiscal Year 2019 Nonqualified Deferred Compensation Table on page 52.
Each of the Named Executive Officers contributed a portion of their base salary earned during fiscal year 2019 to the 401(k) Plan.
(b) Bonus
The amount reported for fiscal year 2018 reflects a discretionary one-time cash payment, approved by the Compensation, People and Culture Committee in March 2018, to Anne Bramman in recognition of her service since joining the Company in June 2017 as Chief Financial Officer.

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(c) Stock Awards
The amounts reported reflect the grant date fair value of restricted stock units and performance share units granted during the fiscal year under the 2010 and 2019 Equity Incentive Plans. The amounts reported are not the value actually received.
The value the Named Executive Officers will ultimately receive from their performance share units will depend on whether the performance requirements are met and the market price of Common Stock at the end of the performance cycle. The amounts reported were calculated in accordance with FASB Accounting Standards Codification 718, Stock Compensation (“ASC 718”) and reflect the probable outcome with respect to satisfaction of performance conditions at the date of grant. The payout could be as low as zero depending on performance over the relevant period, and the value of any payout will depend on stock price at the time of payout. See column (c) of the Grants of Plan-Based Awards in Fiscal Year 2019 table on page 44 for the number of performance share units granted in fiscal year 2019. No amounts are reported for fiscal year 2018 as the Company did not award performance share units during that fiscal year.
The value the Named Executive Officers may receive from their restricted stock units will depend on whether the time-based vesting requirement is met and the market price of Common Stock on the vesting date. The amounts reported were calculated in accordance with ASC 718. See column (d) of the Grants of Plan-Based Awards in Fiscal Year 2019 table beginning on page 44 for the number of restricted stock units granted in fiscal year 2019.
(d) Option Awards
The amounts reported reflect the grant date fair value of stock options granted during the fiscal year under the 2010 Equity Incentive Plan. This is not the value received. The Named Executive Officers will only realize value from stock options if the market price of Common Stock is higher than the exercise price of the options at the time of exercise. The amounts reported were calculated in accordance with ASC 718. See column (e) of the Grants of Plan-Based Awards in Fiscal Year 2019 table beginning on page 44 for the number of stock options granted in fiscal year 2019. No amounts are reported for fiscal year 2018 as the Company did not grant stock options during that fiscal year.
Assumptions used in the calculation of these amounts are included in the notes to the financial statements contained within the Company’s 2019 Annual Report.
(e) Non-Equity Incentive Plan Compensation
The amounts reported reflect the annual performance-based cash awards under the Executive Management Bonus Plan, as described beginning on page 33. The amounts of the cash awards for fiscal year 2019, approved by the Compensation, People and Culture Committee on February 26, 2020, were paid in March 2020.

Kenneth Worzel elected to defer $50,000 of his cash award for fiscal year 2019 into the NDCP. He also elected to defer $50,000 of his base salary earned during calendar year 2020 into the NDCP. Due to the timing of our fiscal year ends, $52,174 was attributed to fiscal year 2019 deferrals as reported in the Fiscal Year 2019 Nonqualified Deferred Compensation Table on page 52.
(f) Change in Pension Value and Nonqualified Deferred Compensation Earnings
The amounts reported are the changes in actuarial present value from fiscal year-end 2018 to fiscal year-end 2019 for each of the eligible Named Executive Officer’s benefit under the Supplemental Executive Retirement Plan (“SERP”). The present value of the benefit is affected by current earnings, credited years of service, the executive’s age and time until normal retirement eligibility, the age of the executive’s spouse or life partner as the potential beneficiary and economic assumptions (discount rate and mortality table used to determine the present value of the benefit).
The present value of Erik Nordstrom’s and Peter Nordstrom’s benefits increased from last year by $2,700,516 and $2,782,378, respectively. The increases were primarily the result of a decrease in the discount rate used to determine the present value of the benefit. The interest rate used is the same as the discount rate used for financial reporting purposes for the SERP which changed from 4.27% to 2.97%. The present value of Kenneth Worzel’s benefit increased by $1,589,618, primarily due to the change in discount rate mentioned above along with increases for final average pay and service. Amounts are not reported for Anne Bramman and Edmond Mesrobian because the SERP was closed to new entrants prior to when they joined the Company. See the Pension Benefits section beginning on page 50 for more information about the SERP.
The amounts were calculated using the same discount rate and mortality table assumptions as those used in the Company’s financial statements to calculate the Company’s obligations under the SERP. Assumptions used in the calculation of these amounts are included in the notes to the financial statements contained within the Company’s 2019 Annual Report.
Anne Bramman, Kenneth Worzel and Edmond Mesrobian had account balances in the Company’s nonqualified deferred compensation plan in fiscal year 2019, as shown on page 52. They did not receive above-market-rate or preferential earnings on their deferred compensation, so no amounts for these types of earnings are included in the table.
(g) All Other Compensation
Each component of all other compensation paid to the Named Executive Officers is shown in the table on the following page.

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All Other Compensation in Fiscal Year 2019
The table below shows each component of “All Other Compensation” for fiscal year 2019, reported in column (g) of the Summary Compensation Table on page 41, calculated at the aggregate incremental cost to the Company.

	Broad-Based Benefit	Broad-Based Retirement Benefit		Other
Name	Merchandise Discount ($)(a)	401(k) Plan Company Match ($)(b)	Premium on Insurance ($)(c)	Personal Use of Company Aircraft ($)(d)	Expenses in Connection with Relocation ($)(e)	Tax Reim-bursement in Connection with Relocation ($)(f)	Total ($)
Erik B. Nordstrom	36,358	13,664	2,048	—	—	—	52,070
Anne L. Bramman	24,110	13,664	2,138	—	—	—	39,912
Peter E. Nordstrom	56,811	13,664	2,048	4,832	—	—	77,355
Kenneth J. Worzel	21,183	13,664	2,233	—	—	—	37,080
Edmond Mesrobian	7,158	—	2,025	—	795	247	10,225

(a)	Merchandise Discount
The Company provides a merchandise discount for its employees. The Named Executive Officers were provided a discount of 33% for purchases at Nordstrom full-line stores and Nordstrom.com and 20% for purchases at Nordstrom Rack stores, Nordstromrack.com/HauteLook and our restaurants. A 40% discount is available at certain times of the year on specific merchandise. The merchandise discount provided to the Named Executive Officers is the same as for all other eligible management and high-performing non-management employees of the Company. The amounts reported are the total discount the Named Executive Officers received on their Nordstrom purchases during the fiscal year. The Company provides the same merchandise discount program for its Board of Directors, as described on page 17.

(b)	401(k) Plan Company Match
The Company offers a matching contribution on employee 401(k) contributions under the 401(k) Plan to all eligible employees, including the Named Executive Officers. The Named Executive Officers may defer up to 16% of their eligible pay (i.e., base salary, performance-based bonus and other taxable wages) into the Plan, subject to IRC limits.
Although the matching contribution is discretionary and subject to change, for calendar year 2019, the Company matched employee contributions for the Plan year, dollar for dollar, up to 4% of eligible pay. The 2019 calendar year compensation limit for eligible pay was $280,000, as set by the IRS. In 2019, the maximum Company matching contribution for the eligible Named Executive Officers was $11,200 (4% of $280,000).
The Company also offers a discretionary match up to an additional 2% of eligible pay, based on Company performance. Based on the Company’s performance in 2019, the Board approved a discretionary match of $0.22 per dollar contributed by the employee, up to 4% of eligible pay. The maximum Company discretionary match for the eligible Named Executive Officers was $2,464 (22%

of 4% of $280,000) for the 2019 Plan Year. The total Company contribution each of the eligible Named Executive Officers received in March 2020, for calendar year 2019, was $13,664 as reported above, with the exception of Edmond Mesrobian who was not eligible for the Company matching contributions based on his annual base salary and hire date.
Contributions under the Plan may be directed to any of 12 custom target retirement date funds or to any of 9 individual investment alternatives, including Common Stock. The Plan also offers a self-directed brokerage option.

(c)	Premium on Insurance
The Company provides life insurance to the Named Executive Officers in an amount equal to approximately 1.25 times their base salary and additional disability insurance. The amounts reported are the annual Company-paid premiums.

(d)	Personal Use of Company Aircraft
The Company owns two aircraft which it uses for business purposes. On rare occasions, a Named Executive Officer may have a guest accompany the executive on a business trip on the Company’s aircraft as an additional passenger. Only the direct variable costs (i.e., costs the Company incurs solely as a result of the passenger being on the aircraft) are included in determining the aggregate incremental cost to the Company. When travel does not meet the IRS standard for business travel, the cost of the travel is imputed as income to the executive, which is the Company’s practice to fully disclose. The Company does not reimburse the Named Executive Officers for taxes incurred as a result of the imputed income.
In fiscal year 2019, Peter Nordstrom was accompanied by a family member on one business trip. The costs reported are the total direct variable costs associated with the family member’s travel, which include the tax deduction the Company was not able to take as a result of the nondeductible portion of the aircraft operating costs.

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(e) Expenses in Connection with Relocation
The Company provides relocation assistance to eligible employees who have changed their place of residence to accept a position with Nordstrom. The type and amount of assistance varies by management level. Edmond Mesrobian received the standard relocation benefits under our guidelines for an executive at his level when he relocated to the Company’s headquarters in Seattle. The amount reported is the cost incurred by the Company in fiscal year 2019 related to rental car expense.

(f) Tax Reimbursement in Connection with Relocation
The Company provides reimbursement of all taxes incurred on taxable moving expenses to employees who have changed their place of residence to accept a position with Nordstrom. The amount reported is the tax reimbursement received by Edmond Mesrobian in fiscal year 2019.
Grants of Plan-Based Awards in Fiscal Year 2019
The following table discloses the potential range of payouts for:

•	non-equity incentive plan awards granted in fiscal year 2019. These awards are performance-based cash bonuses granted under the Executive Management Bonus Plan, as described beginning on page 33; and

•	equity incentive plan awards granted in fiscal year 2019. These awards are performance share units granted under the 2010 Equity Incentive Plan, as described on page 36.

The table also discloses:

•	the grant date fair value of performance share units granted under the 2010 Equity Incentive Plan in fiscal year 2019, as described on page 36;

•	the number, price and grant date fair value of stock options granted under the 2010 Equity Incentive Plan in fiscal year 2019, as described on page 36; and

•	the number and grant date fair value of restricted stock units granted under the 2010 and 2019 Equity Incentive Plans in fiscal year 2019, as described on page 36.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (b)			Estimated Future Payouts Under Equity Incentive Plan Awards (c)			All Other Stock Awards: Number of Shares of Stock or Units (#)(d)	All Other Option Awards: Number of Securities Underlying Options (#)(e)	Exercise or Base Price of Option Awards ($/Sh)(f)	Grant Date Fair Value of Stock and Option Awards ($)(g)
Name and Award	Grant Date (a)	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Erik B. Nordstrom
Executive Management Bonus			379,250	1,517,001	3,792,502
Performance Share Unit Award	3/5/2019	2/26/2019				18,814	37,629	90,309				1,592,836
Stock Option Award	3/5/2019	2/26/2019								73,069	45.33	1,061,897
Anne L. Bramman
Executive Management Bonus			200,000	800,000	2,000,000
Performance Share Unit Award	3/5/2019	2/26/2019				10,985	21,970	52,728				929,990
Stock Option Award	3/5/2019	2/26/2019								123,554	45.33	1,859,994
Restricted Stock Unit Award	3/5/2019	2/26/2019							14,961			619,984

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			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (b)			Estimated Future Payouts Under Equity Incentive Plan Awards (c)			All Other Stock Awards: Number of Shares of Stock or Units (#)(d)	All Other Option Awards: Number of Securities Underlying Options (#)(e)	Exercise or Base Price of Option Awards ($/Sh)(f)	Grant Date Fair Value of Stock and Option Awards ($)(g)
Name and Award	Grant Date (a)	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Peter E. Nordstrom
Executive Management Bonus			379,250	1,517,001	3,792,502
Performance Share Unit Award	3/5/2019	2/26/2019				18,814	37,629	90,309				1,592,836
Stock Option Award	3/5/2019	2/26/2019								73,069	45.33	1,061,897
Kenneth J. Worzel
Executive Management Bonus			258,951	1,035,800	2,589,500
Performance Share Unit Award	3/5/2019	2/26/2019				14,174	28,348	68,035				1,199,971
Stock Option Award	3/5/2019	2/26/2019								159,425	45.33	2,400,000
Restricted Stock Unit Award	3/5/2019	2/26/2019							19,305			799,999
Edmond Mesrobian
Executive Management Bonus			149,148	596,594	1,491,484
Performance Share Unit Award	3/5/2019	2/26/2019				7,707	15,414	36,993				652,475
Stock Option Award	3/5/2019	2/26/2019								86,687	45.33	1,304,995
Restricted Stock Unit Award	3/5/2019	2/26/2019							10,497			434,996
Restricted Stock Unit Award	8/26/2019	8/19/2019							38,520			999,979
(a) Grant Date
The grant date is the first business day of the open trading window that falls on or after the Compensation, People and Culture Committee’s approval of the grant.
(b) Estimated Future Payouts Under Non-Equity Incentive Plan Awards
The amounts shown report the range of possible cash payouts for fiscal year 2019 associated with established levels of performance or achievement under the Executive Management Bonus Plan. The amounts shown in the “Threshold,” “Target” and “Maximum” columns reflect the payout opportunity associated with established levels of performance or achievement, as discussed beginning on page 33. For there to be any payout, minimum performance milestones or achievement must be met.

Although the column heading refers to future payouts, fiscal year 2019 performance-based bonuses have already been earned and were paid to the Named Executive Officers in March 2020. These cash payments are reported in the Summary Compensation Table on page 41, in column (e), “Non-Equity Incentive Plan Compensation.”
(c) Estimated Future Payouts Under Equity Incentive Plan Awards
The numbers shown report the range of potential performance share unit payout for the 2019 grant. One-third of the performance share units are earned on the last day of the one-year performance cycle, February 1, 2020, if performance criteria have been met, and two-thirds of the units are earned on the last day of the three-year performance cycle, January 29, 2022, if performance criteria have been met. The 2019 performance share units vest when the results have been certified by the Compensation, People and Culture Committee at the end of the three-year performance cycle, January 29, 2022. For the performance cycle that ended on February 1, 2020,

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the performance payout threshold was not achieved, so one- third of the grant will not pay out. The remaining two-thirds of this grant has time remaining in its three-year performance cycle. Payouts are shown in units of 50%, 100% and 240% of the number of performance share units granted. If the threshold level of performance is not met, no payout will be earned.
(d) All Other Stock Awards: Number of Shares of Stock or Units
The numbers shown report the number of restricted stock units granted to the Named Executive Officers in fiscal year 2019 under the 2010 and the 2019 Equity Incentive Plans. Restricted stock units were granted on March 5, 2019 to Anne Bramman, Kenneth Worzel and Edmond Mesrobian which vest equally over four years, beginning on March 10, 2020. The restricted stock unit grant on August 26, 2019 of 38,520 units to Edmond Mesrobian vests 33% after each of years one and two and 34% after year three, beginning on September 10, 2020. This one-time restricted stock unit grant is discussed in the Compensation Discussion and Analysis on page 36.
(e) All Other Option Awards: Number of Securities Underlying Options
The numbers shown report the number of stock options granted to the Named Executive Officers in fiscal year 2019 under the 2010 Equity Incentive Plan. The stock option grants to Erik Nordstrom and Peter Nordstrom made on March 5, 2019 as part of the annual grant vest and become exercisable in four equal annual installments, beginning on March 10, 2020. The one-time stock option grants to Anne Bramman, Kenneth Worzel and Edmond Mesrobian made on March 5, 2019 vest and become exercisable 50% on March 10, 2022 and 50% on March 10, 2023. This one-time stock option award is discussed in the Compensation Discussion and Analysis on page 36.

(f) Exercise or Base Price of Options Awards
The exercise price of the stock options granted in fiscal year 2019 of $45.33 was the closing price of Common Stock on the grant date, March 5, 2019.
(g) Grant Date Fair Value of Stock and Option Awards
The grant date fair value of the performance share units, restricted stock units and stock options was calculated in accordance with ASC 718. The reported value for performance share units was calculated by multiplying the number of performance share units granted by the fair value of a performance share unit on the date of grant, which was $42.33 on March 5, 2019. This is not the value received. The actual value the Named Executive Officers may receive will depend on whether the performance requirements are met and the market price of Common Stock at the end of the performance cycle.
The reported value for restricted stock units was calculated by multiplying the number of restricted stock units awarded by the fair value of a restricted stock unit on the date of grant. The fair value for the grant on March 5, 2019 was $41.44. The fair value of the grant to Edmond Mesrobian on August 26, 2019 was $25.96. This is not the value received. The actual value the Named Executive Officers may receive will depend on whether the time-based vesting requirement is met and the market price of Common Stock at the time of any vesting.
The reported value of stock options was calculated by multiplying the number of options awarded by the fair value of an option on the date of grant. The fair value for the grant on March 5, 2019 to Erik Nordstrom and Peter Nordstrom was $14.53. The fair value for the grant on March 5, 2019 to Anne Bramman, Kenneth Worzel and Edmond Mesrobian has a different vesting schedule and a grant date fair value of $15.05. The actual value received by the Named Executive Officers will be the number of options exercised multiplied by the difference between the stock price at the future exercise date and the March 5, 2019 grant price of $45.33.

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Outstanding Equity Awards at Fiscal Year-End 2019
The following table provides information on the current holdings of stock options and stock awards by the Named Executive Officers as of the fiscal year ended February 1, 2020. The table includes vested but unexercised stock options, unvested stock options, unvested restricted stock units and performance share units with time remaining in the three-year performance cycle. The vesting schedules for outstanding stock options and restricted stock units are provided on pages 48 and 49. Information about the amount of Common Stock beneficially owned by the Named Executive Officers is provided in the Beneficial Ownership Table on page 68.

	Option Awards						Stock Awards
				Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)			Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
		Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
Name	Grant Date	Exer- cisable	Unexer- cisable (a)
Erik B. Nordstrom	2/25/2011	69,637	—		42.48	2/25/2021
	2/22/2012	68,244	—		49.15	2/22/2022
	3/4/2013	99,563	—		50.26	3/4/2023
	3/3/2014	60,747	—		57.16	3/3/2024
	2/24/2015	45,996	—		75.23	2/24/2025
	2/29/2016	61,605	20,536		51.32	2/28/2026
	2/29/2016						3,174	116,994
	6/7/2016	10,838	—		40.50	6/7/2026
	2/28/2017	19,326	19,327		46.66	2/28/2027
	2/28/2017						13,816	509,258
	3/6/2018						39,158	1,443,364
	3/5/2019	—	73,069		45.33	3/5/2029
	3/5/2019								12,543	462,335
Anne L. Bramman	8/21/2017						6,117	225,473
	3/6/2018						34,474	1,270,712
	3/6/2018						20,110	741,255
	3/5/2019	—	123,554		45.33	3/5/2029
	3/5/2019								7,323	269,926
	3/5/2019						14,961	551,462
Peter E. Nordstrom	2/25/2011	69,637	—		42.48	2/25/2021
	2/22/2012	68,244	—		49.15	2/22/2022
	3/4/2013	99,563	—		50.26	3/4/2023
	3/3/2014	60,747	—		57.16	3/3/2024
	2/24/2015	45,996	—		75.23	2/24/2025
	2/29/2016	61,605	20,536		51.32	2/28/2026
	2/29/2016						3,169	116,809
	6/7/2016	10,838	—		40.50	6/7/2026
	2/28/2017	19,326	19,327		46.66	2/28/2027
	2/28/2017						13,794	508,447
	3/6/2018						39,158	1,443,364
	3/5/2019	—	73,069		45.33	3/5/2029
	3/5/2019								12,543	462,335

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	Option Awards						Stock Awards
				Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#)			Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
		Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
Name	Grant Date	Exer- cisable	Unexer- cisable (a)
Kenneth J. Worzel	3/4/2013	40,536	—		50.26	3/4/2023
	3/3/2014	26,141	—		57.16	3/3/2024
	2/24/2015	20,585	—		75.23	2/24/2025
	2/29/2016	28,542	9,515		51.32	2/28/2026
	2/29/2016						1,528	56,322
	6/7/2016	23,433	—		40.50	6/7/2026
	2/28/2017	8,232	8,232		46.66	2/28/2027
	2/28/2017						6,113	225,325
	3/6/2018						34,474	1,270,712
	3/6/2018						20,110	741,255
	3/5/2019	—	159,425		45.33	3/5/2029
	3/5/2019								9,449	348,290
	3/5/2019						19,305	711,582
Edmond Mesrobian	8/27/2018						28,578	1,053,385
	3/5/2019	—	86,687		45.33	3/5/2029
	3/5/2019								5,138	189,387
	3/5/2019						10,497	386,919
	8/26/2019						38,520	1,419,847

(a)	Number of Securities Underlying Unexercised Options: Unexercisable
The following table shows the grant date, vesting schedule and expiration date for all unvested stock options as of the fiscal year ended February 1, 2020. On March 5, 2019, Erik Nordstrom and Peter Nordstrom received a stock option grant with a four-year vesting schedule of 25% per year. On March 5, 2019, Anne Bramman, Kenneth Worzel and Edmond Mesrobian received a stock option grant with a four-year vesting schedule of 50% after years three and four.

Grant Date	Vesting Schedule	Expiration Date
2/29/2016	25% per year with a remaining vesting date of 3/10/2020	2/28/2026
2/28/2017	25% per year with remaining vesting dates of 3/10/2020 and 3/10/2021	2/28/2027
3/5/2019	25% per year with vesting dates of 3/10/2020, 3/10/2021, 3/10/2022 and 3/10/2023	3/5/2029
3/5/2019	50% on 3/10/2022 and 50% on 3/10/2023	3/5/2029

(b)	Number of Shares or Units of Stock That Have Not Vested
The following table shows the grant date and vesting schedule for all unvested restricted stock units as of the fiscal year ended February 1, 2020. The restricted stock unit grants have a four-year vesting schedule of 25% per year with the following exceptions: Anne Bramman’s grant of 18,350 units on August 21, 2017 vests 33% after each of years one and two and 34% after year three; and Edmond Mesrobian’s grant of 38,520 units on August 26, 2019 vests 33% after each of years one and two and 34% after year three.

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Grant Date	Vesting Schedule
2/29/2016	25% per year with a remaining vesting date of 3/10/2020
2/28/2017	25% per year with remaining vesting dates of 3/10/2020 and 3/10/2021
8/21/2017	33% in years one and two and 34% in the final year with a remaining vesting date of 9/10/2020
3/6/2018	25% per year with remaining vesting dates of 3/10/2020, 3/10/2021 and 3/10/2022
8/27/2018	25% per year with remaining vesting dates of 9/10/2020, 9/10/2021 and 9/10/2022
3/5/2019	25% per year with vesting dates of 3/10/2020, 3/10/2021, 3/10/2022, and 3/10/2023
8/26/2019	33% per year with vesting dates of 9/10/2020 and 9/10/2021 and 34% in the final year with a vesting date of 9/10/2022

(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested

The numbers reported are the outstanding performance share units granted in fiscal year 2019. One-third of the performance share units are earned on the last day of the one-year performance cycle, February 1, 2020, if performance criteria have been met, and two-thirds of the units are earned on the last day of the three-year performance cycle, January 29, 2022, if performance criteria have been met. The 2019 performance share units vest when the results have been certified by the Compensation, People and Culture Committee at the end of the three-year performance cycle, January 29, 2022. For the performance cycle that ended on February 1, 2020, the performance payout threshold was not achieved, so one- third of the grant will not pay out. The remaining two-thirds of this grant has time remaining in its three-year performance cycle. If the performance cycle for the remaining two-thirds of the grant had ended as of the close of fiscal year 2019, the performance payout threshold would not have been achieved and 0% of the number of performance share units outstanding would have been earned.

As required to be disclosed by SEC rules, the number of estimated shares reported for the remaining two-thirds of this grant is based on achieving the next higher performance measure, which pays out at 50% of the number of units outstanding, as shown in the performance share unit vesting schedule on page 36.

(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
The amounts reported relate to the outstanding performance share units granted in fiscal year 2019. One-third of the performance share units are earned on the last day of the one-year performance cycle, February 1, 2020, if performance criteria have been met, and two-thirds of the units are earned on the last day of the three-year performance cycle, January 29, 2022, if performance criteria have been met. The 2019 performance share units vest when the results have been certified by the Compensation, People and Culture Committee at the end of the three-year performance cycle, January 29, 2022. For the performance cycle that ended on February 1, 2020, the performance payout threshold was not achieved, so one- third of the grant will not pay out. The remaining two-thirds of this grant has time remaining in its three-year performance cycle.

If the performance cycle for the remaining two-thirds of the grant had ended as of the close of fiscal year 2019, the performance payout threshold would not have been achieved and 0% of the number of performance share units outstanding would have been earned.
As required to be disclosed by SEC rules, the payout values for the remaining two-thirds of this grant are reported and are based on achieving the next higher performance measure, which pays out at 50% of the number of units outstanding. The value of estimated payouts has been calculated using the closing price of Common Stock on January 31, 2020, the last market trading day of the fiscal year, of $36.86. The payout does not include estimated dividend amounts as the Company does not pay dividends on unvested performance share units.

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Option Exercises and Stock Vested in Fiscal Year 2019
The following table provides information for the Named Executive Officers on:

•	the number of shares of Common Stock acquired and value realized from stock option exercises in fiscal year 2019; and

•	the number of shares of Common Stock acquired and value realized from performance share units and restricted stock units that vested with respect to fiscal year 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(a)	Value Realized on Exercise ($)(b)	Number of Shares Acquired on Vesting (#)(c)	Value Realized on Vesting ($)(d)
Erik B. Nordstrom	77,609	653,219	30,206	1,262,481
Anne L. Bramman	—	—	24,311	1,007,799
Peter E. Nordstrom	77,609	508,215	30,188	1,261,691
Kenneth J. Worzel	—	—	37,121	1,484,605
Edmond Mesrobian	—	—	9,526	326,170

(a)	Number of Shares Acquired on Exercise
The numbers reported are the stock options that were exercised during the fiscal year.

(b)	Value Realized on Exercise
The amount realized equals the aggregate difference between the fair market value of Common Stock on the dates of exercise and the grant prices, multiplied by the number of shares acquired on exercise.

(c) Number of Shares Acquired on Vesting
The numbers reported are the restricted stock units that vested during the fiscal year.
(d) Value Realized on Vesting
The amounts reported are the value realized for the restricted stock units that vested during the fiscal year.
Pension Benefits
The Company’s original Supplemental Executive Retirement Plan (“SERP”) was introduced in the 1980s. Over the years, the plan design changed to better meet the purpose of encouraging designated executives to stay with Nordstrom throughout their careers and rewarding their significant and sustained contribution to the Company’s success by adding to their financial security upon retirement. The SERP was closed to new entrants, beginning in 2012.
The Named Executive Officers, except Anne Bramman and Edmond Mesrobian, who both joined the Company after the SERP had been closed to new entrants, are eligible for the SERP. The eligible Named Executive Officers are entitled to receive their full retirement benefit at age 58. Their full benefit is equal to 1.6% multiplied by final average pay, as described in the following paragraph, and their years of credited service, up to a maximum of 25 years. They may retire early and receive a reduced benefit if they are between the ages of 53 and 57 with at least 10 years of credited service and the Board approves the early retirement. The early retirement benefit is reduced 10% for each year that their retirement age is less than 58. If they retire after age 58, they are entitled to their full retirement benefit, increased with interest of 5% per year, compounded annually, for each full year worked beyond age 58, for a maximum of 10 years. The annual SERP benefit is capped at $700,000.

Final average pay is the average base salary and annual performance-based cash bonus of the highest 36 months over the longer of:

•	the most recent five years of service; or

•	the entire period of service after the executive’s 53rd birthday.
The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% annuity paid to a surviving spouse or life partner after the executive’s death. A surviving spouse or life partner also receives a 50% survivor benefit if the executive dies before retiring. The amount of this survivor benefit depends on the executive’s age and years of credited service at the time of death.
The SERP provides that no benefit will be paid to an executive whose employment is terminated for cause, which includes competitive behavior against the Company, as determined by the Compensation, People and Culture Committee in the exercise of its discretion in accordance with the Plan. The Compensation, People and Culture Committee also has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.
Information about payment of the SERP benefit related to change in control is provided on page 56 in footnote (b) to the Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2019 table.

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Because the SERP is a nonqualified deferred compensation plan, the Company is not obligated to fund it. However, the Company does set aside funds to assist in the payment of future benefit obligations. If the Company were to become insolvent, participants would be unsecured general creditors, and there is no guarantee that funds would be available to pay all creditors in full. See the notes to the financial statements contained within the Company’s 2019 Annual Report for a discussion of the benefit obligation.
Fiscal Year 2019 Pension Benefits Table
The following table shows the present value of the accumulated SERP benefit payable to each of the Named Executive Officers, based on the number of years of service credited under the Plan to each Named Executive Officer and actuarial assumptions consistent with those used in the Company’s financial statements to calculate the Company’s obligations under the Plan. See the notes to the financial statements contained within the Company’s 2019 Annual Report for a discussion of the benefit obligation and assumptions used.

Name	Plan Name	Age (a)	Number of Years Credited Service (#)(b)	Present Value of Accumulated Benefit ($)(c)	Payments During Last Fiscal Year ($)
Erik B. Nordstrom	SERP	56	25	13,277,382	—
Anne L. Bramman	—	52	—	—	—
Peter E. Nordstrom	SERP	57	25	14,015,296	—
Kenneth J. Worzel	SERP	55	10	4,526,502	—
Edmond Mesrobian	—	59	—	—	—

(a)	Age
Age is as of February 1, 2020, the last day of the fiscal year.

(b)	Number of Years Credited Service
Although Erik Nordstrom and Peter Nordstrom each have 40 or more years of service, the number of years of credited service under the SERP is capped at 25.

(c)	Present Value of Accumulated Benefit
The amounts shown are based on the full retirement age of 58. The eligible Named Executive Officers have met the minimum retirement age with at least 10 years of credited service and would be eligible for early retirement with prior approval from the Board. If the Board approved early retirement, Erik Nordstrom, Peter Nordstrom and Kenneth Worzel would be entitled to receive a reduced SERP benefit having present values as of the end of the fiscal year of $11,643,464, $13,197,429 and $3,621,992, respectively. These amounts are reported in the Potential Payments Upon Termination or Change of Control at Fiscal Year-End 2019 table on page 53.
Nonqualified Deferred Compensation
The Company offers participation in the Nordstrom Deferred Compensation Plan (“NDCP”) to employees, including the Named Executive Officers, who meet a minimum compensation threshold. Under this Plan, a participant may defer up to 80% of base salary, up to 100% of an annual performance-based bonus and up to 100% of any vested performance share units, less applicable payroll taxes.
Deferral elections are irrevocable and are made in compliance with Section 409A of the IRC. If a participant’s NDCP deferrals cause a reduction in the Company’s 401(k) match contribution, the Company may deposit a make-up contribution into the participant’s NDCP account. The Company may also provide a dollar for dollar matching contribution, up to 4% of eligible pay over the 401(k) calendar year compensation limit, on deferrals into the NDCP by eligible participants and a discretionary profit-based match up to an additional 2% of eligible pay over the 401(k) calendar year compensation limit. Participants in the Company’s SERP are not eligible for this matching contribution.

Plan participants may direct their cash deferrals to deemed investment alternatives, priced and valued similar to retail mutual funds. As of the end of the fiscal year, the Company offered 18 deemed investment alternatives. In addition, Plan participants are offered a fixed rate option, which was 4.5% for calendar year 2019 and is 4.31% for calendar year 2020, which is not subsidized by the Company but rather is a rate based on guaranteed contractual returns from a third-party insurance company provider. With the exception of the fixed rate fund, participants may change their investment allocations among these investment alternatives daily. Gains and losses for cash deferrals are credited to participant accounts daily, based on their investment elections. The deemed investment alternatives for cash do not include Common Stock. Vested performance share units that are deferred into the NDCP remain as stock units until distribution.

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Fiscal Year 2019 Nonqualified Deferred Compensation Table
The following table discloses information on nonqualified deferred compensation for the Named Executive Officers under the Company’s NDCP for the fiscal year ended February 1, 2020. The Company’s SERP is also a nonqualified plan. Information regarding benefits payable to Named Executive Officers under the SERP is provided on pages 50 and 51.

Name	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(b)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(c)
Erik B. Nordstrom	—	—	—	—	—
Anne L. Bramman	63,565	—	1,614	—	67,880
Peter E. Nordstrom	—	—	—	—	—
Kenneth J. Worzel	52,174	—	35,772	—	756,989
Edmond Mesrobian	41,000	—	4,666	—	47,487

(a)	Executive Contributions in Last Fiscal Year
The amounts reported are the deferrals made during the fiscal year.
(b) Aggregate Earnings in Last Fiscal Year
The amounts include the total interest or other earnings accrued in fiscal year 2019 on the entire NDCP account balance, including deferred performance share units.

(c) Aggregate Balance at Last Fiscal Year-End
The amounts shown are the total NDCP balances, including earnings on deferrals, as of February 1, 2020.
Potential Payments Upon Termination or Change in Control
The information on the following pages describes and quantifies certain amounts that would become payable under existing compensation plans if the Named Executive Officers’ employment had terminated on February 1, 2020, the last day of the fiscal year. The amounts are based on each executive’s compensation and years of service as of that date and, if applicable, based on the closing price of Common Stock on January 31, 2020, the last market trading day of the fiscal year, of $36.86. The estimates are based on all relevant plans effective at the end of the fiscal year and information available at that time. Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs and any other applicable factors.

Employment Agreements
The Company does not have employment agreements with any Nordstrom employees, including the Named Executive Officers. The Company maintains an executive severance plan to provide certain of the Named Executive Officers an appropriate level of severance benefits in the event of involuntary separation of service,not for cause. Except as described on the following pages, there are no agreements, arrangements or plans that entitle the Named Executive Officers to enhanced benefits upon termination of their employment.

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Potential Payments Upon Termination or Change in Control at Fiscal Year-End 2019
The following table shows various termination scenarios and payments that would be triggered under the Company’s compensation plans.

Name and Potential Payment	Death ($)	Disability ($)	Retirement ($)	Termination without Cause ($)	Qualifying Termination Following a Change in Control ($)
Erik B. Nordstrom
Continued or Accelerated Vesting of Equity Awards(a)	2,377,839	2,377,839	2,069,615	2,069,615	2,069,615
Vested SERP Benefit(b)	5,582,192	—	11,643,464	11,643,464	11,643,464
Life Insurance Proceeds(c)	948,125	—	—	—	—
Retiree Health Care Benefit(d)	186,896	406,906	406,906	406,906	406,906
Separation Benefit(e)	—	—	—	—	—
Disability Insurance Benefit(f)	—	35,000	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	9,095,052	2,819,745	14,119,985	14,119,985	14,119,985
Anne L. Bramman
Continued or Accelerated Vesting of Equity Awards(a)	2,968,864	2,968,864	—	—	2,788,901
Vested SERP Benefit(b)	—	—	—	—	—
Life Insurance Proceeds(c)	1,000,000	—	—	—	—
Retiree Health Care Benefit(d)	—	—	—	—	—
Separation Benefit(e)	—	—	—	—	—
Disability Insurance Benefit(f)	—	35,000	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	3,968,864	3,003,864	—	—	2,788,901
Peter E. Nordstrom
Continued or Accelerated Vesting of Equity Awards(a)	2,376,843	2,376,843	2,068,620	2,068,620	2,068,620
Vested SERP Benefit(b)	6,742,418	—	13,197,429	13,197,429	13,197,429
Life Insurance Proceeds(c)	948,125	—	—	—	—
Retiree Health Care Benefit(d)	173,260	368,943	368,943	368,943	368,943
Separation Benefit(e)	—	—	—	—	—
Disability Insurance Benefit(f)	—	35,000	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	10,240,646	2,780,786	15,634,992	15,634,992	15,634,992
Kenneth J. Worzel
Continued or Accelerated Vesting of Equity Awards(a)	3,237,402	3,237,402	—	—	3,005,196
Vested SERP Benefit(b)	1,847,989	—	3,621,992	3,621,992	3,621,992
Life Insurance Proceeds(c)	1,093,750	—	—	—	—
Retiree Health Care Benefit(d)	193,250	425,054	425,054	425,054	425,054
Separation Benefit(e)	—	—	—	1,420,102	—
Disability Insurance Benefit(f)	—	35,000	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	6,372,391	3,697,456	4,047,046	5,467,148	7,052,242
Edmond Mesrobian
Continued or Accelerated Vesting of Equity Awards(a)	1,736,944	1,736,944	—	—	2,860,152
Vested SERP Benefit(b)	—	—	—	—	—
Life Insurance Proceeds(c)	968,750	—	—	—	—
Retiree Health Care Benefit(d)	—	—	—	—	—
Separation Benefit(e)	—	—	—	1,554,200	—
Disability Insurance Benefit(f)	—	35,000	—	—	—
Executive Management Bonus(g)	—	—	—	—	—
Total Value of Incremental Benefits	2,705,694	1,771,944	—	1,554,200	2,860,152

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(a)	Continued or Accelerated Vesting of Equity Awards
As of the end of fiscal year 2019, the Named Executive Officers had outstanding equity awards under our 2010 and 2019 Equity Incentive Plans. Treatment of the awards under various termination scenarios is described below.
Stock Options
Death or Disability
The stock option agreements under the Company’s 2010 Equity Incentive Plan, with the exception of the 2019 stock option grant agreement, provide that if a participant’s employment is terminated by reason of death or disability, stock options granted more than six months prior to the termination event will immediately vest. The stock option agreements provide that if a participant’s employment is terminated by reason of death or disability, vested stock options may be exercised by the participant or participant’s beneficiary during the period ending four years after termination, provided the 10-year term of the grant has not expired.
The Company’s 2019 stock option grant agreement for the annual grant provides that if a participant’s employment is terminated by reason of death or disability, the stock option grants will immediately vest. The annual stock option agreement provides that if a participant’s employment is terminated by reason of death or disability, vested stock options may be exercised by the participant or participant’s beneficiary during the period ending four years after termination, provided the 10-year term of the grant has not expired.
The Company’s 2019 stock option grant agreement for one-time awards provides that if a participant’s employment is terminated by reason of death or disability, a prorated portion of the stock option grant will be accelerated based on the number of full months employed. The one-time stock option agreement provides that if a participant’s employment is terminated by reason of death or disability, vested stock options may be exercised by the participant or participant’s beneficiary during the period ending four years after termination, provided the 10-year term of the grant has not expired.
The closing price of Common Stock as of the end of the fiscal year 2019 was lower than the exercise prices of the unvested stock options that would immediately vest and be exercisable during the earlier of four years after termination or the 10-year term date of the grant. Therefore, no amounts are included in the table.
If, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then the post-separation vesting and exercise rights will cease immediately and all outstanding vested and unvested options under such grants will be automatically forfeited.
Retirement or Termination without Cause
The stock option agreements under the Company’s 2010 Equity Incentive Plan generally provide that if a participant satisfies a minimum age and years of service requirement and the participant’s employment is terminated by reason of retirement or termination without cause, stock options granted more than six months prior to termination will continue to vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired. Erik Nordstrom and Peter

Nordstrom qualify for this continued vesting as they have reached the minimum retirement age of 55 with at least 10 years of service.
The closing price of Common Stock as of the end of the fiscal year 2019 was lower than the exercise prices of the unvested stock options that would continue to vest and be exercisable during the earlier of four years after termination or the 10-year term date of the grant. Therefore, no amounts are included in the table for Erik Nordstrom and Peter Nordstrom.
If, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then the post-separation vesting and exercise rights will cease immediately and all outstanding vested and unvested options under such grants will be automatically forfeited.
Qualifying Termination Following a Change in Control
The Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their awards. However, under the 2010 and 2019 Equity Incentive Plans, a Named Executive Officer will generally be entitled to accelerated vesting if the executive experiences a qualifying termination (termination by the Company without cause or termination by the executive for good reason) within 12 months following a change in control of the Company, unless the Compensation, People and Culture Committee acts to prevent acceleration or the award is of a type which would continue in effect notwithstanding the occurrence of the change in control. Generally, a change in control occurs upon:

•	the merger or consolidation of the Company with or into another entity;

•	the sale, transfer or other disposition of all or substantially all the Company’s assets;

•	a change in composition of 50% or more of the Board; or

•
any transaction as a result of which any person is the “beneficial owner” of securities of the Company representing at least 30% of the total voting power of the Company’s outstanding voting securities.

The closing price of Common Stock as of the end of fiscal year 2019 was lower than the exercise prices of the unvested stock options that would vest if the Named Executive Officers experienced a qualifying termination within 12 months following a change in control of the Company and the Committee did not act to prevent the acceleration of the awards.
Performance Share Units
Death or Disability
The 2019 performance share unit award agreement under the 2010 Equity Incentive Plan provides that if a participant’s employment is terminated before the end of a performance cycle by reason of death or disability, the participant, or participant’s beneficiary, will be entitled to a prorated payment, based on target performance and the number of full months employed during the performance cycle.
The 2019 grant has time remaining in its three-year performance cycle. One-third of the performance share units are earned on the last day of the one-year performance cycle, February 1, 2020, if performance criteria have been met, and two-thirds of the units are earned on the last day of the three-year performance cycle, January 29, 2022, if performance criteria have been met. The 2019

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performance share units vest when the results have been certified by the Compensation, People and Culture Committee at the end of the three-year performance cycle, January 29, 2022. For the performance cycle that ended on February 1, 2020, the performance payout threshold was not achieved, so one- third of the grant will not pay out. The remaining two-thirds of this grant has time remaining in its three-year performance cycle. The amounts included in the table are based on the remaining outstanding 2019 performance share units and a payout at 100% (target) of the prorated number based on termination on the last day of the fiscal year.
If, during the term of any outstanding performance cycle, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then all outstanding vested but not settled and any unvested portions of the performance share unit awards will be automatically forfeited.
Retirement or Termination without Cause
The 2019 performance share unit award agreement under the 2010 Equity Incentive Plan provides that if a participant satisfies a minimum age and years of service requirement and the participant’s employment is terminated before the end of the performance cycle by reason of retirement or termination without cause, the participant will be entitled to a prorated payment, based on a number of full months employed during the performance cycle, with respect to any performance share units granted more than six months prior to termination that were earned during the performance cycle. Both Erik Nordstrom and Peter Nordstrom qualify for this prorated payment upon retirement as of the end of the fiscal year.
The 2019 grant has time remaining in its three-year performance cycle. One-third of the performance share units are earned on the last day of the one-year performance cycle, February 1, 2020, if performance criteria have been met, and two-thirds of the units are earned on the last day of the three-year performance cycle, January 29, 2022, if performance criteria have been met. The 2019 performance share units vest when the results have been certified by the Compensation, People and Culture Committee at the end of the three-year performance cycle, January 29, 2022. For the performance cycle that ended on February 1, 2020, the performance payout threshold was not achieved, so one- third of the grant will not pay out. The remaining two-thirds of this grant has time remaining in its three-year performance cycle. If the performance cycle for the remaining two-thirds of the grant had ended as of the close of fiscal year 2019, the performance payout threshold would not have been achieved and 0% of the number of performance share units outstanding would have been earned. Therefore, no amounts for the performance share units are reported in the table.
If, during the term of any outstanding performance cycle, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then all outstanding vested but not settled and any unvested portions of the performance share unit awards will be automatically forfeited.
Qualifying Termination Following a Change in Control
The Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their performance share units. However, a Named Executive Officer will generally be entitled to accelerated vesting based on the target number of outstanding performance share units if the actual performance cannot be determined, if the executive experiences a qualifying termination (termination by the Company without cause or termination by the executive for good reason) within 12 months following a change in control of the Company, unless the Compensation, People and Culture Committee acts to prevent acceleration or the award is of a type which would continue in effect notwithstanding the occurrence of the change in control. See the Change in Control paragraph under Stock Options on page 54 for information about when a change in control occurs.
The 2019 grant has time remaining in its three-year performance cycle. One-third of the performance share units are earned on the last day of the one-year performance cycle, February 1, 2020, if performance criteria have been met, and two-thirds of the units are earned on the last day of the three-year performance cycle, January 29, 2022, if performance criteria have been met. The 2019 performance share units vest when the results have been certified by the Compensation, People and Culture Committee at the end of the three-year performance cycle, January 29, 2022. For the performance cycle that ended on February 1, 2020, the performance payout threshold was not achieved, so one- third of the grant will not pay out. The remaining two-thirds of this grant has time remaining in its three-year performance cycle. If the performance cycle for the remaining two-thirds of the grant had ended as of the close of fiscal year 2019, the performance payout threshold would not have been achieved and 0% of the number of performance share units outstanding would have been earned. Therefore, no amounts for the performance share units are reported in the table.
Restricted Stock Units
Death or Disability
The restricted stock unit award agreements under the 2010 Equity Incentive Plan provide that if a participant’s employment is terminated by reason of death or disability, restricted stock units granted more than six months prior to the termination event will immediately vest. In the case of the 2019 restricted stock unit agreement for the annual grant, if a participant’s employment is terminated by reason of death or disability, the restricted stock units will immediately vest.
Under the Company’s 2019 Equity Incentive Plan, one-time restricted stock unit grant agreements provide that if a participant’s employment is terminated by reason of death or disability, the restricted stock units will be accelerated on a prorated basis, based on the number of full months employed.
The amounts shown in the table include the values, as of the end of fiscal year 2019, of unvested restricted stock units that would immediately vest.
If, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then any unvested units and any Common Stock delivered on vesting under such grants will be automatically forfeited.
Retirement or Termination without Cause
The restricted stock unit award agreements under the 2010 Equity Incentive Plan generally provide that if a participant satisfies a minimum age and years of service requirement and the participant’s

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employment is terminated by reason of retirement or termination without cause, restricted stock units granted more than six months prior to termination will continue to vest.
The amounts shown in the table for Erik Nordstrom and Peter Nordstrom include the values, as of the end of fiscal year 2019, of unvested restricted stock units that would continue to vest after termination. These executives qualify for this continued vesting as of the end of the fiscal year since they had each reached the minimum retirement age of 55 with at least 10 years of service.
If, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then any unvested units and any Common Stock delivered on vesting under such grants will be automatically forfeited.
Qualifying Termination Following a Change in Control
Under the 2010 and 2019 Equity Incentive Plans, the Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their restricted stock units. However, a Named Executive Officer will generally be entitled to accelerated vesting if the executive experiences a qualifying termination (termination by the Company without cause or termination by the executive for good reason) within 12 months following a change in control of the Company, unless the Compensation, People and Culture Committee acts to prevent acceleration or the award is of a type which would continue in effect notwithstanding the occurrence of the change in control. See the Change in Control paragraph under Stock Options on page 54 for information about when a change in control occurs.
The amounts shown include the values, as of the end of fiscal year 2019, of unvested restricted stock units that would vest if the Named Executive Officers experienced a qualifying termination within 12 months following a change in control of the Company and the Committee did not act to prevent acceleration of the awards.

(b)	Vested SERP Benefit
The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% survivor annuity paid to the surviving spouse or life partner for the remainder of their life after the executive’s death, as described in the Pension Benefits section beginning on page 50.
Death
The amounts shown are the present values of the 50% survivor annuity, payable in semi-monthly installments to the spouse or life partner of the executive, assuming the payments would begin on the date on which the executive would have attained minimum retirement age of 53, or the executive’s actual age, if older, and would continue for the remaining lifetime of the spouse or life partner. There would be no immediate payment of the benefit if the date of death preceded the executive’s earliest retirement age of 53.

Disability
No amounts are shown as none of the eligible Named Executive Officers have reached normal retirement age of 58, which is the earliest eligibility for the SERP disability benefit.
Retirement or Termination without Cause
The amounts shown in the table for the eligible Named Executive Officers are the present values of their SERP benefits, reduced for early commencement, payable in bi-weekly installments, assuming the payments would begin as of the last day of fiscal year 2019. These Named Executive Officers have met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement with prior approval from the Board. If the Board approved early retirement, they would be entitled to a reduced SERP benefit, as described in the Pension Benefits section on page 50.
Qualifying Termination Following a Change in Control
No benefits are paid solely due to a change in control, although a change in control triggers immediate vesting and an obligation for the Company to fully fund accrued benefits through a trust. If an executive was separated from the Company after a change in control, a deferred annuity would be payable upon the executive reaching retirement age. If the separation occurred before the executive’s retirement age of 58, the benefit would be paid as a reduced early retirement benefit at age 53, or the executive’s actual age, if older. In this case, the requirement for Board approval of the early retirement is waived.
The amounts shown in the table for the eligible Named Executive Officers are the present values of their SERP benefits, reduced for early commencement, payable in bi-weekly installments, assuming the payments would begin as of the last day of fiscal year 2019. These Named Executive Officers have met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement.
The Compensation, People and Culture Committee has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.

(c)	Life Insurance Proceeds
The Company provides life insurance for the Named Executive Officers of approximately 1.25 times annual base salary.
The amounts reported in the table represent the life insurance proceeds that would be payable if the Named Executive Officers had died as of the last day of the fiscal year. The premiums paid for the Company-provided life insurance are included in column (c) in the All Other Compensation in Fiscal Year 2019 table on page 43.

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(d)	Retiree Health Care Benefit
The Company provides continued health care coverage for the eligible Named Executive Officers if they separate from the Company after age 55 with at least 10 profit sharing years of service. These benefits include medical, behavioral health/substance abuse, vision, prescription drug and dental coverage. The Named Executive Officers and their spouses or life partners and eligible dependents would be covered under the retiree health plan, and the executive and the Company would continue to share in the cost of the insurance premium. Coverage and cost sharing would continue for the surviving spouse or life partner and eligible dependents after the executive’s death. Effective November 1, 2013, the retiree health plan was closed to new entrants.
The amounts in the table for the eligible Named Executive Officers are the present values of the health care cost that would be payable by the Company if they had separated on the last day of the fiscal year. Erik Nordstrom, Peter Nordstrom and Kenneth Worzel have met the minimum retirement age of 55 with at least 10 profit sharing years of service and would be eligible for retirement. Assumptions used in determining these amounts include a discount rate of 4.33% and the RP2014 White Collar, Fully Generational Mortality Table with projection scale MP2018.
An executive who is terminated for cause, as determined by the Company in the exercise of its discretion in accordance with the Plan, is not eligible to receive the retiree health care benefit.

(e)	Separation Benefit
Under the Nordstrom, Inc. Executive Severance Plan, Kenneth Worzel and Edmond Mesrobian are eligible to receive benefits upon involuntary termination of employment by the Company, not for cause. To be eligible to participate in the Plan upon involuntary termination, the eligible Named Executive Officer must have signed a non-competition and non-solicitation agreement. Erik Nordstrom and Peter Nordstrom are not eligible under the Plan. Anne Bramman has elected not to participate in the Plan. The benefits for eligible and participating employees include:

•
lump sum cash payment for severance: 18 or 24 months of base salary for our Executive Officers, depending on their roles. This is reduced by an amount equal to the participant’s gross monthly SERP benefit multiplied by the number of months used to calculate the severance payment, if applicable;

•
lump sum cash payment for health coverage: the cost of the Company-paid portion of the employee’s currently elected health coverage for 12 months, unless the employee is eligible for the retiree health care benefit, as described in footnote (d), “Retiree Health Care Benefit”; and

•	six months of outplacement services.
The potential separation benefits for the Named Executive Officers are shown below.

Name	Separation Payment ($)	Company-Paid Portion of Medical Benefits ($)	Cost of Outplacement Services ($)	Total Separation Benefit ($)
Erik B. Nordstrom	—	—	—	—
Anne L. Bramman	—	—	—	—
Peter E. Nordstrom	—	—	—	—
Kenneth J. Worzel	1,415,902	—	4,200	1,420,102
Edmond Mesrobian	1,550,000	—	4,200	1,554,200
Kenneth Worzel’s estimated separation payment shown above is reduced by an amount equal to his estimated gross monthly SERP benefit multiplied by the number of months used to calculate his separation payment. No amount is included for the Company-paid portion of medical benefits as he qualifies for retiree health care benefits. No amount is included for the Company-paid portion of medical benefits for Edmond Mesrobian as he is not participating in the Company’s medical benefit plans.
To be eligible to receive any benefits under the Nordstrom, Inc. Executive Severance Plan, the Named Executive Officer must sign a release in which the executive agrees, among other things, not to disclose to anyone at any time any confidential information acquired during employment with the Company, and not to publish any statement, or instigate, assist or participate in the making or publication of any statement which is disparaging or detrimental in any way to the Company, except in each case as required by applicable law.

(f)	Disability Insurance Benefit
The Company provides long-term disability insurance for the Named Executive Officers. The amount reported in the table for each Named Executive Officer is the long-term disability benefit provided of up to $35,000 per month. The premiums for the Company-provided disability insurance are included in column (c) in the All Other Compensation in Fiscal Year 2019 table on page 43.

(g)	Executive Management Bonus
The performance period under the Executive Management Bonus Plan is the fiscal year. Therefore, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits under this Plan. However, if an employee died, became disabled or retired (after having met certain age and years of service requirements) during the fiscal year, the Compensation, People and Culture Committee would have the sole discretion to determine what amounts, if any, an executive would remain eligible to receive as a performance-based bonus award. Any bonus award would be prorated to reflect the period of service during the fiscal year.

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Pay Ratio Disclosure
SEC Rules require that U.S. publicly traded companies disclose the ratio of their Principal Executive Officer’s compensation to that of their median employee. Our Principal Executive Officer (“PEO”) is our Chief Executive Officer, Erik Nordstrom.
For fiscal year 2019:

•	the annual total compensation of Erik Nordstrom was $6,872,303; and

•	the estimated median of the annual total compensation of all employees of our Company, other than Erik Nordstrom, was $35,668.
Based on this information, for 2019 the ratio of the annual total compensation of Erik Nordstrom, our Chief Executive Officer and PEO, to the median of the annual compensation of all employees was 193 to 1.
The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee population and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio that we have reported.

To identify the median employee, we used the total compensation as reported on the 2019 W-2 for all of our U.S. employees, excluding our PEO, and the Canadian equivalent T4 for all of our Canadian employees, who were employed by us on February 1, 2020, the last day of our fiscal year. We included full-time, part-time, seasonal and temporary employees and did not annualize the compensation for our permanent full-time and part-time employees who were not employed with us for the entire fiscal year. We applied a Canadian to U.S. dollar exchange rate to the compensation elements paid in Canadian currency. Similar to other large retail companies, a significant portion of our workforce is employed on a part-time and seasonal basis. As of the end of fiscal year 2019, approximately 36,500 of our 69,000 employees – or 53% of our workforce – were either part-time or seasonal.
After identifying the median employee, we calculated annual total compensation for the median employee using the same methodology we used for determining total compensation for our Named Executive Officers as shown in the 2019 Summary Compensation Table on page 41.

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PROPOSAL 3	ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION
The Board recommends a vote FOR this proposal.
The Company is providing shareholders with an advisory (nonbinding) vote on the compensation program of our Named Executive Officers as disclosed in this Proxy Statement. At the 2017 Annual Meeting of Shareholders, over 95% of the votes cast approved our Board’s recommendation to hold advisory votes on an annual basis.

At the 2019 Annual Meeting of Shareholders, over 90% of the votes cast were supportive of our compensation program. The Compensation Committee recognizes this support of the compensation program for our Named Executive Officers and continues to apply the same pay and benefits philosophy which underlies our pay-for-performance philosophy.

Compensation Program Highlights
As described in the Compensation Discussion and Analysis beginning on page 28, our Named Executive Officers are rewarded when defined performance milestones are achieved and when value is created for our shareholders. Our Compensation, People and Culture Committee and Board believe that our compensation program is effective in implementing our executive compensation philosophy and establishing a solid link between compensation and shareholder interests. Highlights of our compensation program include the following:

•
We deliver the majority of compensation through a pay-for-performance framework where incentives are based on achieving results. At least 70% of the value of the targeted compensation package for each of our Named Executive Officers is weighted toward pay-for-performance and variable compensation to reinforce our philosophy of compensating our executives when they and the Company are successful in ways that support shareholder interests.

•	Each year, the Committee establishes the performance-based bonus measures that focus executives on the most important Company objectives. In 2019, Named Executive Officers had the following measures:

–
Incentive Adjusted Return on Invested Capital (“Incentive Adjusted ROIC”) to ensure our overall performance aligns directly with shareholder returns over the long term. The measure is expressed as a threshold that must be met before any payout can be made on Incentive Adjusted EBIT results to ensure our executives are rewarded only after earnings generate meaningful returns for our shareholders;

–
Incentive Adjusted Earnings Before Interest and Income Tax Expense (“Incentive Adjusted EBIT”) to emphasize the importance of earnings and its role in driving shareholder value. Erik Nordstrom and Peter Nordstrom each had this performance measure weighed at 100%, subject to the achievement of the Incentive Adjusted ROIC threshold. Anne Bramman, Kenneth Worzel and Edmond Mesrobian each had this performance measure weighed at 67%, again subject to the achievement of the Incentive Adjusted ROIC threshold; and

–
Individual Measure to enable differentiation in bonus payout opportunity based on individual contributions and execution against goals for Anne Bramman, Kenneth Worzel and Edmond Mesrobian. The individual bonus measure accounted for 33% of the total bonus opportunity for these Named Executive Officers.

•
The Committee references the 50th percentile of our retail peer group when assessing the Named Executive Officers’ targeted level of total direct compensation (base salary + performance-based bonus + long-term incentives). The market information is considered a reference point rather than policy for reviewing competitiveness.

•	We maintain meaningful executive stock ownership guidelines so that our executives’ interests, as shareholders, are aligned with our broader shareholder base.

•	We have an executive compensation clawback policy that applies to performance-based compensation.

•	The Compensation, People and Culture Committee has retained and directs an independent compensation consultant.

•	We do not have employment agreements with our executives.

•	We do not provide tax gross-ups, except those related to relocation expenses when an executive must move to assume Company responsibilities.

•	We do not allow stock option grant repricing or backdating, nor do we grant options below 100% of fair market value.

•
We have a derivative and hedging policy that prohibits Directors and Executive Officers (as well as other key insiders and their immediate families) from engaging in hedging transactions with respect to any equity securities of the Company held by them.

•	We have restrictions on pledging of Common Stock.
Subsequent to the February 2020 Committee meeting, based on the uncertainty surrounding the impact of the coronavirus (COVID-19) on business operations and to enhance the Company’s liquidity:

•	Erik Nordstrom and Peter Nordstrom have agreed to receive no base salary for at least the next six months, beginning March 29, 2020; and

•
the other Named Executive Officers have agreed to reduce their base salaries by 25%, and all other executives of the Company have agreed to reduce their base salaries by 10% – 25%, depending on their roles, for at least the next six months, beginning March 29, 2020.

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Shareholder Support
We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement.
This proposal gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the 2020 Annual Meeting: “RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure in this Proxy Statement.”
Our Board has adopted a policy of annual executive compensation advisory votes. As an advisory vote, this proposal is not binding on the Company. However, our Compensation, People and Culture Committee and Board value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding the Company’s Named Executive Officers.
EQUITY COMPENSATION PLANS
The following table provides information as of the fiscal year ended February 1, 2020 about Common Stock that may be issued upon the exercise of options and rights that have been or may be granted to employees and members of the Board under all of the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1) (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities to be issued as reflected in column (1)) (3) (#)
Equity compensation plans approved by the Company’s shareholders (a)	12,277,735	(b)	53	11,630,884	(c)
Equity compensation plans not approved by the Company’s shareholders (d)	6,507		5	—
TOTAL	12,284,242		53	11,630,884

(a)
Consist of the 2004, 2010 and 2019 Equity Incentive Plan and the Employee Stock Purchase Plan. Performance share units and restricted stock units do not have an exercise price and therefore have been excluded from the weighted average exercise price calculation in column (2).

(b)	Includes 36,109 of deferred Director awards and 94,150 related to deferred performance share units.

(c)	Includes 10,307,269 shares from the 2019 Equity Incentive Plan, and 1,323,615 shares from the Employee Stock Purchase Plan.

(d)	Consist of plans created in connection with our subsidiaries.

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PROPOSAL 4	APPROVAL OF AN AMENDMENT TO THE NORDSTROM, INC. 2019 EQUITY INCENTIVE PLAN
The Board recommends a vote FOR this proposal.
Shareholders are being asked to vote on a proposal to approve an amendment to the Nordstrom, Inc. 2019 Equity Incentive Plan (the “Plan”). The Company has granted equity awards to its employees and directors under Nordstrom equity compensation plans since 1977 as part of a long-held approach to pay for performance. All of the Company’s prior plans have expired or were terminated when the Shareholders approved the Plan at the 2019 Annual Meeting of Shareholders (the “Prior Approval”).
At the time of the Prior Approval, the Company anticipated that the total number of shares available for grant under the Plan would last for significantly more than a year, however, concerns about the effect of the novel coronavirus (COVID-19) have had dramatic impacts on the world’s equity markets. The shares of retailers, such as the Company, have been particularly impacted as governments and municipalities around the world have issued orders temporarily requiring non-essential businesses to suspend operations, causing declines in consumer spending and disruption of retail supply chains. As a consequence of all these factors, the closing price of the Company’s Common Stock as of the record date, March 11, 2020, was $24.03, a decline of 45% from the closing price on the record date for the Prior Approval, March 15, 2019, and a decline of almost 40% from our closing price on December 31, 2019. In addition, as of March 11, 2020, 100% of our outstanding stock options were underwater, with a weighted-average exercise price of $52.31 per share and individual option exercise prices ranging up to $75.23 per share. As we move forward, we believe it is important the Company have the ability to use stock-based compensation to attract key talent, provide a stake in our future recovery and success for those employees we will be relying on, and align our team with long-term shareholder outcomes.
Following this dramatic and unexpected decline in the price of the Company’s Common Stock, the number of shares remaining available for grant under the Plan is now insufficient to meet the Company’s anticipated needs – both with respect to its annual compensatory award cadence for 2021 as well as any potential need to address employee retention concerns – during this unprecedented time. Accordingly, the Compensation, People and Culture Committee (the “Committee”) of the Company’s Board of Directors approved on March 27, 2020 an additional 15,000,000 shares for issuance under the Plan, subject to shareholder approval. Therefore, we are asking the Company’s shareholders to approve this amendment to the Plan which will reserve an additional 15,000,000 shares for issuance under the Plan. We have not made any other changes to the Plan since the Prior Approval and continue to maintain limits on the number of shares of Common Stock that may be granted pursuant to an award to any participant in a single fiscal year.
Equity compensation is also fundamental to our compensation philosophy and core objectives of paying for performance and aligning the interests of employees with those of shareholders. A significant portion of our employees’ compensation is provided in the form of equity. We believe that equity awards, and the potential they hold for appreciation through an increase in our stock price, support our pay-for-performance philosophy, provide further incentive to our employees to focus on creating long-term shareholder value and create an ownership culture that links employees’ interests with those of our shareholders and our long-term results, performance, and financial condition.
The highlights of the Plan, as amended for this share request, are set forth below. Specifically, the Plan:

•	reserves for issuance by the Company 24,500,000 shares, representing the 9,500,000 shares available after the Prior Approval plus the 15,000,000 shares added as a result of the amendment to the Plan;

•
requires each share issued as part of a full-value award, such as a grant of unrestricted shares, restricted shares, restricted stock units or performance share units, and dividend equivalents to count as 1.6 shares for purposes of determining shares remaining available for grant;

•
prohibits liberal share recycling as shares not issued as a result of the net settlement of an outstanding stock appreciation right or stock option; shares used to pay the exercise price or withholding taxes related to an outstanding award; or shares repurchased on the open market with the proceeds of a stock option exercise price will not be returned to the 2019 Plan;

•
provides for “double trigger” rather than “single trigger” accelerated vesting, meaning awards will be accelerated as the result of a change in control where the participant’s employment is involuntarily terminated or the participant terminates for “good reason” within 12 months following a change of control and with respect to performance-based awards allow for acceleration of vesting at target if actual performance cannot be determined upon a qualifying termination;

•
establishes one year as the minimum period for vesting of all awards, provided that the Committee may grant awards that vest in less than one year if the total number of such shares does not exceed 5% of the available shares authorized for issuance under the 2019 Plan;

•
prohibits the issuance of dividends or dividend equivalents on stock options and stock appreciation rights and prohibit delivery of dividends or dividend equivalents on all other types of awards unless such awards are earned and vested;

•	prohibits the repricing of stock options or stock appreciation rights without shareholder approval;

•	subjects all awards to the Company’s clawback policy as described on page 39; and

•	prohibits the transfer of awards, except in the context of death or as otherwise required by law, or as approved by the Committee.

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Shares Available under Plans
As of the record date, the Company had available for issuance 5,608,098 shares under the Plan. In addition, the Plan permits the Company to issue shares if they are forfeited under awards previously issued under two of the Company’s prior (and now terminated) plans: the 2010 Equity Incentive Plan and the 2004 Equity Incentive Plan.

The following table shows information regarding outstanding options and full-value awards as of March 11, 2020 under the 2010 Equity Incentive Plan and the Plan.

Outstanding Options (#)	Weighted Average Exercise Price ($)	Weighted Average Remaining Years of Contractual Life (#)	Unvested Full Value Awards (#)*
8,297,627	52.31	4.26	5,814,143

*
Includes restricted stock units and performance share units granted at maximum. Each outstanding full value award reduces the shares available for grant under the 2019 Equity Incentive Plan by 1.6 shares.

Summary of Plan Terms
The following is a summary of the Plan, a complete copy of which has been filed with the Securities and Exchange Commission as Appendix B to this Proxy Statement and is also available on the SEC’s website at www.sec.gov. This summary is qualified in its entirety by the actual terms of the Plan, which are incorporated herein by this reference.
Participants
Eligible participants include the Company’s and its subsidiaries’:

•	employees; and

•	nonemployee directors.
The Plan is broad enough to cover all of the Company’s and its subsidiaries’ full- or part-time employees and nonemployee directors, consisting of approximately 69,000 people as of the Record Date. As of the filing date for this Proxy Statement, a majority of these employees are currently furloughed or scheduled for zero hours as a result of COVID-19, however employees may be called to return to work at any time as circumstances permit. The Company currently grants equity to approximately 665 eligible employees, approximately 525 of our highest-performing salespeople and its nonemployee directors.
Purpose
The purpose of the Plan is to promote the long-term success of the Company and its subsidiaries and the creation of shareholder value by:

•	motivating participants to focus on the Company’s critical long-range objectives;

•	encouraging the attraction and retention of employees and nonemployee directors; and

•	aligning participant and shareholder interests through stock ownership.
Administration
The Committee administers the Plan, except that it may also appoint a secondary Board committee or one or more senior executive officers to administer the Plan with respect to employees who are not considered executive officers under Section 16 of the Securities

Exchange Act of 1934, as amended (“Exchange Act”). The Committee may delegate certain day-to-day administrative duties under the Plan to the Company’s Compensation Department (or similar department).
Awards
The types of awards that may be made under the Plan are:

•	options to purchase shares of Common Stock;

•	stock appreciation rights;

•	unrestricted shares of Common Stock;

•	restricted shares of Common Stock;

•	restricted stock units; and

•	performance share units.
Share Limits and Vesting Requirements
As originally approved, the limit on the number of shares of Common Stock that may be delivered under the Plan through the issuance of any type of award could not exceed (i) 9,500,000 plus (ii) any shares currently underlying awards outstanding under the 2010 Equity Incentive Plan and 2004 Equity Incentive Plan but which are forfeited or which expire without exercise during the term of the Plan. If approved by the shareholders, this amendment to the Plan will authorize an additional 15,000,000 for issuance under the Plan.
The maximum number of shares that are available for grant under the Plan are subject to reduction by 1.6 shares for each share that is delivered in settlement of an award of unrestricted shares, restricted shares, restricted stock units, performance share units, dividends and dividend equivalents. When a share is delivered in settlement of one of the foregoing types of awards, the maximum is reduced by 1.6 shares and when a share is delivered in settlement of an option or stock appreciation right, the maximum is reduced by one share.
All awards granted under the Plan shall vest no earlier than the first anniversary of the date of grant provided that up to 5% of the authorized shares under the Plan (including all unrestricted shares of Common Stock) may be granted without this limit.
The Plan sets forth limits on the number of shares of Common Stock that may be granted pursuant to an award to any participant in a single fiscal year, as follows. No participant may receive:

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•	options to purchase more than 500,000 shares of Common Stock;

•	more than 500,000 stock appreciation rights;

•	more than 100,000 unrestricted shares of Common Stock;

•	more than 500,000 restricted shares of Common Stock;

•	more than 500,000 restricted stock units; or

•	more than 500,000 performance share units.
Options
Options may be incentive stock options that qualify for favorable tax treatment for the optionee under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or nonqualified stock options not designed to qualify for favorable tax treatment. Incentive stock options may only be granted to employees. Each option agreement will specify the type of option and the date or event when all or any installment of the option is to become exercisable. The Company has historically granted nonqualified options with a four-year vesting period. The option agreement will also specify the term of the option, provided, however, that the term of an option will in no event exceed 10 years from the date of grant. An option agreement may provide for accelerated exercisability in the event of the optionee’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service.
The exercise price of an option may not be less than 100% of the fair market value of Common Stock on the date of grant. Options may not be repriced.
At the Committee’s discretion, the exercise price of an option may be paid with:

•	cash;

•	cash equivalents;

•	the delivery of outstanding shares of Common Stock;

•	the cashless exercise method through a broker;

•	a net exercise method through a broker; or

•	a combination of these methods.
No dividend or dividend equivalent rights shall accrue or be paid with respect to options.
Stock Appreciation Rights
Stock appreciation rights may be granted with such terms and conditions as may be determined by the Committee provided, however, that the term of a stock appreciation right may not exceed 10 years from the date of grant. Each grant will be evidenced by a stock appreciation rights agreement, which will specify the number of shares of Common Stock to which the right pertains. The agreement will also specify the exercise price, the date when all or any installment is to become exercisable and the term of the stock appreciation right. The agreement may provide for accelerated exercisability in the event of the optionee’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service. Stock appreciation rights may be awarded in combination with options, and such an award may provide that the stock appreciation rights will not be exercisable unless the related options are forfeited.
At the Committee’s discretion, upon exercise of a stock appreciation right, the participant (or person having the right to exercise the right after his or her death) will receive:

•	cash;

•	shares of Common Stock; or

•	any combination of both.
The exercise price of a stock appreciation right may not be less than 100% of the fair market value of Common Stock on the date of grant. Stock appreciation rights may not be repriced.
No dividend or dividend equivalent rights shall accrue or be paid with respect to stock appreciation rights.
Unrestricted Shares
Shares not subject to vesting may be awarded for such consideration, consisting of any tangible or intangible property or benefit to the Company, including services performed and contracts for services, as the Committee may determine.
Restricted Shares
Restricted shares may be granted with such terms and conditions as the Committee may determine. These restricted shares may be awarded for such consideration, consisting of any tangible or intangible property or benefit to the Company, including services performed and contracts for services, as the Committee may determine.
Each award of restricted shares will be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the restricted share agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company equal or exceed a target determined in advance by the Committee. A restricted share agreement may provide for accelerated vesting in the event of the recipient’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s service.
The holders of restricted shares will have the voting, dividend and other rights as set forth in their restricted share agreement, and may have the same voting, dividend or other rights as the Company’s other shareholders provided that any dividends accrued on restricted shares shall be held in escrow by the Company and shall only be paid if and when restricted shares vest, in cash or in shares of unrestricted Common Stock having a fair market value equal to the amount of such dividends. Common Stock distributed to the holder of restricted shares on account of a stock split or stock dividend will be subject to restrictions and risk of forfeiture to the same extent as the restricted shares with respect to which such Common Stock has been distributed.
Restricted Stock Units
Restricted stock units may be granted with such terms and conditions as the Committee may determine. Each award of restricted stock units will be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the restricted stock unit agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company exceed a target determined in advance by the Committee. A restricted stock unit agreement may provide for accelerated vesting in the event of the recipient’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s service.

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The holders of restricted stock units will not have voting or dividend rights. Prior to settlement or forfeiture, any restricted stock unit may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right will entitle the holder to be paid an amount in cash or stock equal to the dividends that would have been paid if the restricted stock units had been issued and outstanding shares of Common Stock as of the record date for the payment of dividends, subject to applicable withholding taxes, if and when the restricted stock units vest.
At the discretion of the Committee, settlement of vested units may be made in the form of:

•	cash;

•	shares of Common Stock (unrestricted or restricted shares); or

•	any combination of both.
Performance Share Units
Performance share units may be granted with such terms and conditions as the Committee may determine. Performance share units are designated in shares of Common Stock.
Each award of performance share units will be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the performance share unit agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company exceed a target determined in advance by the Committee. A performance share unit agreement may provide for accelerated vesting in the event of the recipient’s death, disability or retirement and may provide for expiration prior to the end of the performance period in the event of the termination of the recipient’s service.
A holder of performance share units will have no rights to dividends and will not be entitled to vote such units. Prior to settlement or forfeiture, any performance share unit may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right will entitle the holder to receive, if and when the applicable performance share units vest, an amount in cash or stock equal to the dividends that would have been paid if the performance share units had been settled in shares of Common Stock on or before the record date for any dividends declared on the Company’s Common Stock, subject to applicable withholding taxes.
At the discretion of the Committee, settlement of vested performance share units may be made in the form of:

•	cash;

•	shares of Common Stock; or

•	any combination of both.
Change in Control
Under the Plan the vesting and exercisability of the awards will accelerate, in whole or in part, upon (i) a “qualifying termination” within 12 months following (ii) a change in control. A “qualifying termination” means an involuntary, employer-initiated termination without cause or a voluntary termination for good reason. Upon a change in control, the Committee may also allow for a cash payment or for the assumption, substitution or exchange of any or all outstanding awards.

Federal Income Tax Consequences
The tax consequences of the Plan are complex, and the following discussion deals only with general tax principles applicable to the Plan under federal law.
Incentive stock options are options which under certain circumstances and subject to certain tax restrictions, have special tax benefits for employees under the Internal Revenue Code. Nonqualified stock options are options which do not receive such special tax treatment.
When the Committee grants an incentive stock option and when the participant exercises an incentive stock option and acquires Common Stock, the participant realizes no taxable income and the Company can claim no deduction. (However, the differences between the fair market value of the shares upon exercise and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax.) If the participant disposes of the stock before two years from grant or one year from exercise of the incentive stock option (a disqualifying disposition), any gain will be deemed compensation and taxed as ordinary income to the extent of the lesser of:

•	the spread between the option price and the fair market value of the stock at exercise; or

•	the difference between the sale price and the exercise price.
If a disqualifying disposition occurs, the Company can claim a deduction equal to the amount treated as compensation. If one- and two-year holding periods are satisfied, any gain realized when the shares are sold will be treated as capital gain, and the Company will receive no corresponding tax deduction.
When the Committee grants a nonqualified stock option, the participant realizes no taxable income and the Company can claim no deduction. On exercise of a nonqualified stock option, the participant realizes ordinary income to the extent of the spread and the Company can claim a tax deduction for the same amount.
When the Committee grants a stock appreciation right, the participant realizes no taxable income and the Company can claim no deduction. The cash or fair market value of stock received on a stock appreciation right exercise is taxed to the participant at ordinary income rates. The Company can claim a tax deduction in the same amount at such time.
Upon grant of unrestricted shares, the participant realizes ordinary income equal to the fair market value of the Common Stock on the date of grant and the Company can generally claim a tax deduction for the same amount.
Grants of restricted shares are generally not taxable to participants at the time of grant and the Company generally claims no deduction at that time. The Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the stock at the time the restrictions lapse (i.e., at the time the restricted shares vest), unless the participant elects, within thirty days of notification of the award, to recognize the income on the award date, in accordance with Code Section 83(b) (an “83(b) election”). If the participant makes an 83(b) election, the Company receives a corresponding deduction at the time of grant. Any dividends received on restricted shares prior to the date the participant recognizes income on the stock are taxable compensation income when received and the Company is entitled to a corresponding tax deduction at such time.

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The grant of restricted stock units and performance share units generally does not result in taxable income to the participant. Upon vesting, the number of shares issued or cash paid is treated as ordinary income, and the Company is entitled to a corresponding tax deduction at such time.
New Plan Benefits
The Committee has full discretion to determine the number and amount of options, stock appreciation rights, unrestricted and restricted shares, and restricted share units and performance share units to be granted to participants, subject to the annual limitations described on pages 62 and 63. Therefore, the benefits and amounts that will be received by each of the Named Executive Officers, the executive officers as a group, nonemployee directors and all other employees under the Plan are not presently determinable. The fair market value as of the close of trading on March 11, 2020 was $24.03 per share.

Term, Termination and Amendment
The Plan will remain in effect until May 29, 2029, unless earlier terminated by the Board. The Board may, at any time and for any reason, amend the Plan. An amendment of the Plan will be subject to the approval of the Company’s shareholders to the extent required by applicable laws, regulations or rules.

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PROPOSAL 5	APPROVAL OF THE NORDSTROM, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
The Board recommends a vote FOR this proposal.

At the Annual Meeting, Shareholders will be asked to approve the Nordstrom, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”). Shareholder approval of this amendment to the Plan will:

•	increase the maximum number of shares of Common Stock authorized for issuance under the Plan by 3,500,000 shares;

•	revise the definition of eligible compensation to exclude bonus compensation; and

•	increase the maximum contribution rate from ten percent (10%) of eligible compensation to fifteen percent (15%) of eligible compensation.

The Plan offers eligible employees the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions that are applied towards the purchase of Common Stock at a discount from the then-current market price.

The Plan was originally adopted by the Board of Directors (the “Board”) in November 1999 and was approved by our Shareholders in May 2000. On three occasions since the original adoption of the Plan, the Board and the Compensation, People and Culture Committee (the “Committee”) have adopted and put before shareholders for approval amendments to the Plan. Those amendments have addressed changes in law applicable to the Plan and have also increased the number of shares of Common Stock which may be purchased under the Plan to a total of 12,600,000 shares. As of March 11, 2020, out of the authorization of 12,600,000 shares, there were 1,323,615 shares available for future purchase under the Plan. In February 2020, at the recommendation of the Committee, the Board approved the amendment and restatement (collectively, the “Amendment”) of the Plan which, if approved by the Shareholders, will increase the aggregate number of shares of Common Stock that may be purchased under the Plan as of the Record Date by 3,500,000 shares, to a total of 16,100,000 shares.

The primary purpose of the Amendment is to ensure that Nordstrom will have a sufficient reserve of Common Stock available under the Plan to provide eligible employees of the Company and its participating subsidiaries with the continuing opportunity to acquire an ownership interest in the Company through participation in the Plan. In addition, the amendment revises the definition of eligible compensation to remove bonuses and compensation related to vesting of restricted stock units or performance share units and similar items resulting from grants or awards under any stock-based compensation programs. The Committee will determine whether a particular item is included in the definition of eligible compensation. The amended definition provides clarification regarding compensation related to vesting of equity awards that is consistent with the Committee’s historical interpretation of the Plan and administrative practices. Bonuses were eliminated from eligible compensation to simplify administration. To compensate for the elimination of bonus compensation from eligible compensation, the Amendment also increases the maximum contribution rate from ten percent (10%) of eligible compensation to fifteen percent (15%) of eligible compensation.

In addition, the Amendment includes changes designed to: (i) update provisions within the Plan related to the determination of fair market value by reference to the price of the Company’s shares on the NYSE; (ii) clarify the treatment of share purchases under the Plan in the event of the death of a Plan participant; and (iii) make minor clarifying changes to the enrollment process and transferability of interests under the Plan.

The Board also approved amendments to the Plan to require the Company to maintain a record of all participating subsidiaries of the Company for purposes of the Plan, and approved other minor editorial amendments. These administrative changes do not require shareholder approval.

The following is a summary of the principal features of the Plan. This summary is qualified in all respects by reference to the full text of the Plan, which has been filed with the SEC, in amended and restated form, as Appendix C to this Proxy Statement.

Summary of the Plan

Shares of Common Stock are offered under the Plan through a series of consecutive offering periods, each with a maximum duration of six months. Offering periods commence each April 1 and October 1. Purchases occur on the last trading day of each March and September.

With certain exceptions, any eligible employee of the Company or of a participating subsidiary on February 1 who remains an employee through April 1 may participate in the offering period commencing April 1, and any employee of the Company or a participating subsidiary on August 1 who remains an employee through October 1 may participate in the offering period commencing October 1. The price at which the employee may purchase the Common Stock is 90% of the closing price for the Common Stock as reported by the New York Stock Exchange on the day the offering period terminates. An employee may elect to have up to 15% of his or her compensation withheld for the purpose of purchasing Common Stock under the Plan. As of the last day of each offering period, each participant is deemed to have been granted an option to purchase up to the lesser of (i) 1,000 shares or (ii) that whole number of shares determined by dividing the amount of the participant’s compensation withheld during the offering period by 90% of the fair market value of the Common Stock as determined at the end of the offering period.

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Unless the participant elects to withdraw prior to the end of an offering period, each participant who continues to be employed as an employee by the Company or a participating subsidiary as of the end of an offering period is deemed to have exercised the option and purchased on such date the number of shares as may be purchased with the amount of his or her payroll deductions at the offering price (subject to the maximum number covered by his or her option). If employees subscribe to purchase more than the number of shares of Common Stock available during any offering, the available shares are allocated on a pro-rata basis to subscribing employees.

The Board may at any time amend, suspend or terminate the Plan. However, except in connection with certain reorganizations or recapitalizations of the Company, any increase in the aggregate number of shares of Common Stock issuable under the Plan is subject to approval by a vote of the Shareholders. Moreover, the Plan will automatically terminate on the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights.

The Plan is administered by the Committee, which is authorized to make rules and guidelines regarding the administration and interpretation of the Plan and to determine which of the company’s subsidiaries’ employees of the Company may participate in the Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

Federal Income Tax Consequences

The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), which provides that the employee does not have to pay federal income tax with respect to shares purchased under the Plan until he or she sells the shares.

If the employee has owned the shares for more than one year and sells or otherwise disposes of them at least two years after the day the offering period commenced, the employee will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) ten percent (10%) of the market price of the shares on the date the offering period commenced or (ii) the excess of the amount realized on the disposition over the price paid. Any additional gain upon the sale or disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such sale or disposition.

If an employee sells or otherwise disposes of the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the day the offering period commenced, that employee will recognize ordinary income in the year of sale or disposition equal to the difference between the purchase price and the fair market value of the shares on the date of purchase, and the Company will be entitled to an income tax deduction for the same amount for the taxable year in which such disposition occurs. Any additional gain or loss recognized on the sale or disposition of the stock will be short-term or long-term capital gain or loss, depending on how long the employee owned the stock.

New Plan Benefits

Participation in the Plan is entirely within the discretion of the eligible employees of the Company. As a result, the Company cannot forecast the extent of future participation. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Plan.

Recommendation of the Board of Directors

The Board of Directors believes that it is in the best interests of the Company and its Shareholders to approve the Plan in order to provide current and prospective employees of the Company and participating subsidiaries with the continuing opportunity to acquire equity interests in the Company through the Plan, to revise the definition of eligible compensation and to increase the maximum contribution rate from ten percent (10%) of eligible compensation to fifteen percent (15%) of eligible compensation. Therefore, the Board believes that this amendment to the Stock Purchase Plan will advance the interests of the Company’s shareholders. Absent the approval of this Proposal 5, it is anticipated that the reserve of Common Stock available for purchase under the Stock Purchase Plan may be exhausted by the end of 2020, which would, at that time, result in the termination of the Plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership Table
The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by holders of more than 5% of the outstanding shares of Common Stock, by our Directors, by the Named Executive Officers, and by all Directors and Executive Officers of the Company as a group. Except as otherwise noted, all information is as of March 11, 2020.

Name of Beneficial Owner		Amount and Nature of Beneficial Ownership (#)	Percent of Ownership (%)
(a)	Peter E. Nordstrom	3,372,402	2.15
(b)	Erik B. Nordstrom	3,363,762	2.14
(c)	Kenneth J. Worzel	203,914	*
(d)	B. Kevin Turner	44,122	*
(e)	Anne L. Bramman	32,041	*
(f)	Brad D. Smith	29,072	*
(g)	Gordon A. Smith	22,097	*
(h)	Shellye L. Archambeau	22,096	*
(i)	Bradley D. Tilden	17,101	*
(j)	Tanya L. Domier	16,381	*
(k)	Stacy Brown-Philpot	12,744	*
(l)	Edmond Mesrobian	9,203	*
(m)	Kirsten A. Green	5,090	*
(n)	Glenda G. McNeal	5,090	*
	James L. Donald	—	—
	Mark J. Tritton	—	—
(o)	Directors and Executive Officers as a group (21 persons)	8,735,460	5.52

	Greater than 5% Security Holders
(p)	Bruce A. Nordstrom 1617 Sixth Avenue Seattle, Washington 98101-1707	25,241,423	16.14
(q)	Anne E. Gittinger 1617 Sixth Avenue Seattle, Washington 98101-1707	15,403,460	9.85
(r)	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	12,029,304	7.69
(s)	Blackrock, Inc. 55 East 52nd Street New York, NY 10055	8,236,770	5.27

*	Does not exceed 1% of the Company’s outstanding Common Stock.
(a) Peter E. Nordstrom
Amount and nature of beneficial ownership includes:

•	2,471,488 shares owned by him directly, of which 230,000 shares are pledged as collateral for loans and are in compliance with the Company’s policy regarding pledging;

•	33,741 shares held by him in the Company’s 401(k) Plan;

•	484,422 shares that may be acquired by him through stock options exercisable within 60 days after March 11, 2020;

•	175,533 shares owned by his wife individually;

•	463 shares held by his wife in the Company’s 401(k) Plan;

•	49,060 shares held by trusts of which he is the trustee; and

•	157,695 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

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(b) Erik B. Nordstrom
Amount and nature of beneficial ownership includes:

•	2,586,634 shares owned by him directly, of which 457,582 shares are pledged as collateral for loans and are in compliance with the Company’s policy regarding pledging;

•	25,935 shares held by him in the Company’s 401(k) Plan;

•	484,422 shares that may be acquired by him through stock options exercisable within 60 days after March 11, 2020;

•	42,646 shares owned by his wife individually; and

•	224,125 shares held by a trust of which he is the trustee.
(c) Kenneth J. Worzel
Amount and nature of beneficial ownership includes:

•	32,369 shares owned by him directly;

•	5,901 nonvoting stock units held under the Company’s Deferred Compensation Plan;

•	4,544 shares held by him in the Company’s 401(k) Plan; and

•	161,100 shares that may be acquired by him through stock options exercisable within 60 days after March 11, 2020.
(d) B. Kevin Turner
Amount and nature of beneficial ownership includes:

•	44,122 shares owned by him directly.
(e) Anne L. Bramman
Amount and nature of beneficial ownership includes:

•	32,041 shares owned by her directly.
(f) Brad D. Smith
Amount and nature of beneficial ownership includes:

•	29,072 shares held by a family trust, of which he is a trustee and beneficiary.
(g) Gordon A. Smith
Amount and nature of beneficial ownership includes:

•	22,097 shares owned by him directly.
(h) Shellye L. Archambeau
Amount and nature of beneficial ownership includes:

•	6,614 shares owned by her directly; and

•	15,482 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board.
(i) Bradley D. Tilden
Amount and nature of beneficial ownership includes:

•	17,101 shares held by a family trust, of which he is a trustee and beneficiary.
(j) Tanya L. Domier
Amount and nature of beneficial ownership includes:

•	16,381 shares owned by her directly.

(k) Stacy Brown-Philpot
Amount and nature of beneficial ownership includes:

•	3,444 shares owned by her directly; and

•	9,300 nonvoting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board.
(l) Edmond Mesrobian
Amount and nature of beneficial ownership includes:

•	9,203 shares owned by him directly.
(m) Kirsten A. Green
Amount and nature of beneficial ownership includes:

•	5,090 shares owned by her directly.
(n) Glenda M. McNeal
Amount and nature of beneficial ownership includes:

•	5,090 shares owned by her directly.
(o) Directors and Executive Officers as a group (21 persons)
Collectively, the combined amount and nature of beneficial ownership for the Directors and all Executive Officers include:

•	5,950,977 shares owned directly, of which 705,977 shares are pledged as collateral for third party obligations;

•	914,746 shares owned by spouses and trusts of which the respective Director or Executive Officer is a trustee, or a trustee and beneficiary;

•	24,782 nonvoting stock units held by participating Directors under the Directors Deferred Compensation Plan;

•	5,901 nonvoting stock units held by participating Executive Officers under the Nordstrom Deferred Compensation Plan;

•	88,987 shares held by participating Executive Officers and their eligible spouses in the Company’s 401(k) Plan; and

•	1,750,067 shares that may be acquired by the Executive Officers as a group through stock options exercisable within 60 days after March 11, 2020.
(p) Bruce A. Nordstrom
Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2019, the aggregate amount beneficially owned by Mr. Nordstrom includes:

•	18,734,707 shares for which he has sole power to vote or to dispose or to direct disposition; and

•	6,506,716 shares for which he has shared power to vote or to dispose or to direct disposition.
(q) Anne E. Gittinger
Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2019, the aggregate amount beneficially owned by Ms. Gittinger includes:

•	15,403,460 shares for which she has sole power to vote or to dispose or to direct disposition.

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(r) The Vanguard Group
Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2019, the aggregate amount beneficially owned by The Vanguard Group includes:

•	11,836,181 shares for which it has sole power to vote or to dispose or to direct disposition; and

•	193,123 shares for which it has shared power to dispose or to direct disposition.

(s) Blackrock, Inc.
Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2019, the aggregate amount beneficially owned by Blackrock, Inc. includes:

•	7,062,827 shares for which it has sole power to vote; and

•	8,236,770 shares for which it has sole power to dispose or to direct disposition.

Delinquent Section 16(a) Reports
Based upon a review of reports filed with the SEC and written representations that no other reports were required, the Company believes that during the fiscal year ended February 1, 2020 all of our Directors, Executive Officers and owners of in excess of 10% of Common Stock complied with the filing requirements of Section 16(a) of the Exchange Act, except that Shellye Archambeau and Stacy Brown-Philpot each filed one report on Form 4 late relating to a deferred dividend payment to the Director’s Deferred Compensation Plan.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval Process
We maintain policies and procedures regarding the identification, review and approval of related party transactions. In compliance with SEC rules, the Corporate Governance and Nominating Committee reviews and approves or disapproves any transaction or series of related transactions in which: (1) the amount involved exceeds $120,000, (2) the Company or any of its subsidiaries is a participant, and (3) a related party (a Director or Executive Officer of the Company, any nominee for director, any greater than 5% shareholders and any immediate family member of such persons) has a direct or indirect material interest. When considering a transaction, the Committee will review all relevant factors, including the Company’s rationale for entering into a related party transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case if the transaction were entered with a third party, and the potential of an actual or apparent conflict of interest. After reviewing the information, the Committee will approve or ratify the transaction or transactions only if the Committee determines that the transaction is reasonable and fair to the Company.
Related Party Transactions
Property Sublease. The Company leases a parcel of land from King County, Washington at the King County International Airport and operates its flight department from that location. The size of the Company’s flight department is such that the Company does not require access to or use of the entire parcel, and is able to sublease a portion of the property to Hangar Three LLC (“LLC”) without affecting the Company’s flight operations. LLC is owned by the estate of Blake W. Nordstrom, James F. Nordstrom, Jr. and John N. Nordstrom. LLC constructed a hangar for storage of the owners’ personal aircraft on the subleased property. All architectural, project management and construction costs for the hangar, utilities and landscaping improvements were borne by LLC and not by the Company. Upon expiration or termination of the sublease, the hangar improvements will be surrendered to the Company. The material terms of the sublease are as follows:

•
The current sublease carries a term through July 2020, with the Company having the right to terminate it at any time upon 90 days’ notice to LLC, and payment to LLC of the unamortized portion of the construction cost of the hangar.

•
LLC pays the Company a monthly base rent and estimated real estate tax in the form of reimbursement to the Company of its pro-rata share of ground rent paid by the Company under the primary lease with King County, currently $10,999 per month.

•
LLC also pays the Company additional rent in the form of reimbursement to the Company of its pro-rata share of maintenance costs of the common areas, currently $900 per month, plus a monthly management fee of $135.

•	In total, LLC paid the Company rent of $145,407 during the fiscal year ended February 1, 2020.
OTHER MATTERS
The Board knows of no other matters that will be presented at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting or any convening or reconvening of the Annual Meeting upon an adjournment or postponement of the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

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2021 ANNUAL MEETING OF SHAREHOLDERS INFORMATION
Requirements and Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders
If a shareholder wants the Company to include a shareholder proposal in our Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (“Exchange Act”), our Corporate Secretary must receive the proposal at our principal executive offices no later than December 8, 2020. Any such proposal must comply with all the requirements of Rule 14a-8.
Under our Bylaws, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these advance-notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Corporate Secretary of the Company at our principal executive offices. We must receive notice as follows:

•
We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Assuming that the Annual Meeting is held on schedule, we must receive notice pertaining to the 2021 Annual Meeting of Shareholders no earlier than January 20, 2021 and no later than February 19, 2021.

•
However, if we hold the 2021 Annual Meeting of Shareholders on a date that is not within 30 days before or after such anniversary date, we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

•
If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than ten days following the day on which notice of the annual meeting was mailed to shareholders.

Our Bylaws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Any notice (other than a proposal pursuant to Rule 14a-8) that is received after the times specified herein for proposed items of business will be considered untimely under Rule 14a-4c under the Exchange Act. The persons named in the proxy for the meeting may exercise their discretionary voting power with respect to all such matters, including voting against them. All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act, must comply with the requirements of the Company’s Bylaws. You may obtain a copy of the Company’s Bylaws at no cost from the Company’s Corporate Secretary or online at investor.nordstrom.com by selecting the Corporate Governance item in the Investor Relations drop-down menu. The contact information for the Company’s Corporate Secretary is on page 76.

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FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.	Why am I receiving these materials?
The Company has made these materials available to you on the internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a shareholder of Nordstrom, Inc. as of March 11, 2020, the Record Date, and were entitled to receive notice of the 2020 Annual Meeting of Shareholders and to vote on matters that will be presented at the Annual Meeting.

2.	What items will be voted on at the Annual Meeting?

Shareholders will vote on the following matters at the Annual Meeting:		Board Recommendation:	Page Reference (for more detail):
Proposal 1	To elect 11 Director nominees named in this Proxy Statement to the Board to serve until the 2021 Annual Meeting of Shareholders	FOR each Director Nominee	19
Proposal 2	To ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm to serve for the 2021 fiscal year	FOR	25
Proposal 3	To conduct an advisory vote regarding the compensation of our Named Executive Officers	FOR	59
Proposal 4	To approve an amendment to the Nordstrom, Inc. 2019 Equity Incentive Plan	FOR	61
Proposal 5	To approve the Nordstrom, Inc. Amended and Restated Employee Stock Purchase Plan	FOR	66
Other	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof

3.	What is the date and time of the Annual Meeting?

Date and Time:	May 20, 2020 at 3:00 p.m. Pacific Daylight Time	Virtual Meeting Access:	virtualshareholdermeeting.com/JWN2020
This Proxy Statement was first mailed to shareholders on or about April 7, 2020. It is furnished in connection with the solicitation of proxies by the Board of Directors of Nordstrom, Inc. to be voted during the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting.

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy during the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary prior to or during the Annual Meeting or by timely executing and delivering, by internet, telephone, or mail, another proxy dated as of a later date.

4.	How do I participate in the Meeting?
This year’s Annual Meeting will be accessible through the internet. We have adopted a virtual format for our Annual Meeting to make participation accessible for shareholders from any geographic location with internet connectivity. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all shareholders regardless of their location. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your shares of Company stock.
You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 11, 2020, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting at virtualshareholdermeeting.com/JWN2020, you must enter the 16-digit control number found next to the label “Control Number” for postal mail recipients or within the body of the email sending you the Proxy Statement.
Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. You may log on to proxyvote.com and enter your Control Number.
This year’s shareholders question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at proxyvote.com after logging in with your Control Number. Questions may be submitted during the Annual Meeting through virtualshareholdermeeting.com/JWN2020. We will post questions and answers if applicable to Nordstrom’s business on the Nordstrom Investor Relations website shortly after the meeting.

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We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on May 20, 2020. If you have difficulty accessing the meeting, please call (800)

586-1548 (toll free) or (303) 562-9288 (international). We will have technicians available to assist you.

5.	Why did I receive a Notice instead of a full set of proxy materials? How can I access the proxy materials online?
We are furnishing proxy materials to our shareholders primarily via the internet as many of our shareholders prefer that method. By doing so, we increase the convenience of our proxy materials, reduce the environmental impact of our Annual Meeting, and save costs. On or about April 7, 2020, we mailed a Notice of internet Availability of Proxy Materials (the “Notice”) to our shareholders who had not previously requested printed materials.

The Notice contains instructions about how to access our proxy materials and vote online. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously chosen to receive our proxy materials electronically, you will receive access to these materials via email unless you elect otherwise.

6.	What is a proxy and what is the purpose of this Proxy Statement?
If you designate another person to vote your shares, that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. If you vote online or complete the proxy card enclosed with the materials sent by mail to give us your proxy, you will have designated Anne L. Bramman, our Chief Financial Officer, and

Ann Munson Steines, our General Counsel and Corporate Secretary, as your proxies to vote your shares as you have directed. This Proxy Statement provides information about the matters to be voted on by shareholders at the Annual Meeting, along with other information regarding the governance of the Company, including our Board Committee structure and executive compensation.

7.	What is the difference between a shareholder of record and a street name shareholder?
Many Company shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held as a shareholder of record and those held in street name.

•
Shareholders of record: If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “shareholder of record” or a “registered shareholder,” and the Notice or proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

•
Street name shareholders: If your shares are held in a stock brokerage account or by a bank, trustee or nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or proxy materials are being forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record. As the street name shareholder you have the right to direct your broker, bank or other holder of record on how to vote your shares and you are invited to attend the Annual Meeting. Your broker, bank, trustee or nominee is obligated to provide you with a voting instruction form for you to use.

8.	How do I cast my vote?
We encourage you to vote on the internet or by telephone. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote on the internet or by telephone, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. The method by which you vote your proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person.
Shareholders of record: The internet and telephone voting procedures are designed to verify that you are a shareholder of record by using a control number and allowing you to confirm that your voting instructions have been properly recorded. Internet and telephone voting for shareholders of record are available 24 hours a day. You can vote by any of the following methods:

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	Vote in Advance of the Meeting	Vote Online During the Meeting

Vote your shares at proxyvote.com, until 11:59 p.m. Eastern Daylight Time on May 19, 2020.
To vote at the Annual Meeting, log in at virtualshareholdermeeting.com/JWN2020. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. If you are the beneficial owner of shares held through a broker, or other nominee, please follow the instructions provided by your broker, trustee or nominee.

Have available your Notice of Internet Availability or proxy card for the 16-digit Control Number needed to vote.

Call the toll-free number listed on your proxy card until 11:59 p.m. Eastern Daylight Time on May 19, 2020.

*	Sign, date and return the enclosed proxy card or voting instruction form.
Street name shareholders: You may vote by the method explained on the proxy card or the information you receive from the bank, broker or other record holder. If you are a street name shareholder, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote in person at the Annual Meeting.
Shareholders holding shares invested in the Company’s 401(k) Plan: If you participate in the Company’s 401(k) Plan, the number of shares of Common Stock in your account as of the Record Date are reflected on your proxy notice and may be voted as described above for shareholders of record. However, if your vote on those shares is not received by 11:59 p.m. Eastern Daylight Time on May 16, 2020, then the Company’s Retirement Committee will vote those shares in the same proportion as all other 401(k) Plan shares that have been voted.
Shareholders holding shares purchased through the Company’s Employee Stock Purchase Plan: If you hold Common Stock that you acquired through the Company’s Employee Stock Purchase Plan, you are the beneficial owner of those shares and your shares may be voted as described above for street name shareholders.

9.	What does it mean if I receive more than one Notice or package of proxy materials?
This means that you have multiple accounts holding Nordstrom shares. These may include: accounts with our transfer agent, Computershare; shares held in the Nordstrom 401(k) Plan or purchased through the Employee Stock Purchase Plan; and accounts with a broker, bank or other holder of record. Please vote all Notices, voting instruction forms and proxy cards that you receive to ensure that all of your shares are voted.

10.	What is a quorum and what is the voting requirement to approve each of the proposals?
We will have a quorum and will be able to conduct the business of the Annual Meeting if at least 78,173,084 shares, a majority of the outstanding shares of Common Stock as of the Record Date, are present at the Annual Meeting, either in person or by proxy. Your shares will be counted toward the number needed for a quorum if you: (i) vote on the internet or by telephone; (ii) submit a valid proxy card or voting instruction form; or (iii) in the case of a shareholder of record, attend the Annual Meeting and vote your shares in person.

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To elect directors and adopt the other proposals, the following votes are required:

Proposal	Vote Required	Discretionary Voting Allowed?
Election of Directors	Majority of Votes Cast	No
Ratification of the Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes
Advisory Vote Regarding Executive Compensation	Majority of Votes Cast	No
Approval of an Amendment to the Nordstrom, Inc. 2019 Equity Incentive Plan	Majority of Votes Cast	No
Approval of the Nordstrom, Inc. Amended and Restated Employee Stock Purchase Plan	Majority of Votes Cast	No
Under Washington corporation law and our Articles of Incorporation and Bylaws, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “for” or “against” a particular proposal, whether by proxy or in person. Broker nonvotes (broker nonvotes and discretionary voting are explained in the answer to Question 13.) and abstentions are not considered “votes cast” and have no effect on the proposals.

•
Election of Directors; Majority Vote Policy: In the election of Directors, the Company has adopted a majority voting standard as described in more detail on page 13 under Director Elections. Because this is an uncontested election, an incumbent director nominee will be elected if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee. If a director nominee does not receive the requisite votes, that Director’s term will end on the date on which an individual is selected by the Board to fill the position held by such Director or 90 days after the date the election results are determined, whichever occurs first. You may vote “for,” “against” or “abstain” with respect to the election of each nominee.

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Ratification of the Appointment of Independent Registered Public Accounting Firm: Under the Company’s Bylaws, the votes cast “for” must exceed the votes cast “against” to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2021. You may vote “for,” “against” or “abstain” on this proposal.

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Advisory Vote Regarding Executive Compensation: The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the Company’s executive compensation program. You may vote “for,” “against” or “abstain” on this proposal.

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Approval an amendment to the Nordstrom, Inc. 2019 Equity Incentive Plan and approval of the Nordstrom, Inc. Amended and Restated Employee Stock Purchase Plan: Under the Company’s Bylaws, the votes cast “for” must exceed the votes cast “against” to approve such measures. You may vote “for,” “against” or “abstain” on each of these proposals.

11.	Can I change my mind after I vote?
Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:

•	voting again on the internet or by telephone prior to the Annual Meeting; or

•	signing another proxy card with a later date and mailing it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, prior to the Annual Meeting; or

•	delivering your proxy or casting a ballot during the meeting.

12.	What if I do not return my proxy card or voting instruction form or do not provide voting instructions?

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Shareholders of record: If you are a registered shareholder and do not vote by internet or phone or return your voted proxy card, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted for the ratification of Deloitte, but not on any of the other proposals.

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Street name shareholders: If you are a beneficial owner whose shares are held by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares for the ratification of Deloitte even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory vote regarding executive compensation or on any shareholder proposal without instructions from you, in which case a broker nonvote will occur. Since shares that constitute broker nonvotes will not be included in vote totals and have no effect on the outcome of the election of Directors, the advisory vote regarding executive compensation or any other matters properly brought before the meeting, it is important that you instruct your broker on how to vote your shares.

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Shareholders with shares invested in the Company’s 401(k) Plan: If your vote of shares held through the Company’s 401(k) Plan is not received by 11:59 p.m. Eastern Daylight Time on May 16, 2020, then the Company’s Retirement Committee will vote your shares in the same proportion as shares that have been voted in the 401(k) Plan. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted by the Retirement Committee “for” all proposals. If any additional proposals are properly presented at the Annual Meeting and any adjournment thereof, the Retirement Committee will vote on the additional proposals in accordance with its discretion.

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13.	Will abstentions or broker nonvotes affect the voting results?
If you abstain from voting on a proposal, or if a broker or bank indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, but will have no effect on the other proposals to be considered at the Annual Meeting since these actions do not represent votes cast by shareholders.

14.	Who will count the vote?
Broadridge Investor Communication Services (“Broadridge”) was appointed by the Board to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at broadridge.com. Proxies and ballots that identify the votes of individual shareholders are kept confidential from the Company’s management and Directors. Only Broadridge, as the proxy tabulator and the Inspector of Election, has access to the ballots, proxy forms and voting instructions. Broadridge will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

15.	Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish final results on a current report on Form 8-K within four business days of the Annual Meeting. The Form 8-K will be available online under the “SEC Filings” tab at investor.nordstrom.com.

16.	Who will bear the cost of this proxy solicitation?
The Company will bear the cost of this proxy solicitation, including reimbursing banks and brokers for reasonable expenses of sending out proxy materials to street name shareholders.

17.	What if I have additional questions that are not addressed here?
You may call Nordstrom Investor Relations at 206-303-3200, e-mail Investor Relations at invrelations@nordstrom.com, or call the Corporate Secretary’s Office at 206-373-4381.

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Appendix A	Reconciliation of GAAP and Non-GAAP Financial Measures

Incentive Adjusted Earnings Before Interest and Income Tax Expense (“Incentive Adjusted EBIT”) and Incentive Adjusted Return on Invested Capital (“Incentive Adjusted ROIC”)
We believe that Incentive Adjusted ROIC is a useful financial measure for investors in evaluating the efficiency and effectiveness of the capital we have invested in our business to generate returns over time. In addition, we have incorporated it in our executive incentive measures and we believe it is an important indicator of shareholders’ return over the long term.
For 2019, income statement activity for adjusted net operating profit and balance sheet amounts for average invested capital are measured under the Accounting Standards Update 2018-11, Leases (“Lease Standard”) and the remaining years disclosed are under the previous lease standard. Under the previous lease standard, we estimated the value of our operating leases as if they met the criteria for capital leases or we had purchased the properties. This provided additional supplemental information that estimated the investment in our operating leases. Estimated depreciation on capitalized operating leases and average estimated asset base of capitalized operating leases are not calculated in accordance with, nor an alternative for, generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for our results as reported under GAAP.
Incentive Adjusted EBIT represents net earnings before income tax expense, interest expense and interest income, and contemplates non-operating related adjustments. We define Incentive Adjusted ROIC as our adjusted net operating profit after tax divided by our average invested capital. These metrics are not measures of financial performance under GAAP and should be considered in addition to, and not as a substitute for, return on assets, net earnings, total assets or other GAAP financial measures. Our method of determining non-GAAP financial measures may differ from other companies’ methods and therefore may not be comparable to those used by other companies. The financial measures calculated under GAAP which are most directly comparable to Incentive Adjusted EBIT and Incentive Adjusted ROIC are net earnings and return on assets. The following is a reconciliation of return on assets to Incentive Adjusted ROIC:

	12 Fiscal Months Ended
($ in millions)	February 1, 2020	February 2, 2019	February 3, 2018	January 28, 2017	January 30, 2016
Net earnings	$496	$564	$437	$354	$600
Add: income tax expense	186	169	353	330	376
Add: interest expense, net	102	104	136	121	125
Earnings before interest and income tax expense	784	837	926	805	1,101
Add: non-operating related adjustments	24	72	26	271	145
Incentive Adjusted EBIT	808	909	952	1,076	1,246
Add: interest income	10	15	5	1	—
Incentive Adjusted ROIC earnings before interest and income tax expense	818	924	957	1,077	1,246
Add: operating lease interest(a)	101	—	—	—	—
Add: rent expense, net	—	251	250	202	176
Less: estimated depreciation on capitalized operating leases(b)	—	(134)	(133)	(108)	(94)
Adjusted net operating profit	919	1,041	1,074	1,171	1,328
Less: estimated income tax expense	(244)	(248)	(480)	(444)	(512)
Adjusted net operating profit after tax	$675	$793	$594	$727	$816
Average total assets	$9,765	$8,282	$8,055	$7,917	$9,076
Add: average estimated asset base of capitalized operating leases(b)	—	2,018	1,805	1,512	1,236
Less: average deferred property incentives and deferred rent liability	—	(616)	(644)	(644)	(548)
Less: average deferred property incentives in excess of right-of-use assets(c)	(307)	—	—	—	—
Less: average non-interest-bearing current liabilities	(3,439)	(3,479)	(3,261)	(3,012)	(2,993)
Add: non-operating related adjustments	—	4	3	90	623
Average invested capital	$6,019	$6,209	$5,958	$5,863	$7,394
Return on assets	5.1%	6.8%	5.4%	4.5%	6.6%
Incentive Adjusted ROIC	11.2%	12.8%	10.0%	12.4%	11.0%
(a) As a result of the adoption of the Lease Standard, we add back the operating lease interest to reflect how we manage our business. Operating lease interest is a component of operating lease cost recorded in occupancy costs and is calculated in accordance with the Lease Standard.
(b) Capitalized operating leases is our best estimate of the asset base we would record for our leases that are classified as operating under the previous lease standard if they had met the criteria for a finance lease or we had purchased the property. The asset base for each quarter is calculated as the trailing four quarters of rent expense multiplied by eight, a commonly used method to estimate the asset base we would record for our capitalized operating leases.
(c) For leases with property incentives that exceed the right-of-use assets, we reclassify the amount from assets to other current liabilities and other liabilities. As a result of the adoption of the Lease Standard, we reduce average total assets, as this better reflects how we manage our business.

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Appendix B	Nordstrom, Inc. 2019 Equity Incentive Plan (As Amended)

ARTICLE 1	Introduction
The purpose of the Plan is to promote the long-term success of the Company and its Subsidiaries. Specific objectives are intended to encourage the attraction and retention of Employees and Nonemployee Directors, focus such individuals’ results on the Company’s critical, long-range goals and align such individuals’ interests with those of the Company’s shareholders.
The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute incentive stock options (ISOs), for employees only, or nonqualified stock options (NSOs)), stock appreciation rights (SARs), Unrestricted Shares, Restricted Shares, Restricted Stock Units and Performance Share Units.
The Plan replaces the Nordstrom, Inc. 2010 Equity Incentive Plan (as amended and restated February 16, 2017) and the Nordstrom, Inc. 2002 Nonemployee Director Stock Incentive Plan (as amended on November 14, 2007).

ARTICLE 2	Administration
2.1    Committee Composition. The Compensation Committee shall administer the Plan.
2.2    Committee Responsibilities. The Committee, in its absolute and sole discretion, shall (a) select the Employees and Nonemployee Directors who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee may delegate its authority hereunder to one or more Subcommittees or Company officers, to the extent permitted under the Code, applicable laws and regulations and any applicable exchange rules; actions taken by any Subcommittee or officers shall be subject to review by the full Committee. The Committee’s determinations under the Plan shall be final and binding on all persons.
2.3    Committee for Non-Officer/Non-Director Awards. The Board may also appoint a secondary committee of the Board or one or more senior executive officers of the Company to administer the Plan with respect to Employees who are not considered officers or Directors of the Company under Section 16 of the Exchange Act. That committee or senior executive officer may grant Awards under the Plan to such Employees and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee or senior executive officer, as the case may be.
2.4    Compensation Department Powers and Duties. Until such time as the Committee shall modify, revoke or rescind such authority, the Company’s Compensation department, or any successor department within the Company, regardless of name, has the powers and duties set forth below. Determinations made by the Compensation department (or other department) under this Section 2.4 shall be final and binding on all persons, but may, in the Committee’s absolute and sole discretion, be reviewed by the Committee. The powers and duties delegated by the Committee hereunder are to:
(a)    work with Plan service providers to ensure the effective administration of the Plan;
(b)    determine whether a Participant’s disability, as defined by a qualified medical professional acceptable to the Company’s Compensation department (or other department), qualifies as Disability as defined under the Plan; and
(c)    perform any and all tasks, duties, and responsibilities delegated by the Company or the Committee.
The Company’s Compensation department has authority to interpret the terms of the Plan and any Award in carrying out the powers and duties as set forth above.

ARTICLE 3	Shares Available for Awards and General Vesting Requirements
3.1    Basic Limitation. Shares issued pursuant to the Plan shall be authorized but unissued shares. The aggregate number of Shares available for Awards of Options, SARs, Unrestricted Shares, Restricted Shares, Restricted Stock Units or Performance Share Units granted under the Plan shall not exceed (a) 24,500,000 ~~9,500,000~~ Shares plus (b) the additional shares of Common Stock described in Section 3.3. The limitations of this Section 3.1 and Sections 3.2 and 3.3 shall be subject to adjustment pursuant to Article 12. The aggregate number of Shares available for issuance as Plan Awards shall be reduced by 1.6 (one point six) Shares for each Share delivered in settlement of any Award of Unrestricted Shares, Restricted Shares, Restricted Stock Units, Performance Share Units, dividends, or dividend equivalents, and by 1 (one) Share for each Share delivered in settlement of any Option Award or SAR. Awards that are required to be settled in cash will not reduce the number of Shares available for delivery under the Plan.

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3.2    Additional Shares. If any Shares covered by an Award of Options, SARs, Restricted Shares, Restricted Stock Units or Performance Share Units terminate, lapse or are forfeited or cancelled, or such Award is otherwise settled without the delivery of the full number of Shares underlying the Award, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become, available for issuance under the Plan; provided, however, that Shares (a) delivered in payment of the exercise price of an Award, (b) not issued upon the net settlement or net exercise of SARs, (c) delivered to or withheld by the Company to pay withholding taxes related to an Award, or (d) purchased in the open market using option proceeds, shall not become available again for issuance under this Plan. Shares that again become available for issuance under the Plan pursuant to this Section 3.2 shall be added to the number of Shares available under Section 3.1 in the same ratios as applied to them at the time they were originally granted (e.g., 1.6 (one point six) Shares for each Share attributable to previously granted Awards of Restricted Shares, Restricted Stock Units or Performance Share Units and 1 (one) Share for each Share attributable to previously granted Option Awards or SARs).
3.3    Additional Shares from Prior Plan. Shares available for issuance under the Plan shall be increased by any shares of Common Stock subject to outstanding Awards under the Prior Plans on the effective date of the Plan, May 23, 2019, that later cease to be subject to such Awards for any reason other than the exercise, or vesting of such Awards (as the case may be), or any amounts withheld from such Awards by the Company for taxes on the Awards, which Shares shall, as of the date such Shares cease to be subject to such Awards, cease to be available for grant and issuance under the Prior Plans, but shall be available for issuance under the Plan under Section 3.1. Shares that become available for issuance under the Plan pursuant to this Section 3.3, shall become available for issuance under the Plan in such amount as they previously reduced the number of Shares available for issuance under the Prior Plans.
3.4    General Vesting Requirements. Awards granted under the Plan shall vest no earlier than the first anniversary of the date of grant. Notwithstanding the previous sentence, the Committee may grant Awards representing up to an aggregate maximum of five percent (5%) of the available Share reserve authorized for issuance under the Plan pursuant to Section 3.1 (subject to adjustment under Section 3.3) without regard to the foregoing minimum vesting requirement.

ARTICLE 4	Eligibility
4.1    Awards. Employees and Nonemployee Directors shall be eligible for the grant of Awards of NSOs, SARs, Unrestricted Shares, Restricted Shares, Restricted Stock Units or Performance Share Units.
4.2    Incentive Stock Options. Only Employees who are common-law employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

ARTICLE 5	Options
Options granted under the Plan are subject to the following terms and conditions:
5.1    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an NSO or an ISO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
5.2    Number of Shares. Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option, which shall be subject to adjustment in accordance with Article 12. Options granted to any Employee in a single fiscal year of the Company shall not cover more than 500,000 shares of Common Stock. Holders of Options shall have no right to dividend equivalents and prior to exercise, no rights to dividends. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.
5.3    Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.
5.4    Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable, subject to Section 3.4. The Stock Option Agreement shall also specify the term of the Option; provided that the term shall in no event exceed ten (10) years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s Disability, death or Retirement and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be granted in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

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5.5    Effect of Change in Control. In the event that the Optionee experiences a Qualifying Termination within twelve (12) months following a Change in Control then, unless (i) the Committee shall have previously made provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all of such Option for the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Company’s Common Stock in connection with the Change in Control, or (ii) the Option would otherwise continue in accordance with its terms notwithstanding the occurrence of the Change in Control, such Option shall automatically become fully vested and exercisable. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of exercisability may be required pursuant to Article 12.
5.6    Dividend Rights. No dividends or dividend equivalent rights shall be paid or accrued with respect to Options.

ARTICLE 6	Payments For Option Shares
6.1    General Rule. The entire Exercise Price of shares of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Common Stock are purchased, except as follows:
(a)    In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.
(b)    In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.
6.2    Stock Swap. To the extent specifically provided in an Option Agreement, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date when the new shares of Common Stock are purchased under the Plan.
6.3    Exercise/Sale. To the extent that this Section 6.3 is applicable and to the extent so provided in the Stock Option Agreement, all or any part of the Exercise Price and any withholding taxes may be paid by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) Net Exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee.

ARTICLE 7	Stock Appreciation Rights
SARs granted under the Plan are subject to the following terms and conditions:
7.1    SAR Agreement. Each SAR granted under the Plan shall be evidenced by an SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.
7.2    Number of Shares. Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 12. SARs granted to any Participant in a single calendar year shall in no event pertain to more than 500,000 shares of Common Stock. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.
7.3    Exercise Price. Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price under an SAR shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.
7.4    Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable, subject to Section 3.4. The SAR Agreement shall also specify the term of the SAR; provided, however, that the term shall in no event exceed ten (10) years from the date of grant. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s Disability, death or Retirement and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be granted in combination with Options, and such an SAR Agreement may provide that the SARs will not be exercisable unless the related Options are forfeited.

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7.5    Effect of Change in Control. In the event that the Participant experiences a Qualifying Termination within twelve (12) months following a Change in Control then, unless (i) the Committee shall have previously made provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all of such SAR for the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Company’s Common Stock in connection with the Change in Control, or (ii) the SAR would otherwise continue in accordance with its terms notwithstanding the occurrence of the Change in Control, such SAR shall automatically become fully vested and exercisable. In addition, acceleration of exercisability may be required pursuant to Article 12.
7.6    Exercise of SARs. Upon exercise of an SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) shares of Common Stock, (b) cash or (c) a combination of shares of Common Stock and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of shares of Common Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the SARs exceeds the Exercise Price.
7.7    Dividend Rights. No dividends or dividend equivalent rights shall be paid or accrued with respect to SARS.

ARTICLE 8	Unrestricted Shares
Unrestricted Shares granted under the Plan are subject to the following terms and conditions:
8.1    Unrestricted Shares. Unrestricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. In no event shall the number of Unrestricted Shares that are granted to any Participant in a single fiscal year exceed 100,000 shares of Common Stock, subject to adjustment in accordance with Article 12 or together with all other Awards the limits set forth in Section 3.4.
8.2    Payment for Awards. Unrestricted Shares may be granted under the Plan for such consideration consisting of any tangible or intangible property or benefit to the Company as the Committee may determine, including cash, services performed and contracts for services to be performed.

ARTICLE 9	Restricted Shares
Restricted Shares granted under the Plan are subject to the following terms and conditions:
9.1    Restricted Share Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical. In no event shall the number of Restricted Shares which are granted to any Participant in a single fiscal year exceed 500,000 shares of Common Stock, subject to adjustment in accordance with Article 12.
9.2    Payment for Awards. Restricted Shares may be granted under the Plan for such consideration consisting of any tangible or intangible property or benefit to the Company as the Committee may determine, including cash, services performed and contracts for services to be performed.
9.3    Vesting Conditions. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement, subject to Section 3.4. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a Performance Cycle equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the Performance Criteria.
If the Participant’s employment with the Company or Subsidiary is terminated before the end of a Performance Cycle for any reason other than Disability, death or Retirement, the Participant shall forfeit all rights with respect to any Restricted Shares that were being earned during the Performance Cycle. The Committee, in its absolute and sole discretion, may establish guidelines providing that if a Participant’s employment is terminated before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant shall be entitled to a prorated payment with respect to any Restricted Shares that were being earned during the Performance Cycle, as determined at the end of such Performance Cycle. A Restricted Share Agreement may provide for accelerated service-based vesting in the event of the Participant’s Disability, death or Retirement (provided that, with respect to accelerated vesting in the event of Retirement, such Restricted Share Agreement shall comply with the requirements of Code Section 409A and include specific provisions regarding any tax withholding requirements, as required). Notwithstanding the foregoing, in the event that the Participant experiences a Qualifying Termination within twelve (12) months following a Change in Control, then unless (i) the Committee shall have previously made provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all of such Restricted Shares for the cash, securities, or property deliverable to the holder of any or all outstanding share-based Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Company’s Common Stock in connection with the Change in Control; or (ii) the Restricted Share Agreement would otherwise continue in accordance with its terms notwithstanding the occurrence

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of the Change in Control, such Restricted Shares shall automatically vest upon the date of such Qualifying Termination at such amount as would have been earned if the original payment date(s) of the Restricted Shares had been the date of the Qualifying Termination, or if such payment is indeterminable then one hundred percent (100%) of such Restricted Shares will vest and any restrictions thereon shall lapse at the time of such Change in Control.
9.4    Voting and Dividend Rights. The holders of Restricted Shares granted under the Plan shall have the voting, dividend and other rights as set forth in their Restricted Share Agreement, and may have the same voting, dividend and other rights as the Company’s other shareholders. Any dividends paid on Restricted Shares shall not be paid at the dividend payment date and shall only be paid if and when Restricted Shares vest, in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends. Common Stock distributed in connection with a stock split or stock dividend, and distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Common Stock has been distributed.

ARTICLE 10	Restricted Stock Units
Restricted Stock Units granted under the Plan are subject to the following terms and conditions:
10.1    Restricted Stock Units. Restricted Stock Units are designated in shares of Common Stock.
10.2    Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms of the applicable Restricted Stock Unit Agreement that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical. In no event shall the number of Restricted Stock Units which are granted to any Participant in a single fiscal year pertain to more than 500,000 shares of Common Stock, subject to adjustment in accordance with Article 12.
10.3    Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.
10.4    Vesting Conditions. Each Award of Restricted Stock Units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement, subject to Section 3.4. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a Performance Cycle equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the Performance Criteria.
If the Participant’s employment with the Company or Subsidiary is terminated before the end of a Performance Cycle for any reason other than Disability, death or Retirement, the Participant shall forfeit all rights with respect to any Restricted Stock Units that were being earned during that Performance Cycle. The Committee, in its absolute and sole discretion, may establish guidelines providing that if a Participant’s employment is terminated before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant shall be entitled to a prorated payment with respect to any shares of Restricted Stock Units that were being earned during the Performance Cycle, as determined at the end of such Performance Cycle. A Restricted Stock Unit Agreement may provide for accelerated service-based vesting in the event of the Participant’s Disability, death or Retirement (provided that, with respect to accelerated vesting in the event of Retirement, such Restricted Stock Unit Agreement’s accelerated vesting provisions shall comply with the requirements of Code Section 409A). Notwithstanding anything to the contrary contained in the foregoing, in the event that the Participant experiences a Qualifying Termination within twelve (12) months following a Change in Control then unless (i) the Committee shall have previously made provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all of such Restricted Stock Units for the cash, securities, or property deliverable to the holder of any or all outstanding share-based Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Company’s Common Stock in connection with the Change in Control; or (ii) the award of Restricted Stock Units would otherwise continue in accordance with its terms notwithstanding the occurrence of the Change in Control, such Restricted Stock Units shall automatically vest upon the date of such Qualifying Termination at such amount as would have been earned if the original payment date(s) of the Restricted Stock Units had been the date of the Qualifying Termination, or if such payment is indeterminable then one hundred percent (100%) of such Restricted Stock Units will vest and any restrictions thereon shall lapse at the time of such Change in Control.
10.5    Dividend Rights. Shares underlying an Award of Restricted Stock Units shall not be entitled to dividends and shall be entitled to dividend equivalents with respect to such Restricted Stock Units only as set forth under a Restricted Stock Unit Agreement and in compliance with this Section 10.5. If a Restricted Stock Unit Agreement includes rights to dividend equivalents, an amount equal to the dividends that would have been paid if the Restricted Stock Units had been issued and outstanding shares of Common Stock on or before the record date for any declared dividend shall be paid to the holder of such Restricted Stock Units, in cash or stock, subject to applicable withholding taxes, only if and when the Restricted Stock Units vest. Any dividend equivalents payable pursuant to this Section 10.5 shall be paid no later than March 1 of the calendar year after the calendar year in which the underlying Restricted Stock Units vest as provided in the applicable Restricted Stock Unit Agreement.

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10.6    Form and Time of Settlement of Restricted Stock Unit Awards. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) shares of Common Stock or (c) any combination of both, as determined by the Committee. For the avoidance of doubt, settlement of vested Restricted Stock Units in shares of Common Stock shall not be considered an Award of Unrestricted Shares under Article 8. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days. Vested Restricted Stock Units shall be settled in a lump sum before the later of (i) two and one half (2 1/2) months after the end of the Company’s fiscal year during which all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed or (ii) March 15 following the calendar year in which all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article 12.
10.7    Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

ARTICLE 11	Performance Share Units
Performance Share Units granted under the Plan are subject to the following terms and conditions:
11.1    Performance Share Units. Performance Share Units are designated in shares of Common Stock.
11.2    Agreement. Each grant of Performance Share Units under the Plan shall be evidenced by an Agreement between the recipient and the Company, shall be subject to all applicable terms of the Plan, and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Performance Share Unit Agreements entered into under the Plan need not be identical. Performance Share Units may be granted in consideration of a reduction in the recipient’s other compensation.
11.3    Payment for Awards. To the extent that an Award is granted in the form of Performance Share Units, no cash consideration shall be required of the Award recipients.
11.4    Vesting Conditions. Each Award of Performance Share Units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Performance Share Unit Agreement, subject to Section 3.4. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a Performance Cycle equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the Performance Criteria.
In no event shall the number of Performance Share Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed 500,000, subject to adjustment in accordance with Article 12.
If the Participant’s employment with the Company or Subsidiary is terminated before the date that Performance Share Units vest, the Participant shall forfeit all rights with respect to any unvested Performance Share Units. However, with respect to Performance Share Units subject to performance-based vesting conditions, the Committee, in its absolute and sole discretion at the time an Award of Performance Share Units is made, may establish guidelines providing that if a Participant’s employment is terminated before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant shall be entitled to a prorated payment with respect to any Performance Share Units that were being earned during the Performance Cycle, as determined at the end of such Performance Cycle. A Performance Share Unit Agreement may provide for accelerated service-based vesting in the event of a Participant’s Disability, death or Retirement (provided, in the case of Retirement, that such Performance Share Unit Agreement’s accelerated vesting provisions shall comply with the requirements of Code Section 409A). Notwithstanding anything to the contrary contained in the foregoing, in the event that the Participant experiences a Qualifying Termination within twelve (12) months following a Change in Control then unless (i) the Committee shall have previously made provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all of such Performance Share Units for the cash, securities, or property deliverable to the holder of any or all outstanding share-based Awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Company’s Common Stock in connection with the Change in Control; or (ii) the award of Performance Share Units would otherwise continue in accordance with its terms notwithstanding the occurrence of the Change in Control, such Performance Share Units shall automatically vest upon the date of such Qualifying Termination at such amount as would have been earned if the original payment date of the Performance Shares Units had been the date of the Qualifying Termination, or if such payment is indeterminable then one hundred percent (100%) of such Performance Share Units will vest and any restrictions thereon shall lapse at the time of such Change in Control. In addition, acceleration of vesting may be required pursuant to Article 12.
11.5    Dividend Rights. Shares underlying an Award of Performance Share Units shall not be entitled to dividends and shall be entitled to dividend equivalents with respect to such Performance Share Units only as set forth under a Performance Share Unit Agreement and in compliance with this Section 11.5. If a Performance Share Unit Agreement includes rights to dividend equivalents, an amount equal to the dividends that would have been paid if the Performance Share Units had been settled shares of Common Stock on or before the record date for any declared dividend shall be paid to the holder of such Performance Share Units, in cash or stock, subject to applicable withholding taxes, only if and when such Performance Share Units actually vest and are settled in shares of Common Stock. Any dividend equivalents payable pursuant to this Section 11.5 shall be paid no later than March 1 of the calendar year after the calendar year in which the underlying Performance Share Units vest as provided in the applicable Performance Share Unit Agreement.

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11.6    Form and Time of Settlement of Units. Settlement of vested Performance Share Units may be made in the form of (a) cash, (b) shares of Common Stock or (c) any combination of both, as determined by the Committee. For the avoidance of doubt, settlement of vested Performance Share Units in shares of Common Stock shall not be considered an Award of Unrestricted Shares under Article 8. Methods of converting Performance Share Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days. Vested Performance Share Units shall be settled in a lump sum by the last day of the calendar year in which all vesting conditions applicable to the Performance Share Units have been satisfied or have lapsed. Until an Award of Performance Share Units is settled, the number of such Share Units shall be subject to adjustment pursuant to Article 12.
11.7    Creditors’ Rights. A holder of Performance Share Units shall have no rights other than those of a general creditor of the Company. Performance Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Performance Share Unit Agreement.

ARTICLE 12	Protection Against Dilution
12.1    Modification or Assumption of Awards. Except in connection with a corporate transaction involving the Company (a “Strategic Transaction” which shall include, without limitation any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares or the sale of all or substantially all of the Company’s assets), the terms of outstanding Awards may not be amended to reduce any exercise price associated with such Awards or to cancel any outstanding Awards in exchange for cash, other Awards or other securities with an exercise price that is less than the exercise price of the original Awards without shareholder approval. The foregoing and the provisions of this Article 12 notwithstanding, no modification of an Award shall, without the consent of the Award recipient, alter or impair his or her rights or obligations under such Award.
12.2    Adjustments. Upon or in contemplation of any Strategic Transaction, the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:
(a)    proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any or all outstanding Awards, or (v) the performance standards appropriate to any or all outstanding Awards, or
(b)    make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the outstanding shares of Common Stock upon or in respect of such event.
For the avoidance of doubt, this Article 12 does not apply to normal cash dividends with respect to Company Stock other than extraordinary dividends or to stock issued in lieu of such dividends. The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess, if any, of the per share amount payable upon or in respect of such event over the grant price of the Award, unless otherwise provided in, or by authorized amendment to, the Award or provided in another applicable agreement with the Participant. With respect to any ISO, in the absolute and sole discretion of the Committee, the adjustment may be made in a manner that would cause the Option to cease to qualify as an ISO.
12.3    Dissolution or Liquidation. To the extent not previously exercised, settled or assumed, Options, SARs, and Performance Share Units shall terminate immediately prior to the dissolution or liquidation of the Company.

ARTICLE 13	Awards Under Other Plans
The Company may grant Awards under other equity plans or programs. Such Awards may be settled in the form of shares of Common Stock issued under this Plan.

ARTICLE 14	Limitation on Rights
14.1    Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Nonemployee Director. The Company and its Subsidiaries reserve the right to terminate the Service of any Employee or Nonemployee Director at any time, with or without cause, subject to applicable laws, the Company’s Restated Articles of Incorporation and Bylaws and a written employment agreement (if any).

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14.2    Shareholders’ Rights. Unless otherwise provided in this Plan or in any Award, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any shares of Common Stock covered by his or her Award prior to the time when a stock certificate for such shares of Common Stock is issued or, if applicable, the time when he or she becomes entitled to receive such shares of Common Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for normal cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
14.3    Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Common Stock related to their registration, qualification or listing or to an exemption from registration, qualification or listing.
14.4    Compliance with Code Section 409A. Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in a manner that results in compliance with Section 409A, Department of Treasury regulations, and other interpretive guidance under Section 409A. Notwithstanding any provision of the Plan or an Award to the contrary, if the Committee determines that any Award does not comply with Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without consent of the Participant) or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary and appropriate to (a) exempt the Plan and the Award from application of Code Section 409A and/or preserve the intended tax treatment of amounts payable with respect to the Award, or (b) comply with the requirements of Code Section 409A.
14.5    Clawback Policy. Each award issued under the Plan is subject to the Company’s clawback policy, which is amended from time to time.
14.6    Transferability. Except in the context of death of a Participant, or as otherwise required by law, or as approved by the Committee for no consideration, Awards issued under the Plan may not be transferred to any third party.
14.7    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington, without giving effect to any conflicts of laws principles.

ARTICLE 15	Withholding Taxes
15.1    General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Common Stock or make any cash payment under the Plan until such obligations are satisfied.
15.2    Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their Fair Market Value on the date when they are withheld or surrendered, and shall be deemed to have been issued for purposes of identifying any shares which may become available for grant pursuant to Section 3.3 above.

ARTICLE 16	Future of the Plan
16.1    Term of the Plan. The Plan, as set forth herein, became effective on the date of shareholder approval, May 23, 2019, and shall remain in effect for a period of ten (10) years unless earlier terminated under Section 16.2.
16.2    Amendment or Termination. The Board may, at any time and for any reason, amend, alter or terminate the Plan. Notwithstanding the foregoing and except as provided in Section 14.4, no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s express written consent. An amendment of the Plan shall be subject to the approval of the Company’s shareholders for any amendment that would (a) require shareholder approval in order to satisfy the applicable requirements of Code section 422, or other applicable laws, regulations or rules, including but not limited to any stock exchange rules; (b) increase amounts payable under the Plan to Participants (provided that shareholder approval shall not be required for increases that are not material and do not require such approval under applicable law or stock exchange rules); (c) increase the number of shares of Common Stock authorized to be issued under the Plan; (d) permit the repurchase by the Company of any outstanding Awards with an Exercise Price greater than the then-current Fair Market Value of Common Stock; or (e) modify the Plan’s eligibility provisions. No Awards shall be granted under the Plan after the termination thereof.

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ARTICLE 17	Definitions
17.1    “Award” means any grant of an Option, an SAR, an Unrestricted Share, a Restricted Share, a Restricted Stock Unit or a Performance Share Unit under the Plan.
17.2    “Award Agreement” means the written agreement between the Company and the recipient that contains the terms, conditions and restrictions pertaining to a particular Award.
17.3    “Board” means the Company’s Board of Directors, as constituted from time to time.
17.4    “Cause” means (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Parent or Subsidiary employing the Participant) may consider as grounds for the discharge of the Participant without Cause.
17.5    “Change in Control” means the happening of any of the following:
(a)    the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization in excess of fifty percent (50%) of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;
(b)    the sale, transfer or other disposition of all or substantially all of the Company’s assets;
(c)    a change in the composition of the Board as a result of which fewer than fifty percent (50%) of the incumbent Directors are Directors who either (i) had been Directors of the Company on the date twenty-four (24) months prior to the date of the event that may constitute a Change in Control (the “original Directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original Directors who were still in office at the time of the election or nomination and the Directors whose election or nomination was previously so approved, but excluding, for this purpose, any such Director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or
(d)    any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least thirty percent (30%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary and (ii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
17.6    “Code” means the Internal Revenue Code of 1986, as amended.
17.7    “Committee” means the Compensation Committee of the Company’s Board.
17.8    “Common Stock” means shares of the common stock of the Company.
17.9    “Company” means Nordstrom, Inc., a Washington corporation.
17.10    “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
17.11    “Employee” means a common-law employee of the Company, a Parent or a Subsidiary.
17.12    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
17.13    “Exercise Price,” in the case of an Option, means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Common Stock in determining the amount payable upon exercise of such SAR.

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17.14    “Fair Market Value” means the market price of a share of Common Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the closing price on the date of the Award as reported by the New York Stock Exchange, or the primary exchange or quotation system on which the Common Stock is then trading. Such determination shall be conclusive and binding on all persons.
17.15    “Good Reason” means the occurrence of one or more of the following without the Participant’s express written consent and within twelve (12) months following a Change in Control:
(a)    a material diminution in the Participant’s base salary;
(b)    a material diminution in the Participant’s authority, duties, or responsibilities;
(c)    a material change in the geographic location at which the Participant must perform his or her services to a place that is more than fifty (50) miles from where the Participant was based immediately prior to the Change in Control; and
(d)    any other action or inaction that constitutes a material breach by the Company of this Plan with respect to a Participant’s Award.
The event or events described above shall constitute Good Reason only if the Company (or the Parent or Subsidiary employing the Participant) fails to cure such event or events within ninety (90) days after receipt from the Participant of written notice of the event or events which constitutes Good Reason. Such notice must be provided to the Company (or the Parent or Subsidiary employing the Participant) and must provide a reasonably detailed description of the facts that the Participant believes constitute a Good Reason event. Good Reason shall cease to exist for an event on the ninetieth (90th) day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given written notice to the Company thereof prior to such date.
17.16    “ISO” means an incentive stock option described in Section 422(b) of the Code.
17.17    “Net Exercise” means in lieu of exercising an Option for cash, the Optionee may elect to receive shares equal to the value of the Option (or the portion thereof being exercised) by surrender of the Option. The Company shall issue to such Optionee a number of shares of Common Stock computed using the following formula:
X = Y (A - B)
A
Where
X =    The number of shares to be issued to the Optionee pursuant to the Net Exercise.
Y =    The number of shares purchasable under this Option or, if only a portion of the Option is being exercised, the portion of the Option being cancelled (at the date of such calculation).
A =    The fair market value of one (1) share (at the date of such calculation).
B =    The Exercise Price (as adjusted to the date of such calculations).
17.18    “NSO” means a stock option not described in Sections 422 or 423 of the Code.
17.19    “Nonemployee Director” means a member of the Company’s Board or the Board of Directors of a Subsidiary who is not an Employee. Service as a Nonemployee Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.
17.20    “Option” means an NSO or an ISO granted under Article 5 of the Plan and entitling the holder to purchase shares of Common Stock pursuant to an Award.
17.21    “Optionee” means an individual or estate who holds an Option.
17.22    “Participant” means an individual or estate who holds an Award.
17.23    “Performance Criteria” shall mean a specified percentage or quantitative level in one or more of the following performance measures:
(a)    the Company’s shareholder return as compared with any designated industry or other comparator group;
(b)     the trading price of the Company’s common stock;
(c)    the results of operations, such as sales, earnings, net income (before or after taxes), cash flow, return on assets, same-store sales, economic profit, or return on investment (including return on equity, return on capital employed, or return on assets);

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(d)    earnings before or after taxes, interest, depreciation and/or amortization, and including /excluding capital gains and losses;
(e)    other financial results, such as profit margins, operational efficiency, expense reduction, or asset management goals; and
(f)    the internal or external market share of a product or line of products.
Each of the foregoing performance measures may be based on the performance of the Company generally, in the absolute or in relation to its peers, or the performance of a particular Participant, department, business unit, subsidiary, or other segment to which a particular Participant is assigned. The Committee may establish different performance measures and milestones for individual Participants or groups of Participants. For each Participant, each performance measure will be weighted to reflect its relative significance to the Company for the Performance Cycle.
Except as otherwise specified in an individual Award, applicable performance measures shall be adjusted to exclude the following items that occur during a given Performance Cycle:
(i)    Extraordinary, unusual or non-recurring items of gain or loss;
(ii)    Gains or losses on the disposition of a business, a segment of a business, or significant assets outside the ordinary course of business;
(iii)    Changes in tax or accounting standards, principles, regulations or laws;
(iv)    The effect of a merger or acquisition, including all financial results derived therefrom during the period from the merger or acquisition date through the end of the Performance Cycle in which the merger or acquisition occurred;
(v)    Gains or losses due to non-cash adjustments which relate to the valuation of long-term assets rather than current-year performance (including but not necessarily limited to gain or loss recognized for store closures, lease terminations, pension adjustments and mark to market adjustments); and
(vi)     The impact of other similar occurrences outside of the Company’s core, on-going business activities (including but not necessarily limited to litigation or tax reserves, financing activities, foreign exchange rate fluctuations and restructuring charges).
In all other respects, performance measures comprising Performance Criteria for an Award shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles (GAAP), or under a non-GAAP methodology established by the Committee prior to the issuance of an Award. The method of calculating performance measurements shall be consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of the Company’s annual report.
17.24    “Performance Cycle” means a predetermined period of time, not less than one year, over which Performance Criteria will be measured with respect to an Award
17.25    “Performance Share Unit” means a bookkeeping entry representing the equivalent of one (1) share of Common Stock, as granted under the Plan pursuant to an Award.
17.26    “Performance Share Unit Agreement” means the written agreement between the Company and the recipient of a Performance Share Unit that contains the terms, conditions and restrictions pertaining to such Performance Share Unit.
17.27     “Plan” means this Nordstrom, Inc. 2019 Equity Incentive Plan, as amended from time to time.
17.28    “Prior Plans” mean the Nordstrom 2010 Equity Incentive Plan and 2004 Equity Incentive Plan, as subsequently amended in 2007 and 2008.
17.29    “Qualifying Termination” means (a) the Participant’s employment is involuntarily terminated by the Company (or the Parent or Subsidiary employing the Participant) without Cause, or (b) the Participant terminates employment from the Company (or the Parent or Subsidiary employing the Participant) for Good Reason. The twelve-month period will be extended by one (1) additional month if the thirty-day cure period in Section 17.15 is triggered in the eleventh or twelfth month following a Change in Control. It is intended that any Qualifying Termination shall be an “involuntary Separation from Service,” as that term is defined in Treasury Regulation Section 1.409A-1(n).
17.30    “Restricted Share” means a share of Common Stock granted under Article 9 pursuant to an Award, with such restrictions as set forth in the applicable Restricted Share Agreement.
17.31    “Restricted Stock Unit” means a right granted under Article 10 to receive Common Stock or cash at the end of a specified deferral period pursuant to an Award, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain performance goals).
17.32    “Restricted Share Agreement” means the written agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

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17.33    “Restricted Stock Unit Agreement” means the written agreement between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.
17.34    “Retirement” means Participant’s termination from Service on or after his or her Retirement Date.
17.35    “Retirement Date” shall have the meaning as set forth in a particular Award Agreement.
17.36    “SAR” means a stock appreciation right granted under Article 7 of the Plan pursuant to an Award.
17.37    “SAR Agreement” means the written agreement between the Company and a Participant that contains the terms, conditions and restrictions pertaining to his or her SAR.
17.38    “Service” means service as an Employee or Nonemployee Director.
17.39    “Stock Option Agreement” means the written agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.
17.40    “Subcommittee” means a separate committee established by and consisting of members of the Committee.
17.41    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
17.42    “Unrestricted Share” means a share of Common Stock granted under Article 8 of the Plan pursuant to an Award.

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APPENDIX C	Nordstrom, Inc. Amended and Restated Employee Stock Purchase Plan

SECTION 1.        PURPOSE OF THE PLAN.

The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under Section 423 of the Code. The Plan was originally adopted by the Company’s Board of Directors in November of 1999, and was approved by the Company’s shareholders in May of 2000. The Plan was subsequently amended in several respects and was completely restated in 2005, 2006, 2008, and 2011. This 2020 Restatement increases the authorized number of shares of Stock under the Plan, revises the definition of eligible compensation, increases the maximum contribution rate from ten percent (10%) of eligible compensation to fifteen percent (15%) of eligible compensation and incorporates Amendment 2016-1. The 2020 Restatement is effective for Offering Periods beginning on and after April 1, 2020.

SECTION 2.        ADMINISTRATION OF THE PLAN.

(a)    Committee Composition. The Plan shall be administered by the Committee.

(b)    Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 3.        ENROLLMENT AND PARTICIPATION.

(a)    Offering Periods. While the Plan is in effect, two Offering Periods shall commence in each calendar year. Offering Periods shall consist of the six-month periods commencing on each April 1 and October 1.

(b)    Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by completing the enrollment process prescribed for this purpose by the Committee.

(c)    Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she (1) ceases to be an Eligible Employee, (2) withdraws from the Plan under Section 5(a), or (3) reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 8(b). A Participant who withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.

SECTION 4.        EMPLOYEE CONTRIBUTIONS.

(a)    Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur during the Offering Period on the Compensation payment date while a Participant is in the Plan.

(b)    Amount of Payroll Deductions. An Eligible Employee shall designate in the enrollment process the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than one percent (1%) or more than fifteen percent (15%).

(c)    Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding, he or she may do so by notifying the Company using the process prescribed for this purpose by the Committee. The new withholding rate shall be effective as soon as reasonably practicable after such notification by the Company.

(d)    Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so at any time by using the process prescribed for this purpose by the Committee. Payroll withholding shall cease as soon as reasonably practicable after such notification. (In addition, employee contributions may be discontinued automatically pursuant to Section 8(b).) A Participant who has discontinued employee contributions may resume such contributions by using the process prescribed for this purpose by the Committee. Payroll withholding shall resume as soon as reasonably practicable after such notification.

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SECTION 5.        WITHDRAWAL FROM THE PLAN.

(a)    Withdrawal. A Participant may elect to withdraw from the Plan by using the process and timing prescribed for this purpose by the Committee. As soon as reasonably practicable after the effective date of a Participant’s withdrawal, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b)    Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(b). Re‑enrollment may be effective only at the commencement of an Offering Period.

SECTION 6.        CHANGE IN EMPLOYMENT STATUS.

(a)    Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b)    Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on an approved leave of absence. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c)    Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid in the same manner as his or her final paycheck from the Company. Any shares of Stock held by the broker designated by the Committee pursuant to Section 7(e) shall be paid or delivered to a beneficiary or beneficiaries designated by the Participant pursuant to the relevant rules established by the broker with respect to the brokerage account.

SECTION 7.        PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a)    Plan Accounts. A Plan Account shall be maintained in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b)    Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be ninety percent (90%) of the Fair Market Value of such share on the last trading day in such Offering Period.

(c)    Number of Shares Purchased. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than one thousand (1,000) shares of Stock with respect to any Offering Period nor more than the amounts of Stock set forth in Sections 8(b) and 13(a). Any fractional share, as calculated under this Subsection (c), shall be rounded down to the next lower whole share.

(d)    Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e)    Issuance of Stock. Certificates representing shares of Stock purchased by a Participant under the Plan shall be held for each Participant’s benefit by a broker designated by the Committee for the Plan. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property. A Participant may elect the following with respect to such shares, in accordance with and subject to the process prescribed for this purpose by the Committee:

i)that the Stock certificates be issued to him or her in exchange for the whole shares held within the Participant’s Account, or

ii)that shares held within the Participant’s Account be transferred to an appropriate broker designated by the Participant.

Each Participant shall be required to notify the Company in the event of the sale or disposition of any of such shares. For purposes of the previous sentence, the term “disposition” shall have the meaning prescribed under Section 424(c)(1) of the Code.

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(f)    Unused Cash Balances. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for a fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8(b) or Section 13(a) shall be refunded to the Participant in cash, without interest.

(g)    Shareholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s shareholders have approved the adoption of the Plan.

SECTION 8.        LIMITATIONS ON STOCK OWNERSHIP.

(a)    Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing 5% or more of the total combined voting power or value (determined under Code Section 423) of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i)    Ownership of stock shall be determined after applying the attribution rules of Section 424(d) of the Code;

(ii)    Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii)    For purposes of applying subsection (ii), each Participant shall be deemed to have the right or option to purchase one thousand (1,000) shares of Stock under this Plan with respect to each Offering Period.

(b)    Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

(i)    In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year under this Plan.

(ii)    In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under this Plan in the current calendar year and in the immediately preceding calendar year.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 9.        RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10.    NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11.    NO RIGHTS AS A SHAREHOLDER.

A Participant shall have no rights as a shareholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 12.    SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

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SECTION 13.    STOCK OFFERED UNDER THE PLAN.

(a)    Authorized Shares. Effective for Offering Periods commencing on and after April 1, 2020, the aggregate authorized number of shares of Stock available for purchase under the Plan is increased by three million five hundred thousand (3,500,000) shares, conditioned on approval of the increase by the Company’s shareholders within 12 months after the Board approves the increase. If the shareholders approve the increase, the aggregate authorized number of shares of Stock available for purchase under the Plan shall equal sixteen million one hundred thousand (16,100,000) shares, subject to adjustment pursuant to this Section 13. Previously, the aggregate authorized number of shares of Stock available for purchase under the Plan was twelve million six hundred thousand (12,600,000) shares. In the event the increase is not timely approved by the Company’s shareholders, the aggregate authorized number of shares of Stock available for purchase under the Plan shall remain at 12,600,000 shares.

(b)    Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the one thousand (1,000) share limitation described in Section 7(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s shareholders or a similar event.

(c)    Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 7, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14.    AMENDMENT OR DISCONTINUANCE.

The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Any amendment that increases the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the shareholders of the Company within 12 months before, or 12 months after, the Board’s adoption of the amendment. In addition, any other amendment of the Plan shall be subject to approval by a vote of the shareholders of the Company to the extent required by an applicable law or regulation. To the extent an amendment does not require shareholder or Board approval (as described above), the Committee shall have the authority to make technical and administrative amendments to the Plan for the sole purpose of carrying out its administrative responsibilities under the Plan.

SECTION 15.    DEFINITIONS.

(a)    “Board” means the Board of Directors of the Company, as constituted from time to time.

(b)    “Code” means the Internal Revenue Code of 1986, as amended.

(c)    “Committee” means the Compensation, People and Culture Committee of the Board.

(d)    “Company” means Nordstrom, Inc., a Washington corporation.

(e)    “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under Section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, bonuses, moving or relocation allowances, cost-of-living equalization payments, reimbursement and expense allowances, imputed income, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, restricted stock unit or performance share unit vests and similar items (such as amounts resulting from grants or awards under any stock-based compensation program). The Committee shall determine whether a particular item is included in Compensation.

(f)    “Corporate Reorganization” means:

(i)    The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(ii)    The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(g)    “Eligible Employee” means any common-law employee who is employed by a Participating Company on February 1 or August 1. The following are excluded from the definition of an Eligible Employee:

(i)    any individual whose participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her:

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(ii)     any employee who is covered by a collective bargaining agreement, if the collective bargaining agreement excludes the employee (or the bargaining unit of which the employee is a member) from participation in the Plan; and

(iii)    to the extent permitted by Code Section 423, any individual designated by a Participating Company as an independent contractor, even if the individual later is determined by a court of competent jurisdiction to be a common law employee of a Participating Company.

(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)    “Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i)    If Stock was traded on The Nasdaq National Market on the date in question, then the Fair Market Value shall be equal to the last sale price quoted for such date by The Nasdaq National Market;

(ii)    If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

(iii)    If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

(j)    “Offering Period” means a six-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a).

(k)    “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(b). Only Eligible Employees may become Participants in this Plan.

(l)    “Participating Company” means (i) the Company, (ii) each Subsidiary that is a Participating Company as of February 1, 2020, and (iii) each present or future Subsidiary that is affirmatively designated by the Committee as a Participating Company after February 1, 2020. Except as provided in the preceding sentence, no other Subsidiary shall be a Participating Company. The Committee is authorized to change a present or future Subsidiary’s designation as a Participating Company at any time without additional shareholder approval. The Company will maintain a record of all Participating Companies.

(m)    “Plan” means this Nordstrom, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

(n)    “Plan Account” means the account established for each Participant pursuant to Section 7(a).

(o)    “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

(p)    “Stock” means the Common Stock of the Company, no par value per share.

(q)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

C-5 NORDSTROM, INC. - 2020 Proxy Statement

NORDSTROM CARES

Our corporate social responsibility work continues to evolve as we strive to leave our world better than we found it. We're committed to supporting our communities and respecting the environment. Here are some of the ways we've tried to make a difference in 2019.

ACHIEVED

100% pay equity

FOR EMPLOYEES OF **ALL GENDERS AND RACES.**

HELPED CUSTOMERS DONATE OVER **26 TONS OF CLOTHING** SINCE 2017.

SUSTAINABLE STYLE ON NORDSTROM.COM OFFERS SUSTAINABLE AND SOCIALLY CONSCIOUS GOODS.

SUPPORT NEARLY 400 NONPROFITS THAT **EMPOWER YOUTH AND CARE FOR CHILDREN AND FAMILIES.**

DONATED **$1 million** TO NONPROFITS THAT EMPOWER YOUTH THROUGH TREASURE & BOND SALES—**OVER $5 MILLION SINCE 2014.**

SET GOAL:

produce 90%

OF NORDSTROM MADE PRODUCTS IN **FACTORIES THAT EMPOWER WOMEN BY 2025.**

JOINED G7 FASHION PACT: 56 FASHION COMPANIES WORKING TO REDUCE THEIR IMPACT ON CLIMATE, BIODIVERSITY AND OCEANS.

To learn more about our corporate responsibility strategy and efforts, please see our 2019 report, which will be available on nordstromcares.com this summer.

MIX Paper from responsible sources FSC® C102835 www.fsc.org

RECYCLING IS ALWAYS IN STYLE.

Learn more about our sustainability efforts at nordstromcares.com.

©2020 Nordstrom, Inc. All rights reserved. Printed in the USA. 448260000

investor.nordstrom.com #NORDSTROM

NORDSTROM

NORDSTROM, INC.
C/O CORPORATE SECRETARY
1617 6TH AVENUE
SEATTLE, WA 98101

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before the Annual Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 16, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to **www.virtualshareholdermeeting.com/JWN2020**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59p.m. Eastern Time on May 19, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 16, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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D10342-P34040 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NORDSTROM, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Shellye L. Archambeau	☐	☐	☐
1b. Stacy Brown-Philpot	☐	☐	☐
1c. Tanya L. Domier	☐	☐	☐
1d. James L. Donald	☐	☐	☐
1e. Kirsten A. Green	☐	☐	☐
1f. Glenda G. McNeal	☐	☐	☐
1g. Erik B. Nordstrom	☐	☐	☐
1h. Peter E. Nordstrom	☐	☐	☐
1i. Brad D. Smith	☐	☐	☐
1j. Bradley D. Tilden	☐	☐	☐
1k. Mark J. Tritton	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5.	For	Against	Abstain
2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
3. ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION.	☐	☐	☐
4. APPROVAL OF AN AMENDMENT TO THE NORDSTROM, INC. 2019 EQUITY INCENTIVE PLAN.	☐	☐	☐
5. APPROVAL OF THE NORDSTROM, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting and at any convening or reconvening of the meeting following a postponement or adjournment of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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